AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 2004
                                           REGISTRATION STATEMENT NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                         JCP&L TRANSITION FUNDING II LLC
             (Exact name of registrant as specified in its charter)

            DELAWARE                                          [______________]
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)
                                ----------------
                         C/O FIRSTENERGY SERVICE COMPANY
                              76 SOUTH MAIN STREET
                             AKRON, OHIO 44308-1890
                                 (330) 384-5100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                                ----------------
                             LEILA L. VESPOLI, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                                FIRSTENERGY CORP.
                              76 SOUTH MAIN STREET
                             AKRON, OHIO 44308-1890
                                 (330) 384-5800
        (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                 WITH COPIES TO:
DOUGLAS E. DAVIDSON, ESQ.                                LUCAS F. TORRES, ESQ.
 THELEN REID & PRIEST LLP                                PILLSBURY WINTHROP LLP
     875 THIRD AVENUE                                        1540 BROADWAY
 NEW YORK, NEW YORK 10022                               NEW YORK, NEW YORK 10036
      (212) 603-2000                                         212-858-1000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                                ----------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                     CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE     OFFERING PRICE        AGGREGATE           AMOUNT OF
        TO BE REGISTERED              REGISTERED       PER UNIT (1)       OFFERING PRICE    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Transition Bonds                      $1,000,000           100%             $1,000,000           $126.70
=============================================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

The information in this preliminary prospectus supplement and the accompanying preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. Neither this preliminary prospectus supplement nor the accompanying preliminary prospectus is an offer to sell nor do they seek an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

                 Subject to Completion. Dated April   , 2004.
           Prospectus Supplement to Prospectus dated         , 2004.

                                        $
                         JCP&L TRANSITION FUNDING II LLC
                                     ISSUER

                      JERSEY CENTRAL POWER & LIGHT COMPANY
                               SELLER AND SERVICER

                         Transition Bonds, Series 2004-A

                                 --------------

     The Issuer will pay interest on the Series 2004-A transition bonds on _______ and ________ of each year. The first such payment will be made on
_______. The Series 2004-A transition bonds will be issued only in denominations of $1,000 and integral multiples of $1,000.

     The series 2004-A transition bonds are highly structured. There currently is no secondary market for the series 2004-A transition bonds, and there is no assurance that one will develop.

     [The issuer has applied to have the class __ transition bonds listed on the Luxembourg Stock Exchange but we cannot assure that these transition bonds will be listed on the Luxembourg Stock Exchange or any other stock exchange. The issuer will not apply to have any other class of the series 2004-A transition bonds listed on any stock exchange.]

     The series 2004-A transition bonds represent obligations only of JCP&L Transition Funding II LLC, which is the issuer, and are backed only by the assets of the issuer, consisting primarily of the bondable transition property, which includes the right to recover from customers, through a transition bond charge, amounts from which the payments on the series 2004-A transition bonds will be made, as described further in this prospectus supplement and the accompanying prospectus. None of Jersey Central Power & Light Company, referred to as "JCP&L", its parent, FirstEnergy Corp., or any of their respective affiliates, other than the issuer, is liable for payments on the series 2004-A transition bonds.

     See ["RISK FACTORS RELATING TO SERIES 2004-A FLOATING RATE TRANSITION BONDS" beginning on page [ ] in this prospectus supplement and] "Risk Factors" beginning on page [ ] in the accompanying prospectus to read about factors you should consider before buying the series 2004-A transition bonds.

                                 --------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS

SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

                                                                              EXPECTED
                            INITIAL                               PROCEEDS    FINAL      LEGAL FINAL
                 INTEREST   PRINCIPAL              UNDERWRITING   TO ISSUER   PAYMENT    MATURITY
                 RATE       AMOUNT      PRICE(%)   DISCOUNTS(%)   (1)(2)      DATE       DATE
                 ----       ------      --------   ------------   ------      ----       ----
Class [ ]              %    $                 %              %
Class [ ]              %    $                 %              %
Class [ ]              %    $                 %              %

--------------
(1)  Before payment of fees and expenses.

(2) The total price to the public is $[    ] and the amount of the underwriting
discounts and other fees is $[    ]. The total amount of proceeds before
deduction of expenses (estimated to be $[    ]) is $[    ].

                                 --------------

     The underwriters expect to deliver the series 2004-A transition bonds through the facilities of The Depository Trust Company against payment in New
York, New York on        , 2004.


                                 [UNDERWRITERS]

                                 --------------


                    Prospectus Supplement dated       , 2004.

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     This prospectus supplement and the accompanying prospectus provide information about the issuer and JCP&L, including terms and conditions that apply to the transition bonds. The specific terms of this series of transition bonds, the series 2004-A transition bonds, are contained in this prospectus supplement. The terms that apply to all series of transition bonds appear in the accompanying prospectus. You should read both of these documents in full before buying the transition bonds.

     We have included cross-references to captions in these materials where you can find further related discussions. Cross-references may be contained in the introductory sections that will direct you elsewhere in this prospectus supplement or the accompanying prospectus for a more detailed description of a particular topic. You can also find references to key topics listed in the Table of Contents on the preceding page and on pages (i)-(vi) of the accompanying prospectus. Attached to the accompanying prospectus is a glossary of terms which indicates where you may find definitions of significant terms used in this prospectus supplement and the accompanying prospectus.

     You should rely only on information on the transition bonds provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

                                  INTRODUCTION

THE ISSUER OF THE SERIES      JCP&L Transition Funding II LLC, a Delaware
2004-A TRANSITION BONDS:      limited liability company and a direct
                              wholly-owned subsidiary of JCP&L.


ISSUER'S ADDRESS:             [                   ]


ISSUER'S TELEPHONE NUMBER:    [               ]

SELLER OF THE BONDABLE        JCP&L is a public utility providing retail
TRANSITION PROPERTY:          electric service within a territory located in
                              northern, western and east central New Jersey having a population of approximately 2.7 million.
                              JCP&L is a subsidiary of FirstEnergy Corp., a holding company registered under the Public
                              Utility Holding Company Act of 1935.


SELLER'S ADDRESS:             76 South Main Street
                              Akron, Ohio 44308-1890

SELLER'S TELEPHONE NUMBER:    (330) 384-5100

SERVICER OF THE BONDABLE      JCP&L will act as servicer of the bondable
TRANSITION PROPERTY:          transition property.

                              JCP&L will be entitled to a servicing fee of [0.125%] per year of the initial principal balance of the transition bonds, which the servicer may withhold on a quarterly basis from transition bond charge collections. If JCP&L is replaced by a successor servicer, the successor servicer may be paid a servicing fee of up to [1.25]% per year of the initial principal balance of the transition bonds.

TRUSTEE:                      [                   ]

MINIMUM DENOMINATION:         $1,000, except for one transition bond of each
                              class which may be of a smaller denomination.


                       THE SERIES 2004-A TRANSITION BONDS

     The series 2004-A transition bonds will be issued under and secured pursuant to the indenture between the issuer and the trustee, as supplemented for each series of transition bonds issued by the issuer. The following summary does not purport to be complete and is qualified by reference to the terms and provisions of the indenture and the series 2004-A transition bonds.

     The series 2004-A transition bonds will be issued in minimum denominations of $1,000 and in integral multiples of that amount. The series 2004-A transition bonds will consist of [ ] classes, in the initial class principal amounts, bearing the interest rates and having the expected final payment dates and legal final maturity dates set forth below:

                                     TABLE 1

                INITIAL CLASS                          EXPECTED FINAL     LEGAL FINAL
CLASS           PRINCIPAL AMOUNT     INTEREST RATE     PAYMENT DATE       MATURITY DATE
-----           ----------------     -------------     ------------       -------------
                $                            %




     The expected final payment date for each class of the series 2004-A transition bonds is the date on which there is expected to be no further outstanding principal balance of that class in accordance with the expected amortization schedule for that class. The legal final maturity date for each class of the series 2004-A transition bonds is the date on which the issuer is required to pay any outstanding principal balance of that class. On each payment date, payments will be made to the persons that were the holders of record as of the business day before that payment date, referred to as the "record date". However, if certificated transition bonds are issued to beneficial owners of the series 2004-A transition bonds as described in "THE TRANSITION BONDS--CERTIFICATED TRANSITION BONDS" in the accompanying prospectus, the record date will be the last business day of the calendar month preceding the payment date.

THE COLLATERAL

     The series 2004-A transition bonds will be secured primarily by bondable transition property, a presently existing property right created by the New Jersey Electric Discount and Energy Competition Act of 1999, as amended, referred to as the "Competition Act", and a financing order, referred to as the "BPU financing order", issued by the New Jersey Board of Public Utilities, referred to as the "BPU". In general terms, the bondable transition property represents the irrevocable right to charge, collect and receive, and be paid from collections of, a non-bypassable transition bond charge payable by JCP&L's customers in an amount sufficient to pay:

     o the fees, expenses, costs, charges, credit enhancement and premiums, if any, associated with the transition bonds and their issuance; and

     o    the principal amount of and interest on the transition bonds.

     Under the Competition Act, JCP&L must use the net proceeds of the series 2004-A transition bonds to reduce a portion of JCP&L's stranded costs or basic generation service transition costs through the retirement of its debt or equity, or both. As defined in the Competition Act, "stranded costs" are (1) the amount by which the net cost of the electric public utility's electric generating assets or electric power purchase contracts, which traditionally would be recoverable in a regulated environment, exceeds the market value of those assets or contracts in a competitive supply marketplace, as determined by the BPU and (2) the costs of buydowns or buyouts of power purchase contracts together with interest, as approved by the BPU. "Basic generation service transition costs" are the amount by which the payments by an electric public utility for the procurement of power for basic generation service and related costs exceed the net revenues from the basic generation service charge authorized by the BPU during the period of transition to a competitive electric generation market, together with interest, as approved by the BPU. As used throughout this prospectus supplement, the term "stranded costs" includes both stranded costs and basic generation service transition costs, as defined in the Competition Act. The bondable transition property is described in more detail under "THE SALE AGREEMENT--JCP&L'S SALE AND ASSIGNMENT OF THE BONDABLE TRANSITION PROPERTY TO THE ISSUER" in the accompanying prospectus.

     In June 2002, JCP&L transferred certain bondable transition property to a different special purpose entity, JCP&L Transition Funding LLC. JCP&L Transition Funding LLC then issued $320 million aggregate principal amount of securitization bonds (the "2002 bonds"). Payments on the 2002 bonds are primarily secured by separate bondable transition property from the bondable transition property securing the series 2004-A transition bonds. Therefore, separate transition bond charges will be billed to JCP&L customers for the 2002 bonds and the series 2004-A transition bonds although the charges may be combined on customer bills. In this prospectus supplement, references to the "transition bonds" means the series 2004-A transition bonds and any future series of bonds issued by the issuer under the same indenture, but does not include the 2002 bonds.

     For convenience of usage in this prospectus supplement and the accompanying prospectus, there are numerous references to the holding and transfer of bondable transition property by JCP&L and the issuer. However, pursuant to New Jersey state law and the BPU financing order, bondable transition property arises, and constitutes a vested, presently existing property right, upon (i) the transfer to an assignee and (ii) receipt of consideration therefor.

     As used throughout this prospectus supplement, a "customer" responsible for paying the transition bond charge is an end user of electricity that is connected to any part of JCP&L's transmission and distribution system and is located within JCP&L's service territory, other than end users that self-generate from on-site facilities unless new on-site generation facilities reduce the kilowatt-hours distributed in the aggregate by JCP&L to all of its customers to 92.5% or less of the aggregate kilowatt-hours distributed by it in 1999. Those customers receiving power generated from new on-site generation facilities that commence operation after such threshold is reached will be responsible for payment of the transition bond charge as if this power were distributed by JCP&L.

     In connection with the issuance of the transition bonds, JCP&L will sell its interest, if any, in the bondable transition property to the issuer. JCP&L, as servicer of the bondable transition property, will collect the transition bond charge from customers on behalf of the issuer. The transition bond charge is non-bypassable, which means that the charge will be payable by JCP&L customers, even if those customers elect to purchase electricity from a third party supplier. See "THE COMPETITION ACT--JCP&L AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS" in the accompanying prospectus. Under certain circumstances, third party suppliers of electricity to JCP&L's customers may be allowed to bill and collect the transition bond charge from customers and will then be required to pay the billed amounts to JCP&L, as servicer. Because the amount of transition bond charge collections will depend on the amount of electricity consumed by customers within JCP&L's service territory, these collections may vary substantially from year to year. See "SERVICING OF THE BONDABLE TRANSITION PROPERTY" in the accompanying prospectus.

PAYMENT SOURCES

     On each payment date, the trustee will pay amounts scheduled to be paid on transition bonds from amounts available for withdrawal from trust accounts held by the trustee, including collections received from the servicer with respect to the transition bond charge. All series of transition bonds, including the series 2004-A transition bonds, will be payable from bondable transition property. If another series of transition bonds is issued, the principal source of repayment for that series will also be transition bond charge collections collected by the servicer. The issuance of other series of transition bonds is not expected to adversely affect the sufficiency of transition bond charge collections to make payments on the series 2004-A transition bonds. This is because the transition bond charge and adjustments made to it will be based on amounts owed with respect to all transition bonds issued by the issuer or by any other issuer if the bondable transition property related to the transition bonds has been transferred from JCP&L. Moreover, any additional series of transition bonds will be issued only if such issuance will not result in the downgrading or withdrawal of any rating by a rating agency on any outstanding transition bonds. See "THE INDENTURE--TRANSITION BONDS MAY BE ISSUED IN VARIOUS SERIES OR CLASSES" in the accompanying prospectus.

PRINCIPAL PAYMENTS

     On each payment date, the issuer will distribute principal of the series 2004-A transition bonds to the series 2004-A transition bondholders, in accordance with the expected amortization schedule and to the extent funds are available, in the following order:

     (1) to the holders of the class [ ] series 2004-A transition bonds, until the principal balance of that class has been reduced to zero;

     (2) to the holders of the class [ ] series 2004-A transition bonds, until the principal balance of that class has been reduced to zero; and

     (3) to the holders of the class [ ] series 2004-A transition bonds, until the principal balance of that class has been reduced to zero.

     The issuer will not, however, distribute principal of any class of the series 2004-A transition bonds on a payment date if making such payment would reduce the principal balance of a class to an amount lower than that specified in the expected amortization schedule in Table 2 below (referred to as the "expected amortization schedule") for that class on that payment date. The entire unpaid principal balance of each class of the series 2004-A transition bonds will be due and payable on the legal final maturity date for that class.

     If an event of default under the indenture has occurred and is continuing, the trustee, or the holders of not less than a majority of the principal balance of the outstanding transition bonds of all series, voting together as a single class, may declare the unpaid principal balance of all outstanding transition bonds together with accrued interest due and payable, unless the event of default involves the act or failure to act by the State of New Jersey that violates or is not in accordance with its pledge, as discussed in "SUMMARY OF TERMS -- STATE PLEDGE" in the accompanying prospectus. If there is a shortfall in the balance necessary to make principal payments that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal pro rata among the series and classes of transition bonds in proportion to the amount of principal due and payable for each series or class. If there is a shortfall in the amount necessary to make scheduled principal payments, the trustee will distribute principal pro rata among the series and classes in proportion to the amount scheduled to be paid for each series or class.

     The expected amortization schedule in Table 2 sets forth the principal balance from the issuance date to the expected final payment date that is scheduled to remain outstanding for each class of the series 2004-A transition bonds. The table reflects the principal balance for each class at each payment date following scheduled payments of principal on that date. In establishing the expected amortization schedule for the series 2004-A transition bonds, it has been assumed, among other things, that:

     (1)  the series 2004-A transition bonds are issued on        , 2004;

     (2) payments on the series 2004-A transition bonds are made, with respect to each payment date, on the ____ day of each month in which a payment
          date occurs, commencing on        , 2004;

     (3) the total annual servicing fee for the series 2004-A transition bonds equals [0.125]% of the initial principal balance of the series 2004-A transition bonds;

     (4) there are no net earnings on amounts on deposit in the collection account;

     (5)  operating expenses, including all fees, costs and charges of the
          issuer and the trustee, are paid in the amount of $[    ] in the
          aggregate for all series on each payment date and that these amounts are payable in arrears; and

     (6) all transition bond charge collections are received in accordance with JCP&L's forecasts and deposited in the collection account.

                                     TABLE 2
                         EXPECTED AMORTIZATION SCHEDULE

                     OUTSTANDING PRINCIPAL BALANCE BY CLASS

                 EXPECTED       EXPECTED       EXPECTED        EXPECTED
PAYMENT          CLASS [ ]      CLASS [ ]      CLASS [ ]        SERIES
 DATE             BALANCE       BALANCE        BALANCE      2004-A BALANCE
 ----             -------       -------        -------      --------------
Closing Date




     There can be no assurance that the principal balance of any class of the series 2004-A transition bonds will be reduced at the rate indicated in the foregoing table. The actual rates of reduction in class principal balances may be slower but, except in the case of optional redemption or upon acceleration of the transition bonds due to an event of default specified in the indenture (both as discussed below), not faster than those indicated in Table 2. The series 2004-A transition bonds will not be in default if principal is not paid as specified above in Table 2; however, a default will occur if the entire outstanding principal balance of any class is not paid on or before the legal final maturity date of that class.

OPTIONAL REDEMPTION

     The issuer may redeem all of the outstanding series 2004-A transition bonds, at its option, on any payment date if (1) the outstanding principal balance of the series 2004-A transition bonds (after giving effect to payments scheduled to be made on that payment date) is less than 5% of the total initial principal balance of the series 2004-A transition bonds and (2) no interest rate swap agreement remains in effect. Upon redemption, the issuer will pay the outstanding principal balance of the series 2004-A transition bonds and interest accrued and unpaid up to the redemption date. The trustee will give notice of the redemption to series 2004-A transition bondholders not less than five days nor more than 45 days prior to the redemption date. The series 2004-A transition bonds will not be redeemed before the expected final payment date in any other circumstances other than in the case of acceleration due to an event of default specified in the indenture.

DISTRIBUTION FOLLOWING ACCELERATION

     Upon an acceleration of the maturity of the series 2004-A transition bonds, the total outstanding principal balance of and interest accrued on the series 2004-A transition bonds will be payable without priority of interest over principal or principal over interest and without regard to series or class, in the proportion that the total outstanding principal balance of, and accrued interest on, the series 2004-A transition bonds bear to the total outstanding principal balances of, and any interest accrued on, all transition bonds. [For purposes of the preceding sentence, interest includes net swap payments with respect to any class of series 2004-A floating rate transition bonds.]

INTEREST PAYMENTS GENERALLY

     Holders of the transition bonds in each class of the series 2004-A transition bonds will receive interest at the rate for that class as set forth in Table 1 above.

     Interest on each class of the series 2004-A transition bonds which bears interest at a fixed rate will accrue from and including the date of issuance to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date, until the series 2004-A transition bonds have been paid in full, at the interest rates
indicated in Table 1. The issuer is required to pay interest [quarterly] on    ,
    , and      of each year, beginning        , 2004, or, if any such day is not
a business day, the following business day. Each such day is referred to as a "payment date".

     On each payment date, the issuer will pay interest on each class of the series 2004-A transition bonds as follows:

     o if there has been a payment default, any unpaid interest payable on any prior payment dates, together with any accrued interest on any such unpaid interest; and

     o accrued interest on the principal balance of each class of the series 2004-A transition bonds as of the close of business on the preceding payment date, or the date of the original issuance of the class of the series 2004-A transition bonds, as applicable, after giving effect to all payments of principal made on the preceding payment date.

     The issuer will pay interest on the series 2004-A transition bonds prior to paying principal of the series 2004-A transition bonds. If the amount available to pay interest on the series 2004-A transition bonds is less than the full amount necessary to make such payments, the trustee will distribute interest pro rata to each class of the series 2004-A transition bonds based on the interest then due on that class. See "THE INDENTURE--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in the accompanying prospectus. The issuer will calculate interest on all classes of the series 2004-A transition bonds paying interest at a fixed rate on the basis of a 360-day year of twelve 30-day months.

[INTEREST PAYMENTS ON FLOATING RATE TRANSITION BONDS

     Interest on each class of series 2004-A transition bonds paying interest at a floating rate, each referred to as a "floating rate class", will be paid, for all interest accrual periods, at the rate equal to the London interbank offered rate, referred to as "LIBOR", for [three-month] United States dollar deposits, [except with respect to the period from the date of issuance to and including ____________, 2004 when the rate will be based on LIBOR for one-month United States dollar deposits,] in each case, determined on the applicable floating rate interest determination date, as described below, plus the percentage spread above LIBOR applicable to that class. The spread above LIBOR for any floating rate class is referred to as the "floating rate spread". LIBOR plus the floating rate spread payable on each floating rate class is referred to as the "floating rate".

     The floating rate spread for the class [ ] series 2004-A transition bonds will be [0. %] per annum.

     Interest on each floating rate class will be calculated on the basis of the actual number of days from and including the preceding payment date, or, for the first payment date, from and including the date of issuance of that class, to but excluding the next payment date, divided by 360. The Luxembourg Stock Exchange will be advised of the floating rate and the amount of the interest payment on any floating rate class listed on that exchange for each payment date.

     For the first interest accrual period, interest on each floating rate class will be paid based on (1) for the period from and including the date of issuance
of that class until and including [       ], LIBOR determined two London banking
days before the date of issuance of that class, plus (2) for the period from and
including [       ] until and including [       ], LIBOR determined on [      ],
plus (3) for the period from and including [       ] up to but excluding the

[       ] payment date, LIBOR determined on [       ]. Payment of the sum of the
amounts calculated for these three periods will be made on the [       ] payment
date.

     On or prior to each payment date, the trustee, using LIBOR, will calculate the amount of interest payable on each floating rate class for the relevant interest accrual period.

     There will be no minimum or maximum interest rate on any floating rate class.

     With respect to any floating rate class, if the interest rate swap agreement relating to that class is terminated for any reason, interest on that class will be paid at the gross fixed rate for that class, as described below, until alternate arrangements can be made to pay the floating rate for that class. If the swap counterparty defaults in its obligation to make floating rate payments due under an interest rate swap agreement, the interest rate swap agreement may terminate under the circumstances described below. See "--INTEREST RATE SWAP AGREEMENTS--Amounts Payable Under Interest Rate Swap Agreements" and "--Interest Rate Swap Agreement Events of Default and Termination Events" below and "RISK FACTORS RELATING TO SERIES 2004-A FLOATING RATE TRANSITION BONDS" in this prospectus supplement.

FLOATING RATE INTEREST DETERMINATION

     The interest determination date for each floating rate class and each payment date will be the day two London banking days prior to (1) the preceding payment date or (2) in the case of the first payment date, the dates specified above. A London banking day is a day on which commercial banks in London are open for general business.

     After the first payment date, interest on each floating rate class will be paid at the rate equal to LIBOR as determined on each interest determination date, plus the floating rate spread for that class.

     The trustee will determine LIBOR in accordance with the following provisions:

          1. On each interest determination date, the trustee will determine LIBOR based on the offered rate for deposits in United States dollars commencing on the first day of that period that appears on page 3750 of Bridge Telerate, Inc. as of 11:00 a.m., London time, on that interest determination date. That display page is referred to as the "Telerate page". If no offered rate appears on that Telerate page, LIBOR for that period will be determined as described in clause 2 below.

          2. With respect to an interest determination date on which no offered rate appears on the Telerate page, the trustee will request each of four major banks in the London interbank market, selected by the trustee, to provide the trustee with that bank's offered quotation for deposits in United States dollars for the applicable period, commencing on the second London banking day immediately following that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. The applicable period is [three] months, except for the period from the date of issuance of the series 2004-A transition
     bonds to and including [       ], when the applicable period is one month.
     If at least two such quotations are provided, LIBOR will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR for that period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in The City of New York on that interest determination date by major banks in The City of New York selected by the swap counterparty for loans in United States dollars to leading European banks, for the period commencing on the second London banking day immediately following that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time.

     If LIBOR cannot be determined in accordance with clauses 1 or 2 above, then that rate will be determined to be the same as the rate which applied (a) during the previous period or (b) on the date of issuance in the case of a failure to determine LIBOR for the first payment date.

     On each interest determination date, the trustee will notify the servicer, the issuer and the swap counterparty of LIBOR for the applicable period as determined by the trustee, and the issuer will notify the Luxembourg Stock Exchange of that rate to the extent any series 2004-A transition bonds are listed on that exchange and the rules of that exchange so require.

INTEREST RATE SWAP AGREEMENTS

     The issuer will enter into an interest rate swap agreement with a swap counterparty for each floating rate class, on or before the date of issuance of that class. The purpose of each interest rate swap agreement is to convert the cash flows allocable to each floating rate class, which for purposes of the transition bond charge are determined based on the gross fixed rate for each floating rate class, into cash flows that are based on a floating rate of interest.

     Amounts Payable Under Interest Rate Swap Agreements. Under each interest rate swap agreement, for each interest accrual period the issuer will be obligated to pay the related swap counterparty an amount equal to interest on the related floating rate class at a fixed rate of interest, referred to as the "gross fixed rate" for the related floating rate class, and the swap counterparty will be obligated to pay the issuer an amount equal to interest at the floating rate for that class. Those obligations will then be netted on the business day before each payment date. Therefore, for each interest accrual period, either the issuer will pay the swap counterparty only the amount, if any, by which interest at the gross fixed rate exceeds interest at the floating rate, referred to as the "net swap payment", or the swap counterparty will pay the issuer only the amount, if any, by which interest at the floating rate exceeds interest at the gross fixed rate, referred to as the "net swap receipt", as discussed below.

     With respect to any payment date, the notional amount in effect under each interest rate swap agreement for the interest accrual period prior to that payment date will equal the principal balance of the related floating rate class as of the close of business on the preceding payment date. With respect to the first payment date, the notional amount in effect under each interest rate swap agreement prior to that payment date will be equal to the initial principal balance of the related floating rate class.

     For each payment date with respect to each floating rate class, the trustee will allocate to the subaccount established for that class, referred to as a "class subaccount", an amount equal to interest at the gross fixed rate for that class times the outstanding principal amount of that class for the preceding interest accrual period, referred to as the "gross fixed amount" for that class on that payment date. See "THE INDENTURE--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in the accompanying prospectus. In addition, any net swap receipt under the related interest rate swap agreement will be deposited in that class subaccount, and will be available, together with the gross fixed amount for that class, to pay interest due on that class on that payment date. Any net swap payment will be paid to the related swap counterparty only out of funds on deposit in that class subaccount and the remaining amount in that class subaccount will be available to pay interest due on that class.

     Specifically, for the first payment date, the issuer will pay a net swap payment equal to the amount, if positive, equal to: (1) an amount equal to the interest calculated on the outstanding principal amount for the related floating rate class at the applicable gross fixed rate for the period from and including the issuance date of the series 2004-A transition bonds to but excluding the
[       ] payment date; minus (2) the sum of: (a) the interest calculated on the notional amount for that class at the applicable floating rate for the period
from and including that issuance date to and including [       ]; and (b) the
interest calculated on that notional amount at the applicable floating rate for
the period from and including [       ] to and including [       ]; and (c) the
interest calculated on that notional amount at the applicable floating rate for
the period from and including [       ] up to but excluding the [       ]
payment date. If this amount is a negative number, a net swap receipt in this amount will be paid to the issuer by the swap counterparty.

     For each payment date after the first payment date, the issuer will pay a net swap payment equal to the amount, if positive, equal to: (1) the interest calculated on the outstanding principal amount of the related floating rate class at the applicable gross fixed rate for the period from and including the previous payment date to but excluding that payment date; minus (2) the interest calculated on the notional amount for that class at the applicable floating rate for that period. If this amount is a negative number, a net swap receipt in this amount will be paid to the issuer by the swap counterparty.

     The gross fixed rate for the floating rate class [   ] series 2004-A
transition bonds will be [   ]% percent per annum.

     Each interest rate swap agreement may terminate under the circumstances described under "--Interest Rate Swap Agreement Events of Default and Termination Events" below. In the event an interest rate swap agreement terminates without a replacement interest rate swap agreement being established, the interest payable on the related floating rate class will convert to the gross fixed rate for that class. The gross fixed rate will be used to calculate interest payable on that class starting on the last payment date at which interest has been paid at the floating rate. See "RISK FACTORS RELATING TO SERIES 2004-A FLOATING RATE TRANSITION Bonds" in this prospectus supplement.

     Swap Counterparty Ratings. The required long-term senior unsecured or financial program ratings of each swap counterparty under each interest rate swap agreement will be at least "Aa3" by Moody's Investors Service, Inc., referred to as "Moody's", either at least "A+" or, for short-term obligations, "A-1" by Standard & Poor's Ratings Services, referred to as "S&P", and, if a swap counterparty is rated by Fitch, Inc., referred to as "Fitch", "A+" or, for short-term obligations, "F1" by Fitch. These ratings are referred to as the "swap counterparty minimum ratings".

     Swap Counterparty Downgrade Event. An event referred to as a "swap counterparty downgrade event" will occur if the swap counterparty no longer meets the swap counterparty minimum ratings.

     If a swap counterparty downgrade event occurs, the swap counterparty will be required, within 30 days following that event, to either:

     a.   re-establish the swap counterparty minimum ratings; or

     b. establish alternative arrangements to maintain or restore the ratings of the affected floating rate class that were in effect prior to the swap counterparty downgrade event. These alternative arrangements by the swap counterparty may include:

          1. posting collateral, arranging for a guarantee or taking similar action to maintain or restore the ratings; and

          2. assigning its rights and obligations under the interest rate swap agreement to a replacement swap counterparty that meets the swap counterparty minimum ratings, or that has itself made arrangements which will maintain or restore the ratings.

Posting collateral, arranging for a guarantee and other arrangements as described in clauses 1 and 2 above are referred to in this prospectus supplement as "satisfactory arrangements to maintain or restore the ratings" upon the swap counterparty downgrade event.

     At the end of that 30-day period, if the swap counterparty has failed to make satisfactory arrangements to maintain or restore the ratings of that floating rate class that were in effect prior to the swap counterparty downgrade event, the issuer will appoint a recognized swap dealer that is a member of the

International Swaps and Derivatives Association, Inc. with capital and surplus of at least $50 million, referred to as the "swap agent", to, within an additional 30 days, either:

     1. find a replacement swap counterparty that meets the swap counterparty minimum ratings or that has made satisfactory arrangements to maintain or restore the ratings of the related floating rate class, referred to as a "qualified replacement counterparty"; or

     2. if a qualified replacement counterparty cannot be found, find the highest rated replacement swap counterparty available, in terms of long-term senior unsecured or financial program credit rating assigned by Moody's or S&P, that is higher than that of the existing swap counterparty and that is approved by the holders of at least 66 2/3% of the total outstanding principal amount of the related floating rate class, referred to as an "approved replacement counterparty".

     In the case of a qualified replacement counterparty or an approved replacement counterparty, if there is more than one available replacement swap counterparty with the same credit rating, the counterparty offering the interest rate swap terms with the lowest overall cost to the issuer will be selected by the issuer as the replacement swap counterparty. That replacement swap counterparty must be willing to intermediate between the issuer and the prior swap counterparty by entering into an interest rate swap agreement with the prior swap counterparty that is substantially the same as the prior interest rate swap agreement to hedge or offset the risk that the replacement swap counterparty has to the issuer.

     If a qualified replacement counterparty or an approved replacement counterparty has been found, the prior swap counterparty will be required to assign its rights and obligations under the interest rate swap agreement to that replacement swap counterparty and the replacement swap counterparty will enter into a new interest rate swap agreement with substantially the same terms as the terminated agreement. If a replacement swap counterparty satisfying the above criteria has not been found within that second 30-day period, a termination event will occur under the interest rate swap agreement and the interest rate swap agreement will terminate unless holders representing 66 2/3% of the total outstanding principal amount of the related floating rate class vote to continue the interest rate swap agreement with the existing swap counterparty.

     If the interest rate swap agreement is not terminated as described above, the swap agent will be obligated every [three] months thereafter to renew the search for a qualified replacement counterparty or an approved replacement counterparty according to the above procedures. However, the replacement counterparty will not be required to intermediate between the prior swap counterparty and the issuer, as described above. At the end of each of these [three]-month periods, if a swap counterparty meeting the above criteria has not been found, the interest rate swap agreement will terminate unless holders representing 66 2/3% of the total outstanding principal amount of the related floating rate class vote to continue the interest rate swap agreement with the existing swap counterparty.

     All searches for replacement swap counterparties will be at the reasonable cost of the swap counterparty being replaced.

     Interest Rate Swap Agreement Events of Default and Termination Events. The events referred to as "swap events of default" under each interest rate swap agreement include:

     o the failure of the issuer or the swap counterparty to pay any amount when due under the interest rate swap agreement if that failure is not remedied on or before the fifth business day after that failure, unless, in the case of a failure by the swap counterparty, the holders of 66 2/3% of the total outstanding principal amount of the related floating rate class vote to waive that default, within 30 days following notice of the default, by the issuer or the trustee to the swap counterparty;

     o certain events of bankruptcy of the issuer or the swap counterparty or a credit support provider of the swap counterparty; or

     o a merger of the issuer or the swap counterparty without an assumption of its obligations under the interest rate swap agreement.

     The events referred to as "termination events" under the interest rate swap agreement are:

     o    illegality, as described below;

     o    an acceleration of the related floating rate class;

     o a swap counterparty downgrade event, as described above, that is not cured within the applicable time periods;

     o any change in any applicable laws or in the interpretation of any applicable laws which revokes or renders unenforceable any of the swap counterparty's obligations under the interest rate swap agreement; and

     o any amendment, without the consent of the swap counterparty, of the formation documents of the issuer, the sale agreement, the bill of sale, the servicing agreement, the administration agreement, the indenture, the underwriting agreement or the interest rate swap agreement or the securities account control agreement which, in the swap counterparty's reasonable and good faith judgment, adversely affects its rights or obligations under the interest rate swap agreement.

     Each interest rate swap agreement may be terminated by either the issuer or the swap counterparty upon an illegality, as described below. In addition, upon acceleration of the transition bonds, other than as a result of an uncured covenant default not involving a payment failure, either party may elect to terminate. Any other swap event of default or a termination event can lead to a termination of the interest rate swap agreement by the party not responsible for that event. Moreover, as described above, the interest rate swap agreement will terminate following a swap counterparty downgrade event if that event is not cured, there is no replacement swap counterparty and the requisite holders of the related floating rate class do not vote to continue with the existing swap counterparty. Except in the cases described above, the issuer may terminate only at the direction of the holders of 66 2/3% of the total outstanding principal amount of the related floating rate class.

     The issuer will not be obligated to pay any termination payment or any other breakage amounts to the swap counterparty under any interest rate swap agreement as a result of any termination event, any swap event of default, any swap counterparty downgrade event or for any other reason, except following an acceleration of the transition bonds and a liquidation of the collateral as described under "THE INDENTURE--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in the accompanying prospectus. Any payment made by a replacement swap counterparty to enter into a replacement interest rate swap agreement will be paid to the terminated swap counterparty.

     Upon a termination of an interest rate swap agreement resulting from a swap event of default, swap counterparty downgrade event or other termination event, the swap counterparty may be liable to pay a termination payment to the issuer, based on the market value of the interest rate swap agreement determined in accordance with specified procedures set forth therein. Any termination payment paid by the swap counterparty, including interest thereon, will first be used to make any payment required to be paid to any replacement swap counterparty and to the extent not so used will be deposited in the related class subaccount and paid pursuant to the indenture to the holders of the related floating rate class on the next payment date, pro rata based on the principal amount held by each holder, as described under "CREDIT ENHANCEMENT--COLLECTION ACCOUNT AND SUBACCOUNTS--The Class Subaccounts" in this prospectus supplement.

     Illegality means that due to the adoption of, or any change in, any applicable law after the date on which a swap transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after that date, it becomes unlawful for the issuer or the swap counterparty:

     o to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of that swap transaction or to comply with any other material provision of the interest rate swap agreement; or

     o to perform, or for any credit support provider of that party to perform, any contingent or other obligation which the party or that credit support provider has under any credit support document relating to that swap transaction.

     Replacement of Interest Rate Swap Counterparty. Upon a termination event or a swap event of default under an interest rate swap agreement, the issuer is required to appoint a swap agent. Upon its appointment, the swap agent will be required, for a period not exceeding 30 days, either to:

     1. find a replacement swap counterparty who meets the swap counterparty minimum ratings or who has made such other arrangements as will result in the related floating rate class receiving ratings from the rating agencies not less than the ratings that would be received if such replacement swap counterparty met the swap counterparty minimum ratings; or

     2. find the available replacement swap counterparty with the highest available long-term senior unsecured or financial program credit rating which is approved by the holders of at least 66 2/3% of the total outstanding principal amount of the related floating rate class, if a replacement swap counterparty satisfying clause 1 above cannot be found.

     In case of clause 1 or 2 above, if there is more than one available replacement swap counterparty with the same credit rating, the counterparty offering the interest rate swap terms with the lowest overall cost to the issuer will be selected by the issuer as the replacement swap counterparty. If a replacement swap counterparty satisfying the above criteria has been found, upon the termination of the interest rate swap agreement, the replacement swap counterparty will enter into an interest rate swap agreement with the issuer having terms substantially the same as the original interest rate swap agreement, effective as of the payment date immediately following the date of the replacement agreement. If a replacement swap counterparty has not been found, the swap agent will be required to renew such search every three months until a replacement swap counterparty satisfying the above criteria has been found and a replacement interest rate swap agreement has been entered into.

     Assignment of Interest Rate Swap Agreements. Any swap counterparty may assign its obligations under any interest rate swap agreement with the prior written consent of the issuer or, without that consent, either:

     o in a consolidation or amalgamation with or merger with or into, or transfer of all or substantially all of its assets to another entity which expressly assumes in a written agreement the obligations of the swap counterparty under the interest rate swap agreement, although if upon that consolidation, amalgamation or merger, a swap counterparty downgrade event has occurred, it will be a termination event as described above; or

     o to a replacement swap counterparty following a swap counterparty downgrade event as described above.

     Enforcement, Amendment, Modification or Waiver of Interest Rate Swap Agreements. If a swap event of default or termination event occurs and is continuing, the trustee may, and at the direction of at least 66 2/3% of the total outstanding principal amount of the related floating rate class shall, exercise all rights, remedies, powers, privileges and claims of the issuer against the related swap counterparty, and any right of the issuer to take this action shall be suspended.

     An interest rate swap agreement may be amended with the consent of the trustee and the related swap counterparty, as long as each of Moody's, S&P, and Fitch confirm that the amendment will not result in the downgrade or withdrawal of its then current rating of the related floating rate class, which confirmation is referred to as "satisfaction of the rating agency condition", provided that, in some circumstances, so long as Moody's has been notified of a proposed amendment, the rating agency condition may be satisfied with respect to Moody's without such a confirmation. However, this amendment may not adversely affect in any material respect the interests of the transition bondholders of the related floating rate class unless the holders of at least 66 2/3% of the total outstanding principal amount of that class direct the trustee to consent to the amendment. Moreover, that amendment may not adversely affect in any material respect the interests of any other transition bondholders or the counterparty to any other interest rate swap agreement without the consent of the holders of at least 66 2/3% of the total outstanding principal balance of the transition bonds of all of those other series or classes, and each counterparty to any other interest rate swap agreement, materially and adversely affected thereby.

     Except as set forth above under "--Swap Counterparty Downgrade Event" and "--Interest Rate Swap Agreement Events of Default and Termination Events," with respect to any action proposed by the issuer to amend, modify, waive, supplement or surrender the terms of any interest rate swap agreement, or waive timely performance or observance by the swap counterparty under any interest rate swap agreement, in a way which would materially and adversely affect the interests of transition bondholders of the related class, the issuer must satisfy the rating agency condition. Thereafter, the trustee will consent to this proposed action only with the consent of (1) 66 2/3% of the total outstanding principal amount of the transition bonds of the related class, and (2) the consent of the holders of at least 66 2/3% of the total outstanding principal balance of each other series or class, and each counterparty to any other interest rate swap agreement, materially and adversely affected thereby.

SWAP COUNTERPARTY

     The swap counterparty is [to be determined].

                     RISK FACTORS RELATING TO SERIES 2004-A
                         FLOATING RATE TRANSITION BONDS

     In addition to the following risk factors applicable to the floating rate classes, additional risk factors apply to all of the transition bonds of any series. See "RISK FACTORS" in the accompanying prospectus.

TERMINATION OF SWAP COULD CAUSE A LOSS

     Termination events, swap events of default or swap counterparty downgrade events under any interest rate swap agreement may result in termination of that interest rate swap agreement. Each interest rate swap agreement will terminate if the related swap counterparty defaults in its obligation to make payments under the interest rate swap agreement and the holders representing 66 2/3% of the total outstanding principal amount of the related floating rate class do not vote to waive that default. If any interest rate swap agreement is terminated, the holders of the related floating rate class will receive a fixed rate of interest equal to the gross fixed rate for that class, which will take effect from the last payment date to which interest has been paid at a floating rate. See "THE SERIES 2004-A TRANSITION BONDS--INTEREST RATE SWAP AGREEMENTS" in this prospectus supplement. This rate could be substantially less than the floating rate for that class at the time of the termination, which could adversely affect the yield to maturity, and holders of the related floating rate class could suffer a loss on their investment.

RATINGS DOWNGRADE OF ANY FLOATING RATE CLASS OF TRANSITION BONDS COULD CAUSE A LOSS FOR HOLDERS OF THOSE TRANSITION BONDS

     If a swap counterparty downgrade event occurs, and (1) the swap counterparty fails to make satisfactory arrangements to maintain or restore the prior ratings and (2) holders representing 66 2/3% of the total outstanding principal amount of the related floating rate class either approve a replacement swap counterparty that does not maintain or restore the prior ratings or such holders vote to continue the existing interest rate swap agreement, that class of transition bonds may be downgraded by the rating agencies. See "THE SERIES 2004-A TRANSITION BONDS--INTEREST RATE SWAP AGREEMENTS" in this prospectus supplement. In that event, the trading price of these transition bonds may be reduced, and holders of these transition bonds could suffer a loss on their investment.

INTEREST PAYMENTS ON SERIES 2004-A TRANSITION BONDS AT FLOATING RATES ARE DEPENDENT ON SWAP COUNTERPARTIES

     If any swap counterparty defaults in its obligation to make any payment required to be made under the interest rate swap agreement, the agreement may terminate in the absence of the required waiver by the holders of the related class, and the holders of the related class of series 2004-A floating rate transition bonds will receive interest at the gross fixed rate for that class. There can be no assurance that any alternate arrangements will be made to obtain a suitable replacement swap counterparty or otherwise to obtain payment of the floating rate for that class. The gross fixed rate for that class could be substantially less than the floating rate for that class at the time of that failure to pay, and holders of that class of transition bonds could suffer a loss on their investment. See "THE SERIES TRANSITION 2004-A BONDS--INTEREST RATE SWAP AGREEMENTS" in this prospectus supplement.]


                               CREDIT ENHANCEMENT

     Credit enhancement for the series 2004-A transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds. See "RISK FACTORS--TRANSITION BONDHOLDERS MAY EXPERIENCE PAYMENT DELAYS OR LOSSES AS A RESULT OF THE LIMITED SOURCES OF PAYMENT FOR THE TRANSITION BONDS AND LIMITED CREDIT ENHANCEMENT" in the accompanying prospectus.

PERIODIC ADJUSTMENT OF THE TRANSITION BOND CHARGE

     Credit enhancement for the series 2004-A transition bonds includes mandatory periodic adjustments by the BPU to the transition bond charge to be billed to customers, upon the petition by JCP&L, as servicer. The servicer is permitted under the BPU financing order to file adjustment requests at least annually but not more frequently than quarterly, except that monthly filings are permitted in the last year before expected maturity of the series 2004-A transition bonds and continuing until their legal final maturity. Under the servicing agreement, the servicer is required to petition for adjustments at
least annually through [       ], 20__ and quarterly commencing with [       ],
20__. The periodic adjustments will be designed to result in, among other things, the collection of sufficient funds to make timely payments of principal and interest on the transition bonds in accordance with the expected amortization schedule set forth in Table 2 above. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE--THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in the accompanying prospectus. The adjustments will be made if the transition bond charge does not produce sufficient collections after taking into account any excess collections:

     (1)  to pay ongoing transaction expenses and fees;

     (2) to make timely principal and interest payments on all of the outstanding transition bonds [(which in the case of interest on any floating rate class will be calculated at the applicable gross fixed rate)] in accordance with the expected amortization schedule; and

     (3) to fund or replenish any of the subaccounts, including the series capital subaccount and the series overcollateralization subaccount, to their required levels.

COLLECTION ACCOUNT AND SUBACCOUNTS

     The trustee will establish a collection account to hold the capital contribution from JCP&L to the issuer and amounts remitted by the servicer from time to time. The collection account will contain the funds securing the transition bonds. The collection account will consist of subaccounts including the following:

     o    the general subaccount;

     o    one or more series subaccounts;

     o    one or more series capital subaccounts;

     o    [one or more class subaccounts;]

     o    one or more series overcollateralization subaccounts; and

     o    the reserve subaccount.

     Withdrawals from and deposits to all of these subaccounts will be made as described under "THE INDENTURE--THE COLLECTION ACCOUNT FOR THE TRANSITION BONDS" and "--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in the accompanying prospectus.

     The General Subaccount. Transition bond charge collections remitted by the servicer to the trustee will be deposited into the general subaccount.

     On each payment date, the trustee will allocate amounts in the general subaccount to make the allocations described in "THE INDENTURE-- HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in the accompanying prospectus.

     The Series 2004-A Subaccount. Upon the issuance of the series 2004-A transition bonds, a series 2004-A subaccount will be established with respect to that series. On each payment date, [or the day before the payment date in the case of interest allocated to the applicable class subaccounts, as described below,] the trustee will allocate from amounts on deposit in the general subaccount to the series subaccount for each series an amount sufficient to pay, to the extent available:

     (1) current and past due interest payable on that series on that payment date, including interest on past due interest to each class on a pro rata basis based on the amount of interest payable to that class[, and, in the case of any floating rate class, based on the gross fixed amount for that class, which gross fixed amount will in turn be allocated to the related class subaccount];

     (2) the principal of any series payable as a result of an acceleration following the occurrence of an event of default, the principal of any series payable on the legal final maturity date of that series, and the principal of any series payable on a redemption date; and

     (3) principal scheduled to be paid on any series on that payment date, as set forth in the expected amortization schedule, excluding amounts provided for in item (2) above.

     On each payment date, allocations will be made to each series subaccount as described under "THE INDENTURE--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in the accompanying prospectus. On each payment date, the trustee will withdraw funds from each series subaccount to make payments on the related series of transition bonds.

     The Series 2004-A Capital Subaccount. Upon the issuance of the series
2004-A transition bonds, JCP&L will deposit $       in the series 2004-A capital
subaccount, which represents [0.50]% of the initial principal balance of that series. This amount is the required capitalization amount for that series and shall be held in the series capital subaccount. If amounts available in the general subaccount, the related series subaccount, the reserve subaccount and the related series 2004-A overcollateralization subaccount are not sufficient on any payment date to pay the expenses, fees and charges specified in the indenture and to make scheduled payments of interest and principal to the series 2004-A transition bondholders, the trustee will withdraw amounts from the series capital subaccount to make those payments. The required capitalization amount has been set at a level sufficient to obtain the ratings on the series 2004-A transition bonds that are described below under "RATINGS FOR THE SERIES 2004-A TRANSITION BONDS" in this prospectus supplement. The required capitalization amount for each future series of transition bonds will be set at an amount at least equal to [0.50]% of the initial principal balance of that future series, or at such greater amount as may be necessary to preclude any downgrading or withdrawal of the ratings on the series 2004-A transition bonds upon the issuance of that future series of transition bonds and will be set forth in the applicable prospectus supplement for that future series. Upon any future issuance, the required capitalization amount at any time will equal the aggregate of the required capitalization amounts for all outstanding series. See also "THE TRANSITION BONDS--CREDIT ENHANCEMENT FOR THE TRANSITION BONDS" in the accompanying prospectus.

     [The Class Subaccounts. Upon the issuance of any floating rate class, a subaccount, referred to as the "class subaccount", will be established for that floating rate class. On the business day preceding each payment date, the trustee will allocate to each class subaccount from the related series subaccount an amount equal to the gross fixed amount for the related floating rate class on that payment date. On the business day preceding the payment date, any net swap payment will be paid to the related swap counterparty from that class subaccount, or any net swap receipt from the related swap counterparty will be deposited into that class subaccount. On the related payment date, amounts in each class subaccount will be paid as interest to the holders of the related floating rate class. See "THE INDENTURE--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in the accompanying prospectus. In the event of a shortfall of funds in a class subaccount to make a net swap payment due to the related swap counterparty and to pay interest on the related floating rate class of transition bonds, those amounts will be paid on a pro rata basis based on the relative amounts due in respect of the swap and the interest on the class of transition bonds. Any termination payment paid by a swap counterparty upon termination of the related interest rate swap agreement, to the extent not paid to a replacement swap counterparty, will be deposited in the class subaccount for the related floating rate class and will be paid pursuant to the indenture to the holders of the related floating rate class on the next payment date pro rata based on the principal amount held by each holder. Any balance remaining in any class subaccount after payments have been made to the holders of the related floating rate class on a payment date will be transferred to the collection account for allocation on the next payment date.]

     The Series 2004-A Overcollateralization Subaccount. Upon the issuance of the series 2004-A transition bonds, an overcollateralization subaccount will be established for the series 2004-A transition bonds. The required overcollateralization amount for the series 2004-A transition bonds is $[ ] million, which represents [0.50]% of the initial principal balance of that series. The overcollateralization amount will be collected and deposited in the series 2004-A overcollateralization subaccount for the 2004-A transition bonds over the life of the transition bonds. The trustee will deposit in the series overcollateralization subaccount transition bond charge collections, together with any earnings on investments in the collection account, sufficient to maintain that subaccount at an amount which is referred to as the required overcollateralization level, which is equal to the amounts shown in Table 3 below for each payment date. The required overcollateralization level has been set so as to provide amounts sufficient to obtain the ratings on the series 2004-A transition bonds that are described below under "RATINGS FOR THE SERIES 2004-A TRANSITION BONDS" in this prospectus supplement. The required overcollateralization level for each future series of transition bonds will be set at an amount at least equal to 0.50% of the initial principal balance of that future series, or at such greater amount as may be necessary to preclude any downgrading or withdrawal of the ratings on the series 2004-A transition bonds upon the issuance of that future series of transition bonds and will be set forth in the applicable prospectus supplement for that future series. Upon any future issuance, the required overcollateralization level at any time will equal the aggregate of the required overcollateralization levels for all outstanding series. See also "THE TRANSITION BONDS--CREDIT ENHANCEMENT FOR THE TRANSITION BONDS" in the accompanying prospectus.

                                     TABLE 3

                  REQUIRED OVERCOLLATERALIZATION LEVEL SCHEDULE

                     REQUIRED OVER-                                REQUIRED OVER-
PAYMENT DATE     COLLATERALIZATION LEVEL     PAYMENT DATE     COLLATERALIZATION LEVEL
------------     -----------------------     ------------     -----------------------




     If amounts available in the general subaccount, the related series subaccount and the reserve subaccount are not sufficient on any payment date to pay the expenses, fees and charges specified in the indenture and to make scheduled payments of interest and principal to the series 2004-A transition bondholders, the trustee will withdraw amounts from the related series overcollateralization subaccount to make those payments.

     The Reserve Subaccount. The reserve subaccount will be funded with any transition bond charge collections and earnings on investments in the collection account, other than the capital subaccount, in excess of the amount necessary to pay the following amounts on any payment date:

     (1) fees and expenses of the trustee and the servicer and other fees and expenses;

     (2) principal and interest payments on the transition bonds, [which in the case of interest on any floating rate class will be the gross fixed amount for that class on that payment date,] payable or scheduled to be paid on that payment date, including past due amounts;

     (3) any amount required to replenish the capital subaccount for each series to the required capitalization amount; and

     (4) the amounts required to fund or replenish the overcollateralization subaccount for each series to the required overcollateralization level.

     Disregarding interest earnings on funds held in the collection account, the transition bond charge is calculated so that, if projected consumption is realized exactly, there should not be any amounts in the reserve subaccount. In the event that there are amounts in the reserve subaccount, the transition bond charge will be adjusted periodically in a manner designed to eliminate these amounts. See also "THE TRANSITION BONDS--CREDIT ENHANCEMENT FOR THE TRANSITION BONDS" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE--THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in the accompanying prospectus.

     On any payment date, if amounts available in the general subaccount and the series subaccount are not sufficient to pay the expenses, fees and charges specified in the indenture, and to make scheduled payments to the transition bondholders, the trustee will first withdraw amounts from the reserve subaccount to make those payments before withdrawing amounts from the series overcollateralization subaccount and, then, from the series capital subaccount.

     [No amounts in the series overcollateralization subaccount, the series capital subaccount or the reserve subaccount may be used to cover any shortfalls in interest on a floating rate class to the extent that shortfall is due to the swap counterparty's failure to pay any net swap receipt due under the related interest rate swap agreement. However, amounts in those subaccounts will be available to pay the applicable gross fixed amount with respect to each floating rate class.]

                   DESCRIPTION OF BONDABLE TRANSITION PROPERTY

     Bondable transition property is a presently existing property right created by the Competition Act and a bondable stranded costs rate order such as the BPU financing order. In general, bondable transition property represents the irrevocable right of an electric public utility to charge, collect and receive, and be paid from collections of, a non-bypassable transition bond charge, in amounts sufficient to pay debt service on the transition bonds and ongoing costs related to a particular transaction, which includes recovery of the following, referred to as "stranded costs":

     (1) the stranded costs of an electric public utility approved by the BPU for recovery through the issuance of transition bonds;

     (2) the cost of retiring existing debt or equity capital of the electric public utility, including accrued interest, premiums, and other related fees, costs and charges, as approved by the BPU, with the proceeds of the financing of bondable transition property; and

     (3) the costs incurred to issue, service or refinance the transition bonds, including interest, acquisition or redemption premium, and other financing costs and related fees, costs and charges, whether paid upon issuance or over the life of the transition bonds, including but not limited to credit enhancements, service charges, overcollateralization, interest rate caps, swaps or collars, yield maintenance, maturity guarantees and other hedging agreements, equity investments, operating costs and other related fees, costs and charges, or to assign, sell or otherwise transfer bondable transition property, as approved by the BPU.

Bondable transition property also includes (1) the right of an electric public utility to obtain periodic adjustments of the transition bond charge and (2) all revenues, collections, payments, money and proceeds with respect to all of the foregoing elements of bondable transition property.

                           THE TRANSITION BOND CHARGE

     The stranded costs authorized in the BPU financing order are to be recovered from customers of JCP&L through the assessment of the non-bypassable transition bond charge.

     JCP&L Will Assess the Transition Bond Charge on Customers. JCP&L, in its capacity as servicer of the bondable transition property under the servicing agreement, will assess the transition bond charge on the bills of its customers. See "SUMMARY OF TERMS - THE COLLATERAL" in the accompanying prospectus for a description of JCP&L's customers. The transition bond charge will be a uniform non-bypassable per kilowatt-hour charge assessed against customers on their bills, regardless of customer rate class, as part of JCP&L's regular billing. The amount of the charge will depend generally on the amount of electricity delivered to the customer through JCP&L's transmission and distribution system. Any third party electric power supplier of electricity to JCP&L's customers must pay JCP&L the transition bond charge billed by such third party electric power supplier to JCP&L's customers.

     JCP&L Will Calculate the Transition Bond Charge. JCP&L, as servicer, will calculate the transition bond charge based on the total amount required to be billed to customers to generate transition bond charge collections sufficient to provide funds for the timely payment of scheduled principal of and interest on the transition bonds and the other amounts required to be paid by the issuer. The charge will be reflected in each customer's bill. Actual transition bond charge collections may vary from projected collections due to changes in electricity consumption patterns, total usage, the number of customers, rates of delinquencies and write-offs and other factors. See Tables 1 through 7 under "SERVICING OF THE BONDABLE TRANSITION PROPERTY" in the accompanying prospectus. JCP&L, as servicer, is required to seek adjustments to the transition bond charge as described under "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in the accompanying prospectus, in order to adjust for such variations.

     The initial transition bond charge will be calculated based on:

     o    the issuance of $[277] million of the series 2004-A transition bonds;

     o the projected total payments required in relation to the transition bonds during the period commencing immediately after the date of
          issuance of the series 2004-A transition bonds and ending [       ,
          2005]; and

     o the estimated amount of kilowatt-hours of electricity delivered, and for which JCP&L bills and collects during that period.

     The BPU's Transition Bond Charge Adjustment Process. Transition bond charge collections are intended to be neither more nor less than the amount necessary to pay the principal balance of the transition bonds of each series in accordance with the expected amortization schedule, to pay interest on each series, [which in the case of interest on any floating rate class will be calculated at the applicable gross fixed rate,] to pay related expenses and to fund or replenish the subaccounts. The BPU financing order does not limit the number of transition bond charge adjustments that may be sought and implemented, except to provide that adjustments may not occur more frequently than quarterly, except that monthly filings are permitted in the last year before the expected maturity of the transition bonds and continuing until their legal final maturity. Furthermore, New Jersey law requires that the BPU continue to approve transition bond charge adjustments calculated in accordance with the formula until there are no transition bonds outstanding and all fees, costs and expenses of the issuer have been paid. In order to enhance the likelihood that the proper transition bond charge amount is collected, the servicing agreement requires that the servicer petition the BPU to approve adjustments to the transition bond charge. The servicer is required to file those petitions annually through _____________, and quarterly commencing on ___________, for so long as the series 2004-A transition bonds are outstanding. The adjustments will increase or decrease the transition bond charge based on calculations designed to result in transition bond charge collections in an amount sufficient to amortize principal on the transition bonds in accordance with the expected amortization schedule for each series of the transition bonds, and to pay interest, [which in the case of interest on any floating rate class will be calculated at the applicable gross fixed rate,] fees and expenses, and will be in an amount required to provide revenues sufficient to provide for the full recovery of stranded costs. Each periodic adjustment will become effective on an interim basis on the date upon which it is requested to be effective, which will be no less than 30 days after filing, absent a determination of manifest error by the BPU, and will become final 60 days after filing in the absence of a BPU order to the contrary. Under the BPU financing order, "manifest error" means an arithmetic error evident on the face of the filing.

     Initially, JCP&L estimates that the transition bond charge will be approximately [ ] cents per kilowatt-hour (excluding New Jersey sales and use tax) for customers of all rate classes, beginning not later than the issuance date for the series 2004-A transition bonds. This charge represents, on average, [ ]% of the projected average rate to be paid for the year 2004 by customers who do not purchase electric generation service from third party suppliers. See "THE COMPETITION ACT" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in the accompanying prospectus.

                                  UNDERWRITING

     The issuer, JCP&L and the underwriters for the offering named below have entered into an underwriting agreement with respect to the series 2004-A transition bonds. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of the series 2004-A transition bonds indicated in the following table.

         Underwriters                      Principal Amount Of Class
         ------------                      -------------------------
     [                  ]......
                                        -----        -----        -----
     [                  ]......
                                        -----        -----        -----

     Total.....................
                                      =========    =========    =========

     The underwriters are committed to take and pay for all of the series 2004-A transition bonds being offered if any are taken.

     The series 2004-A transition bonds sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any series 2004-A transition bonds sold by the underwriters to securities dealers may be sold at a discount from the
initial public offering price of up to    % of the principal amount of the Class
    transition bonds,    % of the principal amount of the Class    transition
bonds and    % of the principal amount of the Class    transition bonds. Any
such securities dealers may resell any series 2004-A transition bonds purchased from the underwriters to certain other brokers or dealers at a discount from the
initial public offering price of up to    % of the principal amount of the Class
    transition bonds,    % of the principal amount of the Class    transition
bonds and    % of the principal amount of the Class    transition bonds. If all
the series 2004-A transition bonds are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

     The series 2004-A transition bonds are a new issue of securities with no established trading market. The issuer has been advised by the underwriters that the underwriters intend to make a market in the series 2004-A transition bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the series 2004-A transition bonds.

     In connection with this offering, the underwriters may purchase and sell series 2004-A transition bonds in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of the series 2004-A transition bonds than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the series 2004-A transition bonds while this offering is in progress.

     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased the series 2004-A transition bonds sold by or for the account of such underwriter in stabilizing or short covering transactions.

     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the series 2004-A transition bonds. As a result, the price of the series 2004-A transition bonds may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

     The issuer estimates that its total expenses for this offering, excluding
underwriting discounts and commissions, will be approximately $[          ].

     The issuer and JCP&L have agreed to reimburse the several underwriters for certain expenses and to indemnify the several underwriters against [or contribute to payments the underwriters may be required to make in respect of] certain liabilities, including liabilities under the Securities Act of 1933.

     Certain of the underwriters and their respective affiliates have, from time to time, in the past performed, and may in the future, perform various financial advisory and investment banking services to JCP&L and its affiliates, for which they have in the past received or will receive customary fees and expenses.

                 RATINGS FOR THE SERIES 2004-A TRANSITION BONDS

     It is a condition of any underwriter's obligation to purchase the series 2004-A transition bonds that the series 2004-A transition bonds be rated AAA by S&P, Aaa by Moody's and AAA by Fitch.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency. No person is obligated to maintain the rating on the transition bonds, and, accordingly, there can be no assurance that the ratings assigned to any class of the transition bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of the transition bonds is revised or withdrawn, the liquidity of that class may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than payment in full of each class of the transition bonds by the applicable legal final maturity date, as well as timely payment of interest.

     [For so long as any floating rate class is listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the issuer will notify the Luxembourg Stock Exchange if any rating assigned to those transition bonds is reduced or withdrawn and will cause this notice to be published in a daily newspaper published in Luxembourg, which is expected to be the Luxemburger Wort.]

                        [LISTING AND GENERAL INFORMATION
                        RELATED TO FLOATING RATE CLASSES

     Application will be made to list each floating rate class on the Luxembourg Stock Exchange. There can be no assurance that any floating rate class will be listed on the Luxembourg Stock Exchange or any other stock exchange. Purchasers of any class of series 2004-A transition bonds should not rely on these transition bonds being listed on the Luxembourg Stock Exchange or any other stock exchange. You should consult with Kredietbank S.A. Luxembourgeoise, the Luxembourg listing agent for each floating rate class, Boulevard Royal 43, L-2955 Luxembourg, phone number 352 47971, referred to as the "listing agent", to determine whether or not a particular floating rate class is listed on the Luxembourg Stock Exchange.

     In connection with the listing application, copies of the certificate of incorporation and by-laws of JCP&L, the certificate of formation and amended and restated limited liability company agreement of the issuer, as well as legal notice relating to the issuance of the series 2004-A transition bonds, will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained, free of charge, upon request. Once any floating rate class has been so listed, trading of those transition bonds may be effected on the Luxembourg Stock Exchange. Each floating rate class will be submitted for clearing through the facilities of DTC, Clearstream and Euroclear. See "THE TRANSITION BONDS--TRANSITION BONDS WILL BE ISSUED IN BOOK-ENTRY FORM" in the accompanying prospectus.

     The International Securities Identification Number, referred to as "ISIN", Common Code number and the CUSIP number for each floating rate class are as follows:

          Class        ISIN        Common Code       CUSIP
          -----        ----        -----------       -----


     The issuer represents that, as of the date of this prospectus supplement, there has been no material adverse change in its financial position since the date of its formation. The issuer is not involved in litigation or arbitration proceedings relating to claims on amounts which are material in relation to the issuance of any floating rate class nor, so far as the issuer is aware, is any litigation or arbitration of this type involving it pending or threatened. Except as disclosed in this prospectus supplement or the prospectus, as of the date of this prospectus supplement, the issuer has no outstanding loan capital, borrowings, indebtedness or contingent liabilities, nor has the issuer created any mortgages, charges or guarantees.

     The transactions contemplated in this prospectus supplement were authorized by resolutions adopted by JCP&L's Board of Directors on or about February 20,
2004 and by the issuer's managers on or about [        ].

     If any floating rate class is listed on the Luxembourg Stock Exchange, copies of the indenture, the series 2004-A supplemental indenture, the sale agreement, the servicing agreement, the administration agreement, the reports of independent certified public accountants described in "THE SERVICING AGREEMENT--JCP&L, AS SERVICER, WILL PROVIDE STATEMENTS TO THE ISSUER AND TO THE TRUSTEE" and "--JCP&L WILL PROVIDE COMPLIANCE REPORTS AND CERTIFICATES CONCERNING THE SERVICING AGREEMENT" in the accompanying prospectus, the documents listed under "JERSEY CENTRAL POWER & LIGHT COMPANY" and "WHERE YOU CAN FIND MORE INFORMATION" in the accompanying prospectus and the reports to transition bondholders referred to under "REPORTS TO TRANSITION BONDHOLDERS" and "THE INDENTURE--REPORTS TO TRANSITION BONDHOLDERS" and "--THE TRUSTEE MUST PROVIDE A REPORT TO ALL TRANSITION BONDHOLDERS" in the accompanying prospectus, will be available free of charge at the offices of the trustee in The City of New York and the listing agent in Luxembourg. Financial information regarding JCP&L is included in its annual report on Form 10-K for the fiscal year ended December 31, 2003, and is also available at the offices of the trustee in The City of New York and the listing agent in Luxembourg. For so long as any floating rate class is outstanding and listed on the Luxembourg Stock Exchange, copies of each JCP&L annual report on Form 10-K for subsequent fiscal years will also be available at the offices of the trustee in The City of New York and the listing agent in Luxembourg.

     In the event that any floating rate class is listed on the Luxembourg Stock Exchange, certificated transition bonds are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg transfer agent, the Luxembourg paying agent will be appointed as a transfer agent.

     The indenture provides that the trustee and the paying agent shall pay to the issuer upon request any amounts held by them for the payment of principal of and interest on any class of transition bonds, including without limitation, any floating rate class, which amounts remain unclaimed for two years after they become due and payable. After payment to the issuer, holders of any class of series 2004-A transition bonds entitled to these funds must look to the issuer for payment as general creditors unless an abandoned property law designates otherwise.

     According to Chapter VI, Article 3, point A/II/2 of the Rules and Regulations of the Luxembourg Stock Exchange, the floating rate transition bonds will be freely transferable and therefore no transaction made on the Luxembourg Stock Exchange will be cancelled.

     The indenture, the series 2004-A supplemental indenture, the sale agreement, the servicing agreement and the administration agreement are governed by the laws of the State of New Jersey. The certificate of formation and the amended and restated limited liability company agreement are governed by the laws of the State of Delaware.]

                               INCOME TAX MATTERS

     See "MATERIAL UNITED STATES FEDERAL INCOME TAX MATTERS FOR THE TRANSITION BONDHOLDERS" and "MATERIAL STATE OF NEW JERSEY TAX MATTERS FOR THE TRANSITION BONDHOLDERS" in the accompanying prospectus.

PROSPECTUS


                         JCP&L TRANSITION FUNDING II LLC
                         Issuer of the Transition Bonds

                                TRANSITION BONDS


                      JERSEY CENTRAL POWER & LIGHT COMPANY
                               Seller and Servicer


     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE [ ] OF THIS PROSPECTUS BEFORE BUYING THE TRANSITION BONDS.

     The transition bonds represent obligations only of JCP&L Transition Funding II LLC, which is the issuer, and are backed only by the assets of the issuer. None of Jersey Central Power & Light Company, its parent, FirstEnergy Corp., or any of their respective affiliates, other than the issuer, is liable for payments on the transition bonds.

     There currently is no secondary market for the transition bonds, and there is no assurance that one will develop.

     This prospectus, together with the applicable prospectus supplement, constitutes a summary of material terms of the offering of a series of transition bonds. Prospective investors are urged to read both this prospectus and the applicable prospectus supplement in full. Sales of the transition bonds may not be consummated unless the purchaser has received both this prospectus and the applicable prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, NOR HAVE THEY DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ________, 2004

                                TABLE OF CONTENTS

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS                1
FORWARD-LOOKING STATEMENTS                                                     2
SUMMARY OF TERMS                                                               3
     Parties to the Transaction

     The Collateral

     Payment Sources

     Priority of Distributions

     Floating Rate Transition Bonds

     Credit Enhancement and Accounts

     State Pledge

     Allocations and Distributions

     Payments of Interest and Principal

     Optional Redemption

     Payment Dates and Record Dates

     Material Income Tax Considerations

     ERISA Considerations

REPORTS TO TRANSITION BONDHOLDERS

RISK FACTORS                                                                  13
     Transition Bondholders May Experience Payment Delays or Losses as a Result of the Limited Sources of Payment for the Transition Bonds and Limited Credit Enhancement

JUDICIAL, LEGISLATIVE OR REGULATORY ACTION THAT MAY ADVERSELY AFFECT YOUR INVESTMENT
     The Law Which Underpins the Transition Bonds May Be Invalidated

     The Competition Act May Be Overturned by the Federal Government Without Full Compensation

     Future State Legislative Action May Invalidate the Transition Bonds or Their Underlying Assets

     The BPU May Take Action Which Reduces the Value of the Transition
     Bonds


                                       (i)

SERVICING RISKS                                                               17
     Inaccurate Consumption Forecasting or Unanticipated Delinquencies or Write-Offs Could Result in Insufficient Funds to Make
     Scheduled Payments on the Transition Bonds

     Uncertainties Associated with Collecting the Transition Bond Charge and the Unpredictability of a Deregulated Electricity Market May Reduce the Amount of Funds Available for Payments on the Transition Bonds

     Your Investment Relies on JCP&L or a Successor Acting as Servicer of the Bondable Transition Property

     Billing and Collection Practices May Reduce the Amount of Funds Available for Payments on the Transition Bonds

     It May Be Difficult to Collect the Transition Bond Charge from Third Party Electric Power Suppliers Who Provide Electricity to JCP&L's Customers

     JCP&L's Customer Payments May Decline Due to Confusion

     Inability to Terminate Service to Certain Delinquent Customers Under Harsh Weather May Temporarily Reduce Amounts Available for Payments on the Transition Bonds

     Technological Change May Make Alternative Energy Sources More Attractive and Reduce the Number of Customers Paying Transition Bond Charges

THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS                    20
     JCP&L Will Commingle the Transition Bond Charge Collections with
     Other Revenues, Which May Obstruct Access to the Issuer's Funds in Case of Bankruptcy of JCP&L

     Bankruptcy of JCP&L Could Result in Losses or Delays in Payments on the Transition Bonds

     Bankruptcy of Third Party Electric Power Supplier Could Result in Losses or Delays in Payments on the Transition Bonds

     The Sale of the Bondable Transition Property Could Be Construed as a Financing and Not a Sale in Case of JCP&L's Bankruptcy

     A Sequestration Order for Bondable Transition Property in Case of Default Might Not Be Enforceable in Bankruptcy

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS             23
     Risks Associated with the Use of Interest Rate Swap Transactions

     Absence of Secondary Market for Transition Bonds Could Limit
     Your Ability to Resell Transition Bonds

     JCP&L's Ratings May Affect the Market Value of the Transition
     Bonds

     The Issuer May Issue Additional Series of Transition Bonds that Will Share Available Credit Enhancement and Whose Holders May Have Interests that Conflict with Yours


                                      (ii)

     The Ratings Have a Limited Function and They are no Indication of the Expected Rate of Payment of Principal of the Transition Bonds

     JCP&L's Obligation to Indemnify the Issuer for a Breach of a Representation or Warranty May Not Be Sufficient to Protect
     Your Investment

     You May Have to Reinvest Principal of Your Transition Bonds at a Lower Rate of Return Because of an Optional Redemption of Bonds

     Risks Associated with the Use of Credit Enhancement or Swap
     Transactions

     You Might Receive Principal Payments Later, or in Limited
     Circumstances, Earlier, Than You Expected

JERSEY CENTRAL POWER & LIGHT COMPANY                                          26
WHERE YOU CAN FIND MORE INFORMATION                                           27
THE COMPETITION ACT                                                           27
     Recovery of Stranded Costs is Allowed for Jcp&L and Other                28
     New Jersey Utilities

     JCP&L and Other Utilities May Securitize Stranded Costs                  28

JCP&L'S RESTRUCTURING                                                         30
THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE                        32
     The BPU Financing Order                                                  32

     The BPU's Transition Bond Charge Adjustment Process                      34

SERVICING OF THE BONDABLE TRANSITION PROPERTY                                 35
     JCP&L's Customer Classes                                                 35

     Billed Electric Revenue, Number of Customers and Consumption             35

     Percentage Concentration Within JCP&L's Large Commercial and             36
     Industrial Customers

     How JCP&L Forecasts the Number of Customers and the Amount               36
     of Electricity Usage

     Credit Policy; Billing; Collections; Termination of Service              37

     Loss and Delinquency Experience                                          38

     How JCP&L Will Apply Partial Payments by Its Customers                   40


                                      (iii)

JCP&L TRANSITION FUNDING II LLC, THE ISSUER                                   40
USE OF PROCEEDS                                                               43
THE TRANSITION BONDS                                                          43
     General Terms of the Transition Bonds                                    43

     Payments of Interest on and Principal of the Transition Bonds            44

     Optional Redemption of the Transition Bonds                              45

     Floating Rate Transition Bonds                                           46

     Credit Enhancement for the Transition Bonds                              46

     Transition Bonds will be Issued in Book-Entry Form                       46

     Certificated Transition Bonds                                            50

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS       51
THE SALE AGREEMENT                                                            52
     JCP&L's Sale and Assignment of the Bondable Transition Property to the Issuer

     JCP&L's Representations and Warranties                                   53

     JCP&L's Covenants                                                        56

     JCP&L's Obligation to Indemnify the Issuer and the Trustee               58
     and to Take Legal Action

     Successors to JCP&L                                                      59

THE SERVICING AGREEMENT                                                       60
     JCP&L's Servicing Procedures                                             60

     The BPU's Transition Bond Charge Adjustment Process

     JCP&L's Transition Bond Charge Collections                               63

     JCP&L's Compensation for Its Role as Servicer and Its Release            63
     of Other Parties

     JCP&L's Duties as Servicer                                               63

     JCP&L's Representations and Warranties as Servicer                       64

     JCP&L, as Servicer, Will Indemnify the Issuer and Other                  65
     Related Entities

     JCP&L, as Servicer, Will Provide Statements to the Issuer                65
     and to the Trustee


                                      (iv)

     JCP&L Will Provide Compliance Reports Concerning the                     66
     Servicing Agreement

     Matters Regarding JCP&L as Servicer                                      66

     Events Constituting a Default by Jcp&L in Its Role as Servicer           67

     The Trustee's Rights if JCP&L Defaults as Servicer                       67

     The Obligations of a Servicer that Succeeds Jcp&L                        68

THE INDENTURE                                                                 68
     The Security for the Transition Bonds                                    68

     Transition Bonds May Be Issued in Various Series or Classes              69

     The Collection Account for the Transition Bonds                          70

     How Funds in thE Collection Account will be Allocated                    74

     Reports to Transition Bondholders                                        76

     The Issuer and the Trustee May Modify the Indenture;
     The Issuer Must Enforce the Sale Agreement, the Servicing
     Agreement and Any Interest Rate Swap Agreement

     What Constitutes an Event of Default on the Transition Bonds             81

     Covenants of the Issuer                                                  84

     The Trustee Must Provide a Report to All Transition Bondholders          85

     What Will Trigger Satisfaction and Discharge of the Indenture            86

     The Issuer's Legal Defeasance and Covenant Defeasance Options            86

     The Trustee                                                              88

     Governing Law                                                            88

HOW A BANKRUPTCY OF JCP&L OR THE SERVICER MAY AFFECT YOUR INVESTMENT          88
MATERIAL UNITED STATES FEDERAL INCOME TAX MATTERS FOR THE TRANSITION          91
BONDHOLDERS
     General                                                                  91

     Taxation of United States Holders                                        92

     Taxation of Non-United States Holders


                                       (v)

MATERIAL STATE OF NEW JERSEY TAX MATTERS FOR THE TRANSITION BONDHOLDERS       96

ERISA CONSIDERATIONS                                                          96
     Prohibited Transactions Issues                                           97

     Plan Asset Issues                                                        98


PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS                                 98
RATINGS FOR THE TRANSITION BONDS                                              99
VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS                        99
INDEPENDENT AUDITORS                                                          99
INDEX TO FINANCIAL STATEMENTS OF JCP&L TRANSITION FUNDING II LLC
GLOSSARY OF TERMS USED IN THE ATTACHED PROSPECTUS AND PROSPECTUS SUPPLEMENT

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                               IN THIS PROSPECTUS

     You should rely only on information about the transition bonds provided in this prospectus and in the related prospectus supplement. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and the related prospectus supplement and, if given or made, the information or representations must not be relied upon as having been authorized by the issuer or by Jersey Central Power & Light Company, referred to as "JCP&L", the underwriters or any dealer, salesperson or other person. Neither the delivery of this prospectus and the related prospectus supplement nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time since the date of this prospectus or the related prospectus supplement. This prospectus and the related prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to buy, any security in any jurisdiction in which it is unlawful to make any similar offer or solicitation.

                           FORWARD-LOOKING STATEMENTS

     We caution you that this prospectus and the periodic reports and other documents that are incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They are statements about future performance or results (such as statements including, but not limited to, the terms "potential," "estimate," "believe", "expect" and "anticipate" and similar words) when we discuss our financial conditions, results of operations and business. Forward-looking statements involve certain risks, assumptions and uncertainties. They are not guarantees of future performance. Factors may cause actual results to differ materially from those expressed in these forward-looking statements. These factors include:

     o    State or federal legislative and regulatory developments;

     o    adverse regulatory or legal decisions;

     o the speed and nature of increased competition and deregulation in the electric utility industry;

     o the accuracy of the servicer's estimates of market demand and prices for energy;

     o the accuracy of the servicer's estimates of industrial, commercial and residential growth in JCP&L's service territory, including related estimates of conservation and electric usage efficiency

     o weather conditions and other natural phenomena affecting retail electric customer energy usage;

     o    acts of sabotage, terrorist activities or other catastrophic events;

     o    energy-related technological developments;

     o the operating performance of JCP&L's facilities and third-party suppliers of electric energy in JCP&L's service territory;

     o the accuracy of the servicer's estimates of the payment patterns of retail electric customers, including the rate of delinquencies; and

     o    national or regional economic conditions.

     We believe that the expectations reflected in our forward-looking statements are reasonable. However, we cannot assure you that these expectations will prove to be correct. You should consider the factors we have noted above as you read the forward-looking statements in this prospectus and the related prospectus supplement.

     All subsequent written and oral forward-looking statements attributable to JCP&L, the issuer or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                SUMMARY OF TERMS

     This summary contains a brief description of the transition bonds that applies to all series of transition bonds issued under this prospectus. Information that relates to a specific series of transition bonds can be found in the prospectus supplement related to that series. You will find a detailed description of the terms of the offering of the transition bonds in "THE TRANSITION BONDS" in this prospectus.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE [ ] OF THIS PROSPECTUS.

THE ISSUER:                   JCP&L Transition Funding II LLC, a Delaware
                              limited liability company, referred to as the "issuer". The issuer was formed solely to purchase bondable transition property and to issue one or more series of transition bonds secured by the bondable transition property.

ISSUER'S ADDRESS:             [            ]

ISSUER'S TELEPHONE NUMBER:    [            ]

SELLER OF THE BONDABLE        JCP&L, a public utility furnishing electric
TRANSITION PROPERTY TO        service wholly within the State of New Jersey, and
THE ISSUER:                   a subsidiary of FirstEnergy Corp., a holding
                              company registered under the Public Utility
                              Holding Company Act of 1935. JCP&L provides retail electric service within a territory located in northern, western and east central New Jersey having a population of approximately 2.7 million.

SELLER'S ADDRESS:             76 South Main Street, Akron, Ohio 44308-5100

SELLER'S TELEPHONE NUMBER:    (330) 384-5100

SERVICER OF THE BONDABLE      JCP&L, acting as servicer, and any successor
TRANSITION PROPERTY:          will service the bondable transition property,
                              including the billing, collection and remittance of the transition bond charge pursuant to a servicing agreement with the issuer.

                              JCP&L will be entitled to a quarterly servicing fee that will be payable from the transition bond charge collections. JCP&L, as servicer, will be entitled to withhold the quarterly servicing fee, which amount will be specified in the related prospectus supplement, from transition bond charge collections. If JCP&L is replaced by a successor servicer that does not concurrently bill the transition bond charge with other charges for electric services, the successor servicer will be paid an annual fee that may be higher than that paid to JCP&L.

TRUSTEE:                      [              ]

THE ASSETS OF THE ISSUER:     The issuer will own:

                              o the bondable transition property sold to the issuer (See "THE SALE AGREEMENT--JCP&L'S SALE AND ASSIGNMENT OF THE BONDABLE TRANSITION PROPERTY TO THE ISSUER" in this prospectus);

                              o    trust accounts held by the trustee;

                              o rights under various contracts including, but not limited to, any interest rate swap agreement; and

                              o other credit enhancement acquired or held to provide for payment of the transition bonds, if any.

TRANSACTION OVERVIEW:         The Electric Discount and Energy Competition Act
                              of 1999, referred to as the "Competition Act", as amended, permits electric public utilities, such as JCP&L, to recover the payments made by the utility to procure power for basic generation service, referred to as "BGS", that exceed net revenues from BGS charge collected during the period of transition to a competitive electricity generation market, as well as costs of generation-related investments and other obligations that cannot be recouped through market-based rates in a competitive electricity generation retail market. The New Jersey Board of Public Utilities, referred to as the "BPU", may authorize a transferee of an electric public utility to issue debt securities, referred to as transition bonds, secured by the right to charge, collect and receive, and be paid from collections of, a non-bypassable transition bond charge payable by the utility's customers, by means of which the transferee pays debt service and other costs relating to the transition bonds. This right to charge, collect and receive transition bond charges will be a presently existing property right of the issuer referred to as "bondable transition property." See "THE TRANSITION BONDS" in this prospectus.

                              The following sets forth the primary steps of the transaction underlying the offering of the transition bonds:

                              o    JCP&L will sell the bondable transition
                                   property to the issuer in exchange for the net proceeds from the sale of the transition bonds.

                              o The issuer, whose primary asset will be the bondable transition property, will sell the transition bonds to the underwriters named in the related prospectus supplement.

                              o    JCP&L will act as the servicer of the
                                   bondable transition property.

                              o FirstEnergy Service Company, an affiliate of JCP&L, will act as the administrator of the issuer.

                              The transition bonds and the bondable transition property securing the transition bonds are not obligations of JCP&L, FirstEnergy Corp. or any of their respective affiliates, other than the issuer. The transition bonds and the bondable transition property are also not obligations of the State of New Jersey or any governmental agency, authority or instrumentality of the State.

PARTIES TO THE TRANSACTION

     The following diagram represents a general summary of the parties to the transaction underlying the offering of the transition bonds, their roles and their various relationships to the other parties:

                                [Diagram omitted]

THE COLLATERAL

         The transition bonds will be secured primarily by the bondable transition property, a presently existing property right created by the Competition Act and a financing order, referred to as the "BPU financing order", issued by the BPU to JCP&L on ________________, 2004 which provides, among other things, for the issuance of transition bonds. In general terms, the bondable transition property represents the irrevocable right to charge, collect and receive, and be paid from collections of, a non-bypassable transition bond charge payable by JCP&L's customers in an amount designed to pay:

         o the fees, expenses, costs, charges, credit enhancement and premiums, if any, and other amounts associated with the transition bonds and their issuance; and

         o   the principal of and interest on the transition bonds.

         As used throughout this prospectus, a "customer" responsible for paying the transition bond charge is an end user of electricity that is connected to any part of JCP&L's transmission and distribution system and is located within JCP&L's service territory, other than end users that self-generate from on-site facilities unless new on-site generation facilities reduce the kilowatt-hours distributed in the aggregate by JCP&L to all of its customers to 92.5% or less of the aggregate kilowatt-hours distributed by it in 1999. Those customers receiving power generated from new on-site generation facilities that commence operation after such threshold is reached will be responsible for payment of the transition bond charge as if this power were distributed by JCP&L.

         JCP&L will sell the bondable transition property to the issuer. The bondable transition property is described in more detail under "THE SALE AGREEMENT--JCP&L'S SALE AND ASSIGNMENT OF THE BONDABLE TRANSITION PROPERTY TO THE ISSUER" in this prospectus. JCP&L, as servicer of the bondable transition property, will bill and collect the transition bond charge from customers on behalf of the issuer. However, under certain circumstances, third party electric power suppliers to JCP&L's customers may be allowed to bill and collect the transition bond charge, as well as other billed amounts, from JCP&L's customers. Any such third party electric power supplier will be required to pay the transition bond charges to the servicer, whether or not the customers pay the third party electric power supplier. See "SERVICING OF THE BONDABLE TRANSITION PROPERTY" in this prospectus.

         Under the Competition Act, JCP&L must use the net proceeds from the sale of the series 2004-A transition bonds to reduce a portion of JCP&L's stranded costs or basic generation service transition costs through the retirement of its debt or equity, or both. As defined in the Competition Act, "stranded costs" are (1) the amount by which the net cost of the electric public utility's electric generating assets or electric power purchase contracts, which traditionally would be recoverable in a regulated environment, exceeds the market value of those assets or contracts in a competitive supply marketplace, as determined by the BPU and (2) the costs of buydowns or buyouts of power purchase contracts together with interest, as approved by the BPU. "Basic generation service transition costs" are the amount by which the payments by an electric public utility for the procurement of power for BGS and related costs exceeds the net revenues from the BGS charge authorized by the BPU during the period of transition to a competitive electric generation market, together with interest, as approved by the BPU. As used throughout this prospectus, the term "stranded costs" includes both stranded costs and basic generation service transition costs, as defined in the Competition Act.

PAYMENT SOURCES

         On each payment date, the trustee will pay amounts due on the transition bonds from:

         o transition bond charges remitted by the servicer to the trustee on behalf of the issuer during the related collection period;

         o investment earnings on amounts held in certain trust accounts established under the indenture;

         o amounts payable to the issuer under any interest rate swap agreement;

         o amounts received as payment for any indemnity obligations of JCP&L under the sale agreement or the servicing agreement;

         o    any third party credit enhancement; and

         o    amounts available in the trust accounts held by the trustee.

These accounts are described in greater detail under "THE INDENTURE--THE COLLECTION ACCOUNT FOR THE TRANSITION BONDS" in this prospectus.

PRIORITY OF DISTRIBUTIONS

         On each payment date, the trustee will pay or allocate transition bond charges received from the servicer and all investment earnings on the amounts held in the general subaccount of the collection account, except for amounts held in any series capital subaccount, to the extent funds are available in the general subaccount, in the following priority:

         (1) Payment of all amounts owed to the trustee and all amounts owed to the independent managers of the issuer.

         (2) Payment of the servicing fees and all unpaid servicing fees from prior periods, if these fees have not been withheld by the servicer from transition bond charge collections for that purpose.

         (3) Payment of the administration fee in an amount determined in accordance with the administration agreement between the issuer and FirstEnergy Service Company, or its successor as administrator, in an amount not to exceed the administrator's actual costs.

         (4) So long as no event of default has occurred and is continuing or would be caused by this payment, the payment of operating expenses of the issuer excluding items (1), (2) and (3) above, up to an annual aggregate of $[ ] for all series.

         (5)    Payment of interest as follows:

                o first, unpaid interest on any series from prior periods, including payment of any amount payable to any swap counterparty on any interest rate swap agreement, including interest on past due interest; and

                o then, payment of the current interest then due on the transition bonds of each series, including payment of any amount payable to the swap counterparty on any interest rate swap agreement.

         (6) Payment of the principal then legally required to be paid on the transition bonds of any series as follows:

                o the unpaid principal balance of any series due upon an acceleration following an event of default;

                o the unpaid principal balance of any series if such payment date is on or after the legal final maturity date of that series; and

                o the unpaid principal balance of any transition bonds called for redemption.

         (7) Payment of the principal then scheduled to be paid on the transition bonds of any series according to the applicable expected amortization schedule other than principal paid under item (6) above.

         (8) Payment of any remaining unpaid operating expenses and indemnity amounts then owed by the issuer.

         (9) Replenishment of each series capital subaccount, pro rata, up to the aggregate required capitalization amount for each series.

         (10) Allocation or replenishment of any required amount necessary to bring the amount in each series overcollateralization subaccount up to the required overcollateralization level for each series as of that payment date.

         (11) Payment of any termination or breakage amounts payable under any interest rate swap agreement relating to any floating rate transition bonds.

         (12) So long as no event of default has occurred and is continuing, release to the issuer of an amount equal to investment earnings since the preceding payment date (or, in the case of the first payment date, since the issuance date) on amounts in each series capital subaccount.

         (13) Allocation of the remainder, if any, to the reserve subaccount.

         See also "THE INDENTURE--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in this prospectus. A diagram depicting how the transition bond charge collections will be allocated may be found on page [ ] of this prospectus.

FLOATING RATE TRANSITION BONDS

         If, in connection with the issuance of any class of transition bonds paying interest at a floating rate, referred to as a "floating rate class", the issuer arranges for any interest rate swap transactions, the material terms of those transactions will be described in the related prospectus supplement.

CREDIT ENHANCEMENT AND ACCOUNTS

         Unless otherwise specified in any prospectus supplement, the primary form of credit enhancement for the transition bonds will be mandatory periodic adjustments, which will be made at least annually, to the transition bond charge. The BPU is required to make periodic adjustments to the transition bond charge upon petition by JCP&L, as servicer, on behalf of the issuer, designed to provide revenues sufficient to recover all amounts required to be distributed, including:

         o for each series of transition bonds, principal of each class of such series in accordance with the expected amortization schedule;

         o interest on the transition bonds, which in the case of interest on any floating rate class of any series will be calculated at the gross fixed rate;

         o other ongoing transaction costs and expenses as specified in items (1) through (8) and (11) above;

         o for each payment date for each series of transition bonds, the funding of each series overcollateralization subaccount in amounts sufficient to bring the balance in that subaccount to the aggregate required overcollateralization level for that series;

         o for each payment date for each series of transition bonds, the funding of each series capital subaccount in amounts sufficient to bring the balance in that subaccount to the aggregate required capitalization amount for that series; and

         o      to cause the reserve subaccount to equal zero;

all by the earlier of (1) the payment date immediately preceding the next adjustment and (2) the expected final payment date.

         The calculation of transition bond charge adjustments is required to include an amount sufficient to fully compensate for delays or losses that would otherwise result from either the delinquent payment or non-payment of the transition bond charge. The servicer will petition the BPU to approve these adjustments to make up for any shortfall or excess in transition bond charge collections. Under the BPU financing order, JCP&L, as servicer, is permitted to petition the BPU for adjustments at least annually but not more frequently than quarterly, except that monthly filings are permitted in the last year before the expected maturity of the transition bonds and continuing until their legal final maturity. Under the servicing agreement, the servicer is required to petition for adjustments at least annually through the [ ], 20__ petition and quarterly commencing with the [ ], 20__ petition. Those adjustments will become effective on an interim basis on the date upon which they are requested to be effective, which will be no less than 30 days after filing, and will become final 60 days after filing, in each case absent a determination by the BPU of manifest error.

Expressed generally, the most likely causes of a shortfall or excess in transition bond charge collections include the following situations:

         o the actual electric consumption by JCP&L's customers varying from JCP&L's forecasts; and

         o the actual rate of collection of billed transition bond charges varying from JCP&L's expected rate of collection due to delinquencies and write-offs, including shortfalls created by third party electric power suppliers that default in payments of transition bond charges to the servicer.

         See "RISK FACTORS--SERVICING RISKS" in this prospectus. The transition bond charge collections will fund the collection account and various subaccounts as set forth below. These accounts are additional credit enhancement for the transition bonds.

         Collection Account. Under the indenture, the trustee will maintain a single collection account, divided into various subaccounts, some of which may be series specific and some of which may be held for all series of transition bonds. The primary subaccounts for credit enhancement purposes are:

         (1) Capital Subaccount. An amount specified in the prospectus supplement for each series of transition bonds will be deposited into that series' capital subaccount on the date of issuance of that series. Any shortfall in the capital subaccount for an existing series that is not otherwise replenished will be replenished by periodic adjustments to the transition bond charge. The issuer will receive all interest earned on amounts held in all capital subaccounts not used to meet current obligations. The required capitalization amount at any time will equal the aggregate of the required capitalization amounts for all outstanding series.

         (2) Overcollateralization Subaccount. The prospectus supplement for each series of transition bonds will specify a funding amount for that series overcollateralization subaccount. That amount will be funded over the term of such series, as specified in the applicable prospectus supplement, through transition bond charge collections. The required overcollateralization level at any time will equal the aggregate of the required overcollateralization levels for all outstanding series.

         (3) Reserve Subaccount. Any excess amount of transition bond charge collections, indemnity payments and investment earnings on amounts held in the collection account, other than earnings on amounts held in any series capital subaccount, after payments have been made on a payment date, will be held in the reserve subaccount for all series of transition bonds and be used to meet payment obligations on subsequent payment dates or, to the extent not so used, be applied to reduce the transition bond charge in connection with the next periodic adjustment.

         Each of the capital subaccount and the overcollateralization subaccount for each series will be available to make payments for that series on each payment date and all other amounts as described in items (1) through (7) in "--PRIORITY OF DISTRIBUTIONS" above. The reserve subaccount will be available to make payments for all series of transition bonds on each payment date and other amounts as described in items (1) through (7) and in items (9) and (10) above for all series. To the extent that amounts on deposit in the reserve subaccount are needed to make payments for more than one series, but are insufficient, the amounts on deposit will be allocated to each series in proportion to the amounts payable or scheduled to be paid from such subaccount with respect to each series on that payment date.

         Although it is not anticipated, additional credit enhancement for any series may include surety bonds or letters of credit. Additional forms of credit enhancement, if any, for each series will be specified in the related prospectus supplement. The servicer may, but is not obligated to, obtain insurance or a letter of credit in support of its obligation to remit transition bond charge collections to the trustee. Credit enhancement for the transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.

STATE PLEDGE

         Under the Competition Act, the State of New Jersey pledges and agrees with the holders of the transition bonds and with the issuer not to limit, alter or impair the bondable transition property or the other rights vested in an electric public utility or any assignee or pledgee of the utility or any financing entity, such as the issuer, or vested in the holders of any transition bonds pursuant to a bondable stranded costs rate order, such as the BPU financing order, until the related transition bonds are fully paid and discharged. In addition, the State pledges and agrees that it will not in any way limit, alter, impair or reduce the value or amount of the bondable transition property approved by a financing order except as contemplated by the periodic adjustments to the transition bond charge.

         Under certain circumstances, the State of New Jersey may not be required to adhere to its pledge. Any action by New Jersey which would constitute a violation of its pledge would have to be a reasonable exercise of the state's sovereign power and of a character reasonable and appropriate to the state's public purpose in order to justify such an action. However, there is no existing case law addressing the exercise of the State of New Jersey's sovereign powers with respect to transition bonds. Alternatively, the State of New Jersey may not be required to adhere to its pledge if it pays just compensation to transition bondholders. [However, there is no assurance that any such just compensation would be sufficient to pay the full amount of principal and interest on the transition bonds or to pay these amounts on a timely basis.] There is also no existing case law addressing the issue of just compensation in the context of transition bonds.

ALLOCATIONS AND DISTRIBUTIONS

     The following diagram represents a general summary of the allocations and distributions described in "--PRIORITY OF Distributions" above.

                                [Diagram omitted]

PAYMENTS OF INTEREST AND PRINCIPAL

         Interest on each class of transition bonds will accrue at the interest rate specified in the related prospectus supplement. On each payment date, the trustee will distribute interest accrued on each class of transition bonds and the scheduled principal payment for that class, if any, to the extent funds are available, until the outstanding principal balance of that class has been reduced to the level designated for each payment date in accordance with the expected amortization schedule.

         Failure to pay the entire outstanding balance of the transition bonds of any class or series by that series' expected final payment date will not result in a default with respect to that class or series; however, a default will occur if the entire outstanding balance of any class or series is not paid on or before the legal final maturity date of that class or series. The expected final payment date and the legal final maturity date of each series and class of transition bonds will be specified in the related prospectus supplement.

         To the extent that available funds are insufficient to pay principal, interest or any other of items (1) through (11) in "--PRIORITY OF DISTRIBUTIONS" above, and amounts payable or scheduled to be paid are different for different series, those funds available for payment of that item will be allocated in proportion to the amount payable or scheduled to be paid with respect to that item for each series of transition bonds on that payment date.

OPTIONAL REDEMPTION

         The issuer may redeem all of the outstanding transition bonds of any series, at its option, only if, on any payment date, the outstanding principal balance of the transition bonds of that particular series (after giving effect to payments scheduled to be made on that payment date) is less than 5% of the initial principal balance of the transition bonds of that series. Unless otherwise specified in a prospectus supplement, there will be no other optional redemption for a series.

PAYMENT DATES AND RECORD DATES

         The payment dates and record dates for each series of transition bonds will be specified in the related prospectus supplement.

MATERIAL INCOME TAX CONSIDERATIONS

         In the opinion of Thelen Reid & Priest LLP, for United States federal income tax and New Jersey state income tax purposes, the transition bonds will constitute debt obligations of JCP&L. If you purchase a transition bond, you agree to treat it as debt of JCP&L for federal, state and local tax purposes. For further information regarding the material income tax matters, see "MATERIAL UNITED STATES FEDERAL INCOME TAX MATTERS FOR THE TRANSITION BONDHOLDERS" and "MATERIAL STATE OF NEW JERSEY TAX MATTERS FOR THE TRANSITION BONDHOLDERS" in this prospectus.

ERISA CONSIDERATIONS

         Pension plans and other investors subject to the Employee Retirement Income Security Act of 1974, as amended, referred to as "ERISA", may acquire the transition bonds subject to specified conditions. The acquisition and holding of the transition bonds could be treated as an indirect prohibited transaction under ERISA. Accordingly, by purchasing the transition bonds, each investor purchasing on behalf of a pension plan will be deemed to certify that the investor's purchase and subsequent holding of the transition bonds would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, see "ERISA CONSIDERATIONS" in this prospectus.

                        REPORTS TO TRANSITION BONDHOLDERS

         With respect to each series and class of transition bonds, on or prior to each payment date, the trustee will deliver a statement prepared by the trustee to each transition bondholder of that series and class. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the related supplemental indenture, as to the transition bonds of that series and class with respect to that payment date or the period since the previous payment date or, in the case of the first payment date, from the issuance date:

         (1) the amount to be paid to transition bondholders of that series and class as principal;

         (2) the amount to be paid to transition bondholders of that series and class as interest;

         (3) the projected transition bond principal balance and the actual transition bond principal balance for that series and clsss as of that payment date;

         (4) the amount on deposit in the overcollateralization subaccount for that series and the required overcollateralization level for that series, as of that payment date;

         (5) the amount on deposit in the capital subaccount for that series and the required capitalization amount for that series as of that payment date;

         (6) the amount, if any, on deposit in the reserve subaccount as of that payment date;

         (7) the amount to be paid to any swap counterparty under any interest rate swap agreement;

         (8)    the amount paid to the trustee since the preceding payment date;

         (9) the amount paid to the servicer since the preceding payment date; and

         (10)   any other transfers and payments made pursuant to the indenture.

     If any transition bonds are listed on the Luxembourg Stock Exchange, and the rules of that exchange so require, notice that this report is available with the listing agent in Luxembourg will be given to holders of those listed transition bonds by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase transition bonds.

TRANSITION BONDHOLDERS MAY EXPERIENCE PAYMENT DELAYS OR LOSSES AS A RESULT OF THE LIMITED SOURCES OF PAYMENT FOR THE TRANSITION BONDS AND LIMITED CREDIT ENHANCEMENT

         You may suffer payment delays or losses on your transition bonds if the assets of the issuer are insufficient to pay the principal balance of the transition bonds in full. The only source of funds for payments on the transition bonds will be the assets of the issuer. These assets are limited to:

         o the bondable transition property, including the right to charge, collect and receive the transition bond charge and to adjust the transition bond charge at least annually;

         o the funds on deposit in the collection account and the related subaccounts held by the trustee;

         o contractual rights under various contracts, including the sale agreement; and

         o any other credit enhancements described in a prospectus supplement.

         Any floating rate transition bonds will also have the proceeds of any swap agreement available as a payment source.

         The transition bonds will not be insured or guaranteed by JCP&L, including in its capacity as servicer, or by its parent, FirstEnergy Corp., or by any of their affiliates, the trustee or any other person or entity. Furthermore, it is not anticipated that the transition bonds will have the benefit of any liquidity facility or of any third-party credit enhancement, such as letters of credit or insurance. Thus, you must rely for payment of the transition bonds solely upon collections of the transition bond charge, funds on deposit in the collection account held by the trustee and any other credit enhancement described in the related prospectus supplement. See "JCP&L TRANSITION FUNDING LLC, THE ISSUER" in this prospectus. The issuer's organizational documents restrict its right to acquire other assets unrelated to the transactions described in this prospectus.

                   JUDICIAL, LEGISLATIVE OR REGULATORY ACTION
                    THAT MAY ADVERSELY AFFECT YOUR INVESTMENT

THE LAW WHICH UNDERPINS THE TRANSITION BONDS MAY BE INVALIDATED

         The bondable transition property is the creation of the Competition Act and the BPU financing order issued to JCP&L pursuant to the Competition Act. The Competition Act was adopted in February 1999 and amended in 2002. A court decision might overturn or otherwise invalidate either the Competition Act or the BPU financing order. If this occurs, you may lose some or all of your investment or you may experience delays in recovering your investment. Because the bondable transition property is a creation of statute, any proceeding affecting the validity of the relevant legislative provisions could have an adverse effect on the transition bonds because the transition bonds are secured primarily by the bondable transition property. For example, if the provisions of the Competition Act which create bondable transition property as a presently existing property right were invalidated, JCP&L, as servicer, could lose the right to collect the transition bond charge. As another example, if the provisions of the Competition Act that allow for periodic adjustment of the transition bond charge were invalidated, the servicer could be prevented from obtaining the adjustments required to provide sufficient funds for the scheduled payments on the transition bonds. Similar legislation in other states has been challenged but not overturned as discussed below.

         There is uncertainty associated with investing in bonds payable from an asset that depends on recently enacted legislation for its existence because of the absence of any judicial or regulatory precedent implementing and interpreting the legislation. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in this prospectus.

         In October and November of 1999, appeals were filed challenging the validity of a BPU financing order and restructuring order issued to another New Jersey electric utility. The Appellate Division of the New Jersey Superior Court unanimously affirmed these BPU financing and restructuring orders and the New Jersey Supreme Court affirmed the Appellate Division decision. One of the appellants in this case filed a petition for review of the New Jersey Supreme Court's decision with the United States Supreme Court which the United States Supreme Court subsequently denied.

         If a court were to determine that the relevant provisions of the Competition Act or the BPU financing order are unlawful, invalid or unenforceable in whole or in part, or if a court were in any way to impair the security of the transition bondholders, such actions could adversely affect the validity of the transition bonds, the State of New Jersey's pledge against limitation, alteration or impairment of the bondable transition property or the issuer's ability to make payments on the transition bonds, and may not trigger any requirement for JCP&L to indemnify you. In that case, you could suffer a loss on your investment in the transition bonds.

         Electricity generation deregulation laws similar to the Competition Act have been enacted in other states, including Arkansas, California, Connecticut, Illinois, Massachusetts, Michigan, Montana, New Hampshire, Pennsylvania and Texas. [The validity of similar legislation in other states has been upheld in those states where court challenges have been made and the judicial process has been completed. While the issuer is not aware of any significant challenges to similar legislation currently pending in other states, a court might yet nullify a similar statute in another state in response to a future or pending claim.] Such a decision would not automatically invalidate the Competition Act or the BPU financing order, but it might give rise to a challenge to the Competition Act or the BPU financing order. Therefore, legal activity in other states may indirectly affect the value of your investment.

         Neither the issuer, JCP&L nor any successor will indemnify you for any changes in the law that may affect the value of your transition bonds.

THE COMPETITION ACT MAY BE OVERTURNED BY THE FEDERAL GOVERNMENT WITHOUT FULL COMPENSATION

         In the past, bills have been introduced in the United States Congress prohibiting the recovery of stranded costs, and such a prohibition could negate the existence of bondable transition property. Although Congress has never passed such a bill, no prediction can be made as to whether any future bills that prohibit the recovery of stranded costs, or securitized financing for the recovery of these costs, will become law or, if they become law, what their final form or effect will be. There is no assurance that the courts would consider this preemption a "taking" from the transition bondholders. Moreover, even if this preemption of the Competition Act and/or the BPU financing order by the federal government were considered a "taking" under the United States Constitution for which the government had to pay just compensation to transition bondholders, there is no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the transition bonds or to pay these amounts on a timely basis.

         Neither the issuer, JCP&L nor any successor will indemnify you for any changes in the law that may affect the value of your transition bonds.

FUTURE STATE LEGISLATIVE ACTION MAY INVALIDATE THE TRANSITION BONDS OR THEIR UNDERLYING ASSETS

         Unlike the citizens of the states of California, Massachusetts and some other states, the citizens of the State of New Jersey do not have the constitutional right to adopt or revise laws by initiative or referendum. Thus, absent an amendment of the Constitution of the State of New Jersey, the Competition Act cannot be amended or repealed by the electorate.

         Under the Competition Act, the State of New Jersey has pledged not to diminish the value of the bondable transition property. For a description of this pledge, see "THE COMPETITION ACT--JCP&L AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS" in this prospectus. Despite this pledge, the legislature of the State of New Jersey may attempt in the future to repeal or amend the Competition Act in a manner which might limit or alter the bondable transition property so as to reduce its value or the value of the transition bonds.

         To date, no cases addressing these issues in the context of transition bonds have been decided. There have been cases in which courts have applied the contract clause of the United States Constitution and parallel state constitutional provisions to strike down legislation reducing or eliminating taxes, public charges or other sources of revenues servicing bonds issued by public instrumentalities or private issuers, or otherwise reducing or eliminating the security for bonds. Based upon this case law, in the opinion of Thelen Reid & Priest LLP, counsel to JCP&L and the issuer, with respect to applicable federal and state constitutional principles relating to the impairment of contracts, the State of New Jersey, including the BPU, could not, absent a demonstration that such action was necessary to serve a significant and legitimate public purpose, repeal or amend the Competition Act by means of the legislative process, or take or refuse to take (through the BPU or otherwise) any action required under its pledge described above, or take or refuse to take any other action, if any such repeal or amendment or the action or inaction would substantially impair the rights of the owners of the bondable transition property or the transition bondholders or otherwise limit, alter, impair or reduce the value or amount of the bondable transition property, unless that action is a reasonable exercise of the State of New Jersey's sovereign powers and of a character reasonable and appropriate to the public purpose justifying that action.

         In addition, it may be possible for the New Jersey legislature to repeal or amend the Competition Act without violating the State's pledge if the legislature acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety. Even if the legislature provides you with an amount deemed to be just compensation, it may not be sufficient for you to fully recover your investment. Any action of the New Jersey legislature adversely affecting the bondable transition property or the ability to collect transition bond charges may be considered a "taking" under the United States or New Jersey Constitution. In such event, the New Jersey legislature would then be obligated to provide for payment of the estimated value of the bondable transition property at the time of the taking. The issuer cannot assure you of the likelihood or legal validity of any action of this type by the New Jersey legislature, or whether the action would be considered a taking. [As of the date of this prospectus, the issuer is not aware of any pending legislation in the New Jersey legislature that would affect any provisions of the Competition Act affecting the transition bonds.]

         There can be no assurance that a repeal of or amendment to the Competition Act will not be sought or adopted or that any action by the State of New Jersey may not occur, any of which might constitute a violation of the State of New Jersey's pledge and agreement with the transition bondholders. In any event, costly and time-consuming litigation might ensue. Any litigation of this type might adversely affect the price and liquidity of the transition bonds and the dates of payments of interest on and principal of the transition bonds and, accordingly, their weighted average lives. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the transition bondholders, the outcome of any litigation cannot be predicted with certainty, and accordingly, no assurances can be made that transition bondholders would not incur a loss of their investment.

         JCP&L has agreed to take legal or administrative actions, including instituting and prosecuting legal actions, as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or supplement to the Competition Act, the BPU financing order or the bondable transition property. JCP&L has also agreed to resist proceedings of third parties, which, if successful, would result in a breach of its representations concerning the bondable transition property, the BPU financing order or the Competition Act. See "THE SALE AGREEMENT - JCP&L'S COVENANTS" in this prospectus. However, there is no assurance that JCP&L would be able to take any action or that any action JCP&L is able to take would be successful.

         Neither the issuer, JCP&L, nor any successor will indemnify you for any changes in the law that may affect the value of your transition bonds.

THE BPU MAY TAKE ACTION WHICH REDUCES THE VALUE OF THE TRANSITION BONDS

         Pursuant to the Competition Act, the BPU financing order issued to JCP&L became irrevocable upon issuance and the BPU may not, directly or indirectly, by any subsequent action, rescind or amend the BPU financing order or reduce or impair the amount of stranded costs authorized to be recovered through the issuance of transition bonds under the BPU financing order. The BPU nevertheless might attempt to revise or rescind any of its regulations or orders in ways that ultimately have an adverse impact upon the bondable transition property or the transition bond charge. Apart from the terms of the BPU financing order, the BPU retains the power to adopt, revise or rescind rules or regulations affecting JCP&L or a successor electric public utility. Any new or amended regulations or orders by the BPU, for example, could affect the ability of the servicer to collect the transition bond charge on a full and timely basis. JCP&L has agreed to take any legal or administrative actions, including instituting and pursuing legal actions, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of, or supplement to the Competition Act, the BPU financing order, the BPU restructuring order (to the extent it affects the rights of transition bondholders or the validity or value of the bondable transition property), the letter to be delivered by JCP&L to the BPU within five business days following the issuance of each series of transition bonds specifying the terms of that series, referred to as an "issuance advice letter", the bondable transition property or the rights of transition bondholders by legislative enactment or constitutional amendment if such repeal, modification or supplement would be adverse to the issuer, the trustee or the transition bondholders. JCP&L has also agreed to resist proceedings of third parties, which, if successful, would result in a breach of any of its representations contained in the sale agreement, including those concerning the bondable transition property transferred pursuant to the sale agreement, the BPU financing order or the Competition Act. See "THE SALE AGREEMENT -- JCP&L'S COVENANTS" in this prospectus. However, there is no assurance that JCP&L would be able to take this action or that any action JCP&L takes would be successful. Future BPU regulations or orders may affect the credit rating of the transition bonds, their price or the rate of transition bond charge collections and, accordingly, the amortization of transition bonds and their weighted average lives. As a result, you could suffer a loss on your investment.

         JCP&L, as servicer, is required to file at least annually with the BPU, on behalf of the issuer, requests for adjustments of the transition bond charge. These adjustments are intended to provide, among other things, for timely payment of the transition bonds. The BPU may challenge JCP&L's calculation of a proposed adjustment, which may cause delay, or may refuse to permit an adjustment to take effect on the grounds that the adjustment contains a manifest error. Under the BPU financing order, "manifest error" means an arithmetic error evident on the face of the filing. Any such delay in the implementation of the adjustment could cause a delay in the payments on the transition bonds.

         There is uncertainty associated with investing in transition bonds whose timely payment of principal and interest may depend on true-up adjustments because of the very limited judicial and regulatory experience implementing and interpreting the provisions of the Competition Act providing for such adjustments. There can be no assurance that the adjustment procedures and adjustments will not be challenged. Such challenges could result in costly and time-consuming litigation. A shortfall or material delay in transition bond charge collections due to inaccurate forecasts or delayed implementation of true-up adjustments could result in principal of and interest on the transition bonds not being paid according to the expected amortization schedule, lengthening the weighted average life of the transition bonds or in payments of principal and interest not being made at all, and may materially reduce the value of the transition bondholders' investment.

                                 SERVICING RISKS

INACCURATE CONSUMPTION FORECASTING OR UNANTICIPATED DELINQUENCIES OR WRITE-OFFS COULD RESULT IN INSUFFICIENT FUNDS TO MAKE SCHEDULED PAYMENTS ON THE TRANSITION BONDS

         Because the transition bond charge is assessed based on estimates which are projected from historical consumption of electricity by JCP&L's customers, a shortfall of payments arising from the transition bond charge could result if the servicer inaccurately forecasts electricity consumption or underestimates customer delinquencies or write-offs when setting or adjusting the transition bond charge. A shortfall in transition bond charge collections could result in shortfalls in payments of interest on and principal of the transition bonds, the lengthening of the weighted average life of the transition bonds, or payments of principal and interest not being made at all.

         Inaccurate forecasting of electricity consumption by the servicer could result from, among other things:

         o warmer winters or cooler summers, resulting in less electricity consumption than forecasted;

         o general economic conditions being worse than expected, causing customers to migrate from JCP&L's or a successor electric public utility's service territory or reduce their electricity consumption;

         o the occurrence of a natural disaster, such as a hurricane or blizzard, or an act of war or terrorism unexpectedly disrupting electrical service and reducing consumption;

         o problems with energy generation, transmission or distribution resulting from a change in the market structure of the electric industry or otherwise;

         o large customers ceasing business or departing JCP&L's or a successor electric public utility's service territory;

         o increases in energy prices resulting in decreased consumption;

         o      changes in JCP&L's forecasting methodology;

         o customers consuming less electricity because of increased conservation efforts or technological change; or

         o large customers switching to self-generation of electric power without being required to pay the transition bond charge under the Competition Act. See "THE COMPETITION ACT" in this prospectus.

Inaccurate forecasting of delinquencies or write-offs by the servicer could result from, among other things:

         o unexpected deterioration of the economy or the occurrence of a natural disaster, an act of war or terrorist attack, causing greater delinquencies and write-offs than expected or forcing JCP&L or a successor electric public utility to grant additional payment relief to more customers than originally forecast;

         o a change in law, rules or regulations that makes it more difficult for JCP&L or a successor electric public utility to disconnect nonpaying customers, or that requires JCP&L or a successor electric public utility to apply more lenient credit standards in accepting customers;

         o the introduction into the energy markets of third party electric power suppliers who bill and collect payments arising from the transition bond charge but who fail to remit transition bond charges to the servicer in a timely manner; or

         o the failure of third party electric power suppliers who bill and collect payments arising from the transition bond charge to submit accurate and timely information to the servicer regarding their respective collections and write-offs. See "-- IT MAY BE DIFFICULT TO COLLECT THE TRANSITION BOND CHARGE FROM THIRD PARTY ELECTRIC POWER SUPPLIERS WHO PROVIDE ELECTRICITY TO JCP&L'S CUSTOMERS" below.

UNCERTAINTIES ASSOCIATED WITH COLLECTING THE TRANSITION BOND CHARGE AND THE UNPREDICTABILITY OF A DEREGULATED ELECTRICITY MARKET MAY REDUCE THE AMOUNT OF FUNDS AVAILABLE FOR PAYMENTS ON THE TRANSITION BONDS

         JCP&L has had only limited experience in calculating and imposing a non-bypassable transition bond charge, and in making all of the associated calculations and projections which are inherent in the calculations, before it made the calculations required in connection with the BPU financing order and the issuance of transition bonds. The projections are based on primarily historical performance of customer energy usage and collection of payments for which JCP&L has records available. These usage and collection records, however, reflect customers' payment patterns or energy usage in a competitive market to a very limited extent, because competition has been introduced only recently in New Jersey. These records also do not reflect the introduction of consolidated billing by third party electric power suppliers. Because the possibility for this kind of billing has only just recently been introduced in New Jersey, there are potentially unforeseen factors in that billing which may impact on the collection of payments. Therefore, the records which JCP&L has to date may have limited value in calculating the initial transition bond charge and the proposed transition bond charge adjustments if third party billing is undertaken in the JCP&L service territory. Furthermore, the servicer has had only limited experience administering the transition bond charge on behalf of an independent issuer.

YOUR INVESTMENT RELIES ON JCP&L OR A SUCCESSOR ACTING AS SERVICER OF THE BONDABLE TRANSITION PROPERTY

         JCP&L, as servicer, will be responsible for billing and collecting transition bond charges from customers and from third party electric power suppliers that bill and collect from customers and for filing requests with the BPU to adjust this charge. If JCP&L ceased servicing the bondable transition property, it might be difficult to find a successor servicer. Additionally, the issuer and the trustee may be prevented from appointing a new servicer by a bankruptcy court upon a servicer default caused by the commencement of a case by or against that servicer under federal bankruptcy law. A successor servicer may experience difficulties in collecting transition bond charges, determining appropriate adjustments to transition bond charges, terminating service to customers or otherwise taking actions against customers for non-payment of their transition bond charges. If JCP&L were to be replaced as servicer, any of these factors and others could delay the timing of payments and may reduce the value of your investment. Also, a change in the servicer or the reclaiming of billing functions by the servicer from any third party electric power supplier that has defaulted may cause billing and/or payment arrangements to change, which may lead to a period of disruption in which customers continue to remit payments according to the former arrangement, resulting in delays in collection that could result in delays in payments on your transition bonds. See "THE SERVICING AGREEMENT" in this prospectus.

         Upon a servicer default because of a failure to make required remittances, the issuer or the trustee would have the right to apply to the BPU for an order of sequestration and payment of revenues arising from the bondable transition property. However, federal bankruptcy law may prevent the trustee and the issuer from applying to the BPU for such an order and the BPU from issuing or enforcing this order. In either case of a servicer default, payments on the transition bonds may be suspended. See "--THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" below.

BILLING AND COLLECTION PRACTICES MAY REDUCE THE AMOUNT OF FUNDS AVAILABLE FOR PAYMENTS ON THE TRANSITION BONDS

         The methodology of determining the amount of the transition bond charge the issuer may impose on each customer is specified in the BPU financing order. Thus, neither the issuer nor JCP&L can change this methodology. However, JCP&L, as servicer, may set its own billing and collection arrangements with each customer. For example, to recover part of an outstanding electricity bill, JCP&L may agree to extend a customer's payment schedule or to write off the remaining portion of the bill. Also, JCP&L, or a successor to JCP&L as servicer, may change billing and collection practices. Any change to billing and collection practices may have an adverse or unforeseen impact on the timing and amount of customer payments, by impacting the servicer's capacity to bill and collect efficiently and in a timely manner, or otherwise, and may reduce the amount of transition bond charge collections and thereby limit the issuer's ability to make scheduled payments on the transition bonds. See "SERVICING OF THE BONDABLE TRANSITION PROPERTY--HOW JCP&L FORECASTS THE NUMBER OF CUSTOMERS AND THE AMOUNT OF ELECTRICITY USAGE" in this prospectus. Similarly, the BPU may require changes to these practices. Any changes in billing and collection regulation might adversely affect the billing terms and the terms of remittances by third party electric power suppliers to the servicer or make it more difficult for the servicer to collect the transition bond charge. These changes may adversely affect the value of the transition bonds and their amortization and, accordingly, their weighted average lives. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in this prospectus.

IT MAY BE DIFFICULT TO COLLECT THE TRANSITION BOND CHARGE FROM THIRD PARTY ELECTRIC POWER SUPPLIERS WHO PROVIDE ELECTRICITY TO JCP&L'S CUSTOMERS

         In the future, customers may be billed by, and pay transition bond charges to, third parties who supply them with electric power. These third party electric power suppliers will be obligated to forward the amount billed in respect of the transition bond charge to JCP&L, as servicer, regardless of whether and to what extent these amounts are collected from customers. JCP&L will have limited rights to collect transition bond charges directly from those customers who receive their electricity bills from third party electric power suppliers. If many customers elect to be billed by and receive aggregated electricity bills from third party electric power suppliers, the issuer may have to rely on a relatively small number of third party electric power suppliers to remit the bulk of the transition bond charges from those customers. A remittance default by a third party electric power supplier which collects from a large number of customers would have a greater impact than a default by a single customer and, therefore, would have a greater impact on transition bond charge collections and, in turn, on the issuer's ability to make timely payments on the transition bonds. Although third party electric power suppliers will be required to post a deposit with JCP&L, as servicer, if they do not have a credit rating of at least 'Baa2' by Moody's Investors Service, referred to as "Moody's", or 'BBB' by Standard & Poor's Ratings Services, referred to as "S&P", there can be no assurance that such deposit will be sufficient to compensate fully for a remittance default by a third party electric power supplier.

         JCP&L will not pay any shortfalls resulting from the failure of any third party electric power supplier to forward billed transition bond charges to JCP&L, as servicer. Additionally, there can be no assurance that third party electric power suppliers will use the same customer credit standards as the servicer. Therefore, it is possible that customers served by third party electric power suppliers may have a higher rate of delinquencies and write-offs than those historically served by JCP&L. Also, there can be no assurance that JCP&L, as servicer, will be able to mitigate credit risks relating to these third party electric power suppliers or their customers in the same manner or to the same extent to which it mitigates the risks relating to its customers.

         The adjustment mechanism, the deposits required from certain customers and third party electric power suppliers as a prerequisite to service or the ability to do business, as applicable, and any other credit enhancement will be available to compensate for a failure by a third party electric power supplier to remit the billed transition bond charges to the servicer. However, the amount of credit enhancement funds may not be sufficient to prevent a delay in payments on the transition bonds. For example, in the event of the bankruptcy of a third party electric power supplier, there can be no assurance that a bankruptcy court would permit the servicer to assume billing and collection responsibility for sales by the third party electric power supplier; thus, shortfalls in the payment of transition bond charges could result. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in this prospectus.

JCP&L'S CUSTOMER PAYMENTS MAY DECLINE DUE TO CONFUSION

         Since August 1999, commercial and industrial customers in New Jersey have been receiving bills with separate line items showing charges for distribution, transmission and generation services, as well as market transition and societal benefits charges and, since June 2002, transition bond charges. Residential customers now receive bills showing some of these charges bundled into a single line item. All customer bills will have a footnote stating that transition bond charges are being collected on behalf of the issuer and the issuer of an earlier series of transition bonds. Any change in customer billing and payment arrangements may result in customer confusion and the misdirection or delay of payments, which could have the effect of causing delays in transition bond charge collections. Any problems arising from new and untested systems or any lack of experience on the part of the third party electric power suppliers or other third parties with customer billing and collections responsibilities could also cause delays in billing and collecting the transition bond charge. These delays could result in shortfalls in transition bond charge collections and, therefore, reduce the ability of the issuer to make timely payments on the transition bonds.

INABILITY TO TERMINATE SERVICE TO CERTAIN DELINQUENT CUSTOMERS UNDER HARSH WEATHER CONDITIONS MAY TEMPORARILY REDUCE AMOUNTS AVAILABLE FOR PAYMENTS ON THE TRANSITION BONDS

         A winter moratorium prevents JCP&L from terminating service to certain delinquent residential customers from November 15 of each year until at least March 15 of the following year unless JCP&L has received special approval from the BPU. JCP&L also cannot terminate service to these customers during periods when temperatures are forecast to be over 95 degrees. As a result, JCP&L must provide service to these residential customers during these periods without recouping the transition bond charge from these customers. This reduces the amount of transition bond charge collections available for payments on the transition bonds, although the expected associated reduction in payments will be factored into the transition bond charge adjustment. See "SERVICING OF THE BONDABLE TRANSITION PROPERTY--CREDIT POLICY; BILLING; COLLECTIONS; TERMINATION OF SERVICE" in this prospectus.

TECHNOLOGICAL CHANGE MAY MAKE ALTERNATIVE ENERGY SOURCES MORE ATTRACTIVE AND REDUCE THE NUMBER OF CUSTOMERS PAYING TRANSITION BOND CHARGES

         The continuous process of technological development may result in the introduction for an increasing number of customers of economically attractive alternatives to purchasing electricity through JCP&L's transmission and distribution facilities. Previously, only the largest industrial and institutional users with large process steam requirements could use cogeneration or self-generation installations cost-effectively. However, manufacturers of self-generation facilities continue to develop smaller-scale, more fuel-efficient generating units that can be cost-effective options for customers with smaller electric energy requirements. Those customers may not have to pay transition bond charges under provisions of the Competition Act. Technological developments may allow greater numbers of customers to avoid transition bond charges under such provisions, which may reduce the total number of customers from which transition bond charges will be collected. A reduction in the number of payers of transition bond charges could result in delays in or a failure to make payments of interest on and principal of the transition bonds.

           THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS

     For a detailed discussion of the following bankruptcy risks, please refer to "HOW A BANKRUPTCY OF JCP&L OR THE SERVICER MAY AFFECT YOUR INVESTMENT" in this prospectus.

JCP&L WILL COMMINGLE THE TRANSITION BOND CHARGE COLLECTIONS WITH OTHER REVENUES, WHICH MAY OBSTRUCT ACCESS TO THE ISSUER'S FUNDS IN CASE OF BANKRUPTCY OF JCP&L

         JCP&L will not segregate the transition bond charge collections from the other funds it collects from its customers, including funds related to the transition bond charge collected on behalf of the issuer of an earlier series of transition bonds. The transition bond charge collections will be segregated only after JCP&L makes payment to the trustee.

         Except in circumstances described in "THE SERVICING AGREEMENT--JCP&L'S SERVICING PROCEDURES" in this prospectus, and subject to further BPU authorization, JCP&L will be required to remit transition bond charge collections within two business days of the deemed collection date. Despite these requirements, JCP&L might fail to pay the full amount of the transition bond charge collections to the trustee or might fail to do so on a timely basis. This failure could materially reduce the value of your investment and cause material delays in payment.

         The Competition Act provides that the rights of the issuer to the bondable transition property are not affected by the commingling of these funds with JCP&L's other funds. In a bankruptcy of JCP&L, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Competition Act and does not recognize the right of the issuer to collections of the transition bond charge that are commingled with other funds of JCP&L as of the date of bankruptcy. If so, the collections of the transition bond charge held by JCP&L as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In this case, the issuer would have a general unsecured claim against JCP&L for those amounts. This scenario could cause material delays in payment or losses on your transition bonds and could materially reduce the value of your investment.

BANKRUPTCY OF JCP&L COULD RESULT IN LOSSES OR DELAYS IN PAYMENTS ON THE TRANSITION BONDS

         The Competition Act and the BPU financing order provide that as a matter of New Jersey state law:

         o bondable transition property, including the right to charge, collect and receive the transition bond charge, constitutes presently existing property for all purposes;

         o JCP&L may sell, assign and otherwise transfer that property and JCP&L or the issuer may pledge or grant a security interest in the property as collateral for transition bonds; and

         o a transfer of the bondable transition property from JCP&L to the issuer, either directly or through one or more subsidiaries, is a sale or other absolute transfer of the bondable transition property, not a pledge of the bondable transition property to secure a financing by JCP&L.

         See "THE COMPETITION ACT" in this prospectus. These three provisions are important to maintaining payments on the transition bonds in accordance with their terms during any bankruptcy of JCP&L. In addition, the transaction has been structured with the objective of keeping the issuer separate from JCP&L in the event of a bankruptcy of JCP&L.

         A bankruptcy court generally follows state property law on issues such as those addressed by the three provisions described above. However, a bankruptcy court has authority not to follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a JCP&L bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a transition bondholder would be similar to the treatment you would receive in a JCP&L bankruptcy if the transition bonds had been issued directly by JCP&L. A decision by the bankruptcy court that, despite the separateness of JCP&L and the issuer, the two companies should be consolidated for the purposes of the bankruptcy proceeding, would have a similar effect on you as a transition bondholder. That treatment could cause material delays in payment of, or losses on, your transition bonds and could materially reduce the value of your investment. For example:

         o the bankruptcy court could order the trustee to exchange the bondable transition property for other property, which might be of lower value;

         o tax or other government liens on JCP&L's property that arose after the transfer of the bondable transition property to the issuer might nevertheless have priority over the trustee's lien and might be paid from transition bond charge collections before you receive payments on the transition bonds;

         o the trustee's lien might not be properly perfected on bondable transition property collections that were commingled with other funds JCP&L collects from its customers as of the date of JCP&L's bankruptcy, or might not be properly perfected on all of the bondable transition property, and the lien could therefore be set aside in the bankruptcy, with the result that the transition bonds would represent only general unsecured claims against JCP&L

         o the bankruptcy court might rule that the transition bond charge collected by the servicer should be used to pay a portion of the cost of providing electric service;

         o the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving the issuer with a claim of actual damages against JCP&L, which may be difficult to prove;

         o the trustee could not, without permission from the bankruptcy court (which could be denied):

                (1)   exercise any remedies against JCP&L on your behalf;

                (2)   recover funds to repay the transition bonds;

                (3) use funds in the subaccounts under the indenture to make payments on the transition bonds; or

                (4)   replace JCP&L as the servicer;

         o the bankruptcy court might rule that neither the issuer's property interest nor the trustee's lien extends to transition bond charge collections in respect of electricity consumed after the commencement of JCP&L's bankruptcy case, with the result that the transition bonds would represent only general unsecured claims against JCP&L;

         o neither JCP&L nor the issuer may be obligated to make any payments on the transition bonds during the pendency of the bankruptcy case; or

         o JCP&L may be able to alter the terms of the transition bonds as part of its plan of reorganization.

         Furthermore, if JCP&L enters into bankruptcy, it may be permitted to stop acting as servicer. See "HOW A BANKRUPTCY OF JCP&L OR THE SERVICER MAY AFFECT YOUR INVESTMENT" in this prospectus.

BANKRUPTCY OF THIRD PARTY ELECTRIC POWER SUPPLIER COULD RESULT IN LOSSES OR DELAYS IN PAYMENTS ON THE TRANSITION BONDS

         In the event of the bankruptcy of a third party electric power supplier, there could be shortfalls in the payments of the transition bond charges to the servicer, which could reduce the ability of the issuer to make timely payments on the transition bonds.

THE SALE OF THE BONDABLE TRANSITION PROPERTY COULD BE CONSTRUED AS A FINANCING AND NOT A SALE IN CASE OF JCP&L'S BANKRUPTCY

         The Competition Act provides that the characterization of a transfer of bondable transition property as a sale or other absolute transfer will not be affected or impaired in any manner by treatment of the transfer as a financing for federal or state tax purposes or financial accounting purposes. JCP&L and the issuer will treat the transaction as a sale under applicable law, although for financial reporting and federal and state tax purposes, the transition bonds will be treated as a financing and not a sale. In the event of a bankruptcy of JCP&L, a party in interest in the bankruptcy may assert that the sale of the bondable transition property to the issuer was a financing transaction and not a "sale or other absolute transfer" and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, the issuer would be treated as a secured creditor of JCP&L in the bankruptcy proceedings. Although the issuer would in that case have a security interest in the bondable transition property, it would not likely be entitled to access to the transition bond charge collections during the bankruptcy. As a result, repayment on the transition bonds could be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to the issuer of transition bond charge collections and therefore the amount and timing of funds available to the issuer to pay transition bondholders.

A SEQUESTRATION ORDER FOR BONDABLE TRANSITION PROPERTY IN CASE OF DEFAULT MIGHT NOT BE ENFORCEABLE IN BANKRUPTCY

         If JCP&L defaults on its obligations as servicer, the Competition Act allows the BPU or any court of competent jurisdiction to order the sequestration and payment of all transition bond charge collections to the transition bondholders. The Competition Act states that this BPU or court order would be effective even if made while JCP&L or its successor is in bankruptcy. However, federal bankruptcy law may prevent the BPU from issuing or enforcing such an order. The indenture requires that the trustee request an order from the bankruptcy court to permit the BPU to issue and enforce this order. However, the bankruptcy court may deny the request. In this scenario, the issuer would lose access to the transition bond charge collections and thereby lose its source of funds for scheduled payments on the transition bonds.

                           OTHER RISKS ASSOCIATED WITH
                      AN INVESTMENT IN THE TRANSITION BONDS

RISKS ASSOCIATED WITH THE USE OF INTEREST RATE SWAP TRANSACTIONS

         The related prospectus supplement will contain the risk factors, if any, associated with any interest rate swap that may be entered into by the issuer with respect to a series or class of floating rate transition bonds.

ABSENCE OF SECONDARY MARKET FOR TRANSITION BONDS COULD LIMIT YOUR ABILITY TO RESELL TRANSITION BONDS

         The underwriters for the transition bonds may assist in resales of the transition bonds, but they are not required to do so. A secondary market for the transition bonds may not develop. If it does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your transition bonds.

JCP&L'S RATINGS MAY AFFECT THE MARKET VALUE OF THE TRANSITION BONDS

         A downgrading of the credit ratings on the debt of JCP&L could have an adverse effect, at least temporarily, on the market value of your transition bonds.

THE ISSUER MAY ISSUE ADDITIONAL SERIES OF TRANSITION BONDS THAT MAY SHARE AVAILABLE CREDIT ENHANCEMENT AND WHOSE HOLDERS MAY HAVE INTERESTS THAT CONFLICT WITH YOURS

         The issuer may issue other series of transition bonds without your prior review or approval. These series may include terms and provisions that would be unique to that particular series. A new series of transition bonds may not be issued if it would result in the credit ratings on any outstanding series of transition bonds being reduced or withdrawn. There can be no assurance that the issuance of additional series of transition bonds would not cause reductions or delays in payments on your transition bonds. Any additional series of transition bonds issued by the issuer will have the right to share equally in all of the bondable transition property owned by the issuer with all of the outstanding transition bonds. Moreover, JCP&L may sell bondable transition property to one or more entities other than the issuer in connection with the issuance of a new series of transition bonds. In that case, JCP&L will need to obtain a separate financing order from the BPU. That separate financing order will specify an additional amount of transition bond charges to be collected from customers for the additional series of transition bonds. Any additional series of transition bonds issued by another entity may have an equal right to share in transition bond charge collections with the issuer. See "THE TRANSITION BONDS" and "THE INDENTURE" in this prospectus. In addition, some matters may require the vote of the holders of all series and classes of the transition bonds, voting as a single class. Your interests in these votes may conflict with the interests of the transition bondholders of another series or of another class. Thus, these votes could result in an outcome that is materially unfavorable to you.

         In the event that the issuer issues other series of transition bonds, amounts deposited with respect to your series of transition bonds, including amounts in the series capital subaccount and the series overcollateralization subaccount, may be used to pay amounts relating to those other series. Payment dates may not be the same for all series, and available credit enhancement may be exhausted on a payment date preceding that applicable to your transition bonds.

THE RATINGS HAVE A LIMITED FUNCTION AND THEY ARE NO INDICATION OF THE EXPECTED RATE OF PAYMENT OF PRINCIPAL OF THE TRANSITION BONDS

         The transition bonds will be rated by at least two nationally recognized statistical rating organizations, referred to as the "rating agencies". The ratings are limited to analyzing the probability that the issuer will repay the total principal balance of each class of the transition bonds at its legal final maturity and will make timely interest payments. The ratings do not otherwise assess the speed at which the issuer will repay the principal of the transition bonds. Thus, the issuer may repay the principal of your transition bonds earlier or later than you expect, which may materially reduce the value of your investment. A rating is not a recommendation to buy, sell or hold transition bonds. The rating may change at any time. A rating agency has the authority to revise or withdraw its rating based solely upon its own judgment. See "RATINGS FOR THE TRANSITION BONDS" in this prospectus.

JCP&L'S OBLIGATION TO INDEMNIFY THE ISSUER FOR A BREACH OF A REPRESENTATION OR WARRANTY MAY NOT BE SUFFICIENT TO PROTECT YOUR INVESTMENT

         If JCP&L breaches a representation or warranty in the sale agreement, it is obligated to indemnify the issuer and the trustee for any liabilities, obligations, claims, actions, suits or payments resulting from that breach, as well as any reasonable costs and expenses incurred. In addition, JCP&L is obligated to indemnify the issuer and the trustee, for itself and on behalf of the transition bondholders, for (1) required payments of principal of and interest on the transition bonds in accordance with their terms and (2) required deposits of amounts with the issuer, in each case, required to have been made, which are not made when so required as a result of a breach of a representation or warranty. However, the amount of any indemnification paid by JCP&L may not be sufficient for you to recover all of your loss on the transition bonds. See "THE SALE AGREEMENT--JCP&L'S OBLIGATION TO INDEMNIFY THE ISSUER AND THE TRUSTEE AND TO TAKE LEGAL ACTION" in this prospectus. JCP&L will not be obligated to indemnify any party for any changes of law. In addition, JCP&L will not be obligated to repurchase the collateral in the event of a breach of any of its representations and warranties, and neither the trustee nor the transition bondholders will have the right to accelerate payments on the transition bonds as a result of a breach of any of JCP&L's representations and warranties, absent an event of default under the indenture as described in "THE INDENTURE--WHAT CONSTITUTES AN EVENT OF DEFAULT ON THE TRANSITION BONDS" in this prospectus. If JCP&L becomes obligated to indemnify transition bondholders, the ratings on the transition bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that the transition bondholders will be unsecured creditors of JCP&L with respect to any of those indemnification amounts.

YOU MAY HAVE TO REINVEST PRINCIPAL OF YOUR TRANSITION BONDS AT A LOWER RATE OF RETURN BECAUSE OF AN OPTIONAL REDEMPTION OF BONDS

         As described more fully under "THE TRANSITION BONDS--OPTIONAL REDEMPTION OF THE TRANSITION BONDS" in this prospectus, the issuer may redeem any series of transition bonds on any payment date if, after giving effect to payments that would otherwise be made on that payment date, the outstanding principal balance of that series of transition bonds has been reduced to less than 5% of that series' initial principal balance. In addition, the issuer may redeem a series of transition bonds if and to the extent provided in the related prospectus supplement. Redemption of a series of transition bonds will result in a shorter than expected weighted average life for that series. Redemption may also adversely affect the yield to maturity of the transition bonds redeemed. The issuer cannot predict whether any series of transition bonds will be redeemed. Future market conditions may require you to reinvest the proceeds of a redemption at a lower rate than the rate you receive on the transition bonds.

RISKS ASSOCIATED WITH THE USE OF CREDIT ENHANCEMENT

         The issuer may enter into certain forms of credit enhancement with respect to a series or class of floating rate transition bonds that entail certain kinds of risks. The applicable prospectus supplement will contain the risk factors, if any, associated with any applicable credit enhancement.

YOU MIGHT RECEIVE PRINCIPAL PAYMENTS LATER, OR IN LIMITED CIRCUMSTANCES, EARLIER, THAN YOU EXPECTED

         The amount and the rate of collection of transition bond charges that the servicer will collect from each customer class will partially depend on actual electricity usage and the amount of delinquencies and write-offs for that customer class. The amount and the rate of collection of transition bond charges, together with the transition bond charge adjustments described above, will generally determine whether there is a delay in the scheduled repayments of principal of the transition bonds. If the servicer collects transition bond charges at a slower rate than expected from any customer class, it may have to request adjustments of the transition bond charges. If those adjustments are not timely and accurate, you may experience a delay in payments of principal and interest or a material decrease in the value of your investment. If there is an acceleration of any series of transition bonds before maturity, all classes within that series will be paid pro rata. Therefore, some classes may be paid earlier and some classes may be paid later than expected. Unless there is a redemption or acceleration of the transition bonds before maturity, the transition bonds will not be retired earlier than scheduled. If there is a shortfall in the amount necessary to make principal payments that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal pro rata among all series and classes of transition bonds issued by the issuer in proportion to the amount of principal due and payable for each series or class. If there is a shortfall in the amount necessary to make scheduled principal payments, the trustee will distribute principal pro rata among all series and classes issued by the issuer in proportion to the amount scheduled to be paid for each series or class.

                      JERSEY CENTRAL POWER & LIGHT COMPANY

         JCP&L, a public utility furnishing electric service wholly within the State of New Jersey, is a subsidiary of FirstEnergy Corp., a holding company registered under the Public Utility Holding Company Act of 1935. JCP&L became a subsidiary of FirstEnergy Corp. effective November 7, 2001, when GPU, Inc. (JCP&L's former parent company) merged with FirstEnergy Corp. JCP&L provides retail electric service within a territory located in northern, western and east central New Jersey having a population of approximately 2.7 million. JCP&L's principal executive offices are located at 76 South Main Street, Akron, Ohio 44308-1890, and its telephone number is (330) 384-5100.

         During 2003, residential sales accounted for about 49% of JCP&L's operating revenues from customers and 44% of kilowatt-hour sales to customers; commercial sales accounted for about 40% of JCP&L's operating revenues from customers and 41% of kilowatt-hour sales to customers; industrial sales accounted for about 10% of JCP&L's operating revenues from customers and 15% of kilowatt-hour sales to customers; and sales to rural electric cooperatives, municipalities (primarily for street and highway lighting) and others accounted for about 1% of JCP&L's operating revenues from customers and less than 1% of kilowatt-hour sales to customers. The revenues derived from the 25 largest customers in the aggregate accounted for approximately 8.0% of operating revenues from customers for the year 2003. JCP&L also makes interchange and spot market sales of electricity to other utilities.

         New Jersey law required that JCP&L provide BGS to its electric customers who did not choose to purchase their electricity from third party suppliers through July 2002. For the periods from August 1, 2002 to July 31, 2003 and August 1, 2003 through May 31, 2004, JCP&L held an auction to procure BGS supply to meet the electric demands of customers who had not selected an alternative supplier. The approach to be taken in procuring the energy for BGS customers beginning June 1, 2004 will again be an auction. The Competition Act provides that JCP&L will be permitted full and timely recovery from customers of all reasonable and prudently incurred costs associated with meeting its BGS requirement, including pursuant to those bids.

         The electric transmission facilities of JCP&L and its affiliates, Pennsylvania Electric Company and Metropolitan Edison Company, are physically interconnected and are operated on an integrated and coordinated basis. The transmission facilities of the integrated system are physically interconnected with neighboring affiliated and nonaffiliated utilities within New Jersey and in neighboring states including Pennsylvania, Maryland, New York and Ohio. The interconnection facilities are used for substantial capacity and energy interchange and purchased power transactions as well as emergency assistance. JCP&L is a member of the Pennsylvania-New Jersey-Maryland Interconnection (referred to as "PJM") and the Mid-Atlantic Area Council, an organization providing coordinated review of the planning by utilities in the PJM area.

         Where to Find Information About JCP&L. JCP&L files annual, quarterly and current reports and other information with the SEC under File No. 1-3141. Reports and other information filed with the SEC are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC's public reference room in Washington, D.C. located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. Some of JCP&L's securities are listed on the New York Stock Exchange, and such reports and other information can also be inspected and copied at the offices of such exchange on the 7th Floor, 20 Broad Street, New York, New York. For so long as any transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, copies of these documents will be available for inspection by the holders of any listed transition bonds at the office of the listing agent in Luxembourg. JCP&L also provides information through its website at www.firstenergycorp.com.

                       WHERE YOU CAN FIND MORE INFORMATION

         The issuer has filed with the SEC a registration statement under the Securities Act of 1933, referred to as the "Securities Act", with respect to the transition bonds. This prospectus, which forms a part of the registration statement, and any prospectus supplement describe the material terms of some documents filed as exhibits to the registration statement. However, this prospectus and any prospectus supplement do not contain all of the information contained in the registration statement and its exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of the document so filed.

         The SEC allows the issuer to "incorporate by reference" into this prospectus the information the issuer files with it, which means that the issuer can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and any related prospectus supplement and should be read with the same care. Information that the issuer files later with the SEC under the Securities Exchange Act of 1934, referred to as the "Exchange Act", will automatically update and supersede this information. The issuer incorporates by reference any future filings (including those made after the initial filing of the registration statement and prior to effectiveness) the issuer makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the transition bonds described in this prospectus are sold.

         You may request a free copy of these filings by writing or telephoning the issuer at the following address: JCP&L Transition Funding II LLC, [ ], and its telephone number is [ ].

                               THE COMPETITION ACT

         The Competition Act, which was signed into law in February 1999 and amended in September 2002, provides, among other things, for the restructuring of the electric utility industry in New Jersey. Through the enactment of the Competition Act, the New Jersey Legislature sought to lower energy costs and to allow New Jersey electricity customers to choose their electric power supplier. The Competition Act deregulated the electric power generation market in order to promote efficient energy service to consumers and to diversify the sources of supply of electricity in the State. The traditional retail monopoly for electric power generation was eliminated, and competition was introduced to the electricity generation retail market in August 1999. Customers' bills have been unbundled into separate line items for electric distribution, transmission and generation services, among others. In this competitive electric generation retail market, the traditional electric utility rate regulation has been replaced by a combination of modified regulation and some competition.

         The fossil and nuclear-fueled electric generation plants formerly owned by JCP&L, which produce electric power and current, are referred to as "generation-related facilities". JCP&L's high voltage electric lines and related step up and step down transformers and substations which transmit electric power and current at higher voltages and usually over longer distances than distribution facilities are referred to as "transmission facilities". JCP&L's lower voltage electric lines, transformers and substations which interconnect with the high voltage transmission lines and distribute the power and current to the end-use customers at lower voltage levels consistent with the customers' use are referred to as "distribution facilities".

         The Competition Act requires the unbundling of electric services into separate generation, transmission and distribution services with open retail competition for generation services. While electric utilities will continue to provide transmission and distribution services, the Competition Act authorizes third party electric power suppliers licensed by the BPU to provide electric generation services to retail customers. Under the Competition Act, third party electric power suppliers are subject to some limited financial and other requirements and some customer protection requirements, but are generally not regulated by the BPU. Electric distribution and transmission services remain regulated.

         Even with the enactment of the Competition Act, the BPU continues to regulate aspects of the electric utility industry in New Jersey with respect to electric companies. The BPU has also established guidelines governing customer billing and collection, metering and disclosure requirements applicable to third party electric power suppliers participating in the new competitive retail electric generation market in New Jersey.

RECOVERY OF STRANDED COSTS IS ALLOWED FOR JCP&L AND OTHER NEW JERSEY UTILITIES

         To maintain the financial integrity of electric utilities during the transition to a competitive retail electric generation market, the Competition Act allows electric public utilities an opportunity to recover their stranded costs. The stranded costs to be recovered by the issuance of the transition bonds are primarily JCP&L's basic generation service transition costs incurred during the transition period of electric utility restructuring in New Jersey, which include the amount by which the net cost of electricity purchased under certain electric power contracts exceeds JCP&L's related net revenues. As a mechanism to recover these stranded costs, the Competition Act provides for the imposition and collection of a transition bond charge on customers' bills. Because the transition bond charge is a usage-based charge based on access to the utility's transmission and distribution system, the customers will be assessed regardless of whether the customers purchase electricity from the utility or a third party electric power supplier, except as described under "--JCP&L AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS--Customers Cannot Avoid Paying the Transition Bond Charge" below. Also, if on-site generation facilities that are connected to the utility's transmission and distribution system produce power that is delivered to off-site retail customers in New Jersey, the transition bond charge will apply to the sale or delivery of that power.

         The Competition Act requires the BPU to review periodically any market transition charge used to recover stranded costs. This review will ensure that the utility imposing the charge will not collect charges that exceed its actual stranded costs. Any periodic review of the market transition charge will not affect the transition bond charge assessed to pay the transition bonds. See "JCP&L'S RESTRUCTURING" in this prospectus.

JCP&L AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS

         The Recovery of Stranded Costs May be Facilitated by the Issuance of Transition Bonds. The Competition Act authorizes the BPU to issue "bondable stranded costs rate orders", such as the BPU financing order, approving, among other things, the issuance of transition bonds to recover stranded costs and related expenses of an electric public utility. A utility, a direct or indirect finance subsidiary of a utility or a third-party assignee of a utility may issue transition bonds. Under the Competition Act, proceeds of transition bonds are required to be used to reduce the utility's stranded costs through the retirement of its debt or equity, or both. Transition bonds are secured by and payable from bondable transition property and may have a scheduled amortization upon issuance of up to 15 years. The BPU financing order allows the legal final maturity of the transition bonds issued by the issuer to extend to 17 years from the date of issuance of the transition bonds.

         The Competition Act contains a number of provisions designed to facilitate the securitization of stranded costs and related expenses.

         A Bondable Stranded Costs Rate Order is Irrevocable. Under the Competition Act, bondable transition property is created by the issuance by the BPU of a bondable stranded costs rate order, such as the BPU financing order. The Competition Act provides that each bondable stranded costs rate order, including the BPU financing order, will become irrevocable upon issuance and effectiveness of the order. Upon the transfer of the bondable transition property to an assignee, such as the issuer, and the receipt by the utility of consideration for the sale of the transition bonds, the bondable stranded costs rate order, the transition bond charge and the bondable transition property become a vested, presently existing property right, vested ab initio in the assignee.

         Under the Competition Act, neither the BPU nor any other governmental entity has the authority, directly or indirectly, legally or equitably, to rescind, alter, repeal, modify or amend a bondable stranded costs rate order, to revalue, re-evaluate or revise the amount of stranded costs, to determine that the transition bond charge or the revenues required to recover stranded costs are unjust or unreasonable, or in any way to reduce or impair the value of bondable transition property, nor will the amount of revenues from the transition bond charge be subject to reduction, impairment, postponement or termination. In addition, under the Competition Act, the State of New Jersey pledges and agrees with the holders of the transition bonds, and with any owner or assignee of bondable transition property, or with any financing entity, such as the issuer, not to limit, alter or impair the bondable transition property or the other rights vested in an electric public utility or any assignee or pledgee of the utility or any financing entity or vested in the holders of any transition bonds pursuant to a bondable stranded costs rate order until the transition bonds and any interest thereon, plus the cost of any credit enhancement, reserves, servicing fees and other expenses and any acquisition or redemption premium, if any, are fully paid and discharged. In addition, the State pledges and agrees in the Competition Act that it will not in any way limit, alter, impair or reduce the value or amount of the bondable transition property approved under a bondable stranded costs rate order except as contemplated by the periodic adjustments to the transition bond charge authorized by the Competition Act. The BPU financing order is a bondable stranded costs rate order. See "--The Transition Bond Charge is Adjusted Periodically" below. See also "RISK FACTORS--JUDICIAL, LEGISLATIVE OR REGULATORY ACTION THAT MAY ADVERSELY AFFECT YOUR INVESTMENT" in this prospectus. A bondable stranded costs rate order does not constitute a debt or liability of the State, nor does it constitute a pledge of the full faith and credit of the State. The issuance of transition bonds does not, directly, indirectly or contingently, obligate the State to levy or pledge any form of taxation or make any appropriation for their payment.

         The Transition Bond Charge is Adjusted Periodically. The Competition Act requires each bondable stranded costs rate order to provide for mandatory adjustment of the transition bond charge, at least once a year, upon petition of the electric public utility or its assignee or financing entity. The BPU financing order permits JCP&L, as servicer, to petition the BPU for adjustments at least annually, but not more frequently than quarterly, except that monthly filings are permitted in the last year before the expected maturity of the transition bonds and continuing until their legal final maturity. These adjustments are formula-based and designed to provide revenues sufficient to provide for the full recovery of stranded costs, including, without limitation, the timely payment of the principal of, and interest, which, in the case of interest on any floating rate class of any series, will be calculated at the applicable gross fixed rate, and acquisition or redemption premium on, the transition bonds in accordance with the expected amortization schedule. JCP&L will agree in the servicing agreement with the issuer to file with the BPU each proposed adjustment calculated in accordance with the formula. See "THE SERVICING AGREEMENT" in this prospectus.

         Customers Cannot Avoid Paying the Transition Bond Charge. The Competition Act provides that the transition bond charge is "non-bypassable", which means that the charge will be payable by all of JCP&L's customers, even if those customers elect to purchase electricity from a third party electric power supplier. See "SUMMARY OF TERMS--THE COLLATERAL" in this prospectus for a description of JCP&L's customers.

         The Competition Act Provides a Procedure for Perfecting a Transfer of Bondable Transition Property and for Perfecting the Trustee's Lien on Bondable Transition Property. The Competition Act provides procedures for assuring that the transfer of the bondable transition property from JCP&L to the issuer will be perfected under New Jersey law and that the security interest granted by the issuer to the trustee in the bondable transition property will be perfected under New Jersey law. The Competition Act provides that a transfer of bondable transition property will be perfected against any third party when:

     o the BPU has issued its bondable stranded costs rate order with respect to such bondable transition property and such order is effective;

     o the agreement to transfer the bondable transition property has been executed and delivered by the electric public utility or its assignee; and

     o a financing statement with respect to the transfer has been filed in accordance with the New Jersey Uniform Commercial Code.

         Perfection of the trustee's security interest in the bondable transition property is necessary in order to establish the priority of the trustee's security interest over claims of other parties to the bondable transition property. The Competition Act provides that security interests in the bondable transition property are perfected only by means of a separate filing under the New Jersey Uniform Commercial Code. Upon perfection, a security interest under the Uniform Commercial Code attaches to bondable transition property, whether or not the revenues or proceeds thereof have accrued. The Competition Act provides that priority of security interests in bondable transition property will not be defeated or adversely affected by:

     o commingling of transition bond charge collections with other funds of the utility or its assignee; or

     o the periodic adjustment of the transition bond charge under the Competition Act.

         The Competition Act Characterizes the Transfer of Bondable Transition Property as a Sale or Other Absolute Transfer. The Competition Act provides that a transfer by the utility or an assignee of bondable transition property will be treated as a sale or other absolute transfer of the transferor's right, title and interest and not as a borrowing secured by the bondable transition property if the parties expressly state in governing documents that a transfer is to be a sale or other absolute transfer. The characterization of the transfer as a sale is not affected or impaired by the fact that:

     o the transferor retains or acquires an equity interest of equal priority in the bondable transition property or the fact that only a portion of the bondable transition property is transferred;

     o the transferor retains or acquires a subordinated equity interest or other credit enhancement provisions on terms commensurate with market practices;

     o the electric public utility acts as collector or servicer of the related transition bond charge;

     o the transferor retains mere legal title to the bondable transition property for servicing or supervising services and collections relating to the bondable transition property; or

     o the transfer is treated as a financing for federal, state or local tax purposes or financial accounting purposes.

         See "RISK FACTORS--THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus.

                              JCP&L'S RESTRUCTURING

         The Restructuring Order and the 2002 Bondable Stranded Costs Rate Order. In 1997, JCP&L made its initial filing with the BPU in connection with its restructuring plan. In March 2001, the BPU issued the "restructuring order", which, among other things, preliminarily authorized the securitization of stranded costs related to JCP&L's Oyster Creek Nuclear Generating Station. In February 2002, in a bondable stranded costs rate order, the BPU further authorized the issuance of $320 million of transition bonds to securitize these stranded costs. In reliance on that order, on June 11, 2002, JCP&L Transition

Funding LLC, a special purpose subsidiary of JCP&L, issued $320 million of its Series 2002-A Transition Bonds (the "2002 Bonds") to recover those stranded costs plus associated transaction costs and related expenses, as had been contemplated by the restructuring order. Since then, JCP&L, in its capacity as servicer of the 2002 Bonds, has been collecting a transition bond charge from JCP&L's customers and remitting the related collections to The Bank of New York, as indenture trustee with respect to the 2002 Bonds. In addition, in this earlier financing order, the BPU authorized the imposition of a charge to recover, through a market transition charge, federal and state taxes associated with the collection of the transition bond charge.

         JCP&L Unbundled its Electric Rates. As a result of the restructuring proceeding, JCP&L unbundled its retail electric rates on August 1, 1999 into charges for distribution, transmission and generation services, as well as market transition and societal benefits charges. Since June 11, 2002, JCP&L's rates have also included a transition bond charge with respect to the Series 2002-A Transition Bonds. Upon the issuance of the transition bonds, an additional transition bond charge will be collected from JCP&L's customers on behalf of the issuer. Residential customers receive bills showing some of these charges combined into a single line item. Commercial and industrial customers receive bills with separate line items for each of these charges. All customer bills will indicate that transition bond charges are being collected on behalf of JCP&L Transition Funding LLC, as the issuer of the Series 2002-A Transition Bonds, and JCP&L Transition Funding II LLC, as the issuer of the transition bonds. If a customer chooses a third party electric power supplier for generation services, the customer may receive separate billings for those generation services directly from the third party electric power supplier or it may receive combined billings for all charges, either from JCP&L or, subject to full implementation of a prior BPU order, from the third party electric power supplier pursuant to an agreement between JCP&L and the third party electric power supplier. If the third party electric power supplier bills the combined charges, it must remit to JCP&L the amount it bills to customers on behalf of JCP&L. Any third party electric power supplier that bills the combined charges will also be required to provide the servicer with total monthly kilowatt-hour usage information for each customer in a timely manner in order for the servicer to fulfill its obligations as servicer. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE--THE BPU FINANCING ORDER--JCP&L May Be Required to Allow Other Entities to Provide Metering and Billing Services" in this prospectus. [While five third party suppliers have entered into agreements with JCP&L that, among other things, would allow such suppliers to provide billing services in JCP&L's service territory, none of these suppliers have taken the necessary steps to, nor have any expressed any interest in, actually providing such services.]

         JCP&L Collects a Societal Benefits Charge. Under the Competition Act, an electric public utility is permitted, with BPU approval, to collect a non-bypassable societal benefits charge from its customers to recover:

     o   nuclear plant decommissioning costs;

     o   demand side management program costs;

     o   customer education program costs;

     o certain environmental remediation costs; o customer-billed uncollected costs; and

     o previously approved social program costs such as the costs of programs that assist customers unable to pay their utility bills in full and on time.

         In accordance with the BPU restructuring order, JCP&L has imposed and collected a societal benefits charge since August 1, 1999.

         JCP&L Will Collect a System Control Charge. Beginning June 1, 2004, JCP&L will collect a non-bypassable System Control Charge from all retail customers. This charge is designed to recover JCP&L's active load management costs.

         Reduction in JCP&L's Electric Rates. Pursuant to the BPU restructuring order, JCP&L's rates for generating, transmitting and distributing electric power to its customers were reduced on August 1, 1999 by 5% from rates in effect on April 30, 1997, a portion of which reduction reflects the anticipated savings from securitization. There were additional rate reductions of 1% on August 1, 2000, 2% on August 1, 2001 and 3% on August 1, 2002, providing an overall rate reduction from rates in effect on April 30, 1997 of 11%, regardless of the amount of reduction achieved from securitization. Since August 1, 2003, JCP&L's rates have not been subject to any statutory cap, although JCP&L's rates for delivery services continue to be subject to BPU jurisdiction and approval. Effective August 1, 2003, JCP&L's rates were further reduced by approximately 3% from rates in effect on January 1, 2003 pursuant to a BPU summary order following rate proceedings that commenced in 2002. This reduction reflects an 11% decrease in the distribution rate, a 3% increase in the market transition and societal benefits charges, and the cessation of a 5% refund effective from August 1, 2002 through July 31, 2003. In addition, as part of those rate proceedings, the BPU disallowed recovery of approximately $152.5 million of JCP&L's deferred under-recovered energy procurement costs. The amount of stranded costs being recovered through the issuance of the transition bonds reflects that disallowance.

         Third Party Electric Power Suppliers; Basic Generation Service. Pursuant to the Competition Act and the BPU restructuring order, customers may choose to purchase power from alternative third party electric power suppliers and later return to JCP&L as their supplier of BGS. New Jersey law required that JCP&L provide BGS to its electric customers who did not choose to purchase their electricity from third party suppliers through July 2002. For various periods commencing August 1, 2003, JCP&L and the other New Jersey electric distribution companies held (and are expected to continue to hold) statewide descending clock auctions to procure BGS supply to meet the electric demands of customers who do not select an alternative supplier. The Competition Act provides that JCP&L will be permitted full and timely recovery from customers of all reasonable and prudently incurred costs associated with meeting its BGS requirement, including pursuant to those auctions.

             THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE

THE BPU FINANCING ORDER

         JCP&L's Petition and the BPU Financing Order. On February 14, 2003, JCP&L filed a petition with the BPU, which was subsequently amended on September 19, 2003 and December 1, 2003, requesting the issuance by the BPU of a bondable stranded costs rate order under the Competition Act to allow JCP&L to recover stranded costs relating to the amount by which payments JCP&L has made for BGS procurement and related costs exceed its BGS-related net revenues from August 1, 1999 through July 31, 2003, plus associated transaction costs and the cost of retiring equity and debt securities of JCP&L. Under the Competition Act, these costs are recoverable through the issuance of transition bonds and the imposition of a transition bond charge. In response to the petition, the BPU issued its financing order on [ ], 2004.

         The BPU Authorized JCP&L to Transfer Bondable Transition Property and to Issue Transition Bonds. The BPU financing order authorizes the transfer of the bondable transition property described in this prospectus and the issuance of transition bonds in an initial total principal balance not to exceed $[277] million, secured by bondable transition property. The transition bonds may have a legal final maturity date not later than 17 years from the date of issuance.

         The final structure, pricing and other terms of the transition bonds will be subject to approval of the BPU or its designee. This approval will be obtained prior to the issuance of the transition bonds.

         The BPU Authorized JCP&L to Impose the Transition Bond Charge. Under the BPU financing order, the BPU irrevocably authorized JCP&L to impose, meter, charge, bill, collect and receive from customers, the non-bypassable transition bond charge in an amount sufficient to recover the principal balance of transition bonds in accordance with an expected amortization schedule and interest on the transition bonds, plus an amount sufficient to provide for any credit enhancement, to fund any reserves, and to pay acquisition or redemption premiums, if any, servicing fees and other expenses relating to the transition bonds.

         The BPU financing order also grants JCP&L, as servicer, the authority to make "non-routine" filings for adjustments of the transition bond charge. This would permit filings to be made to accommodate changes in the formula specified in the BPU financing order for the mandatory periodic adjustments which JCP&L deems appropriate to remedy a significant and recurring variance between actual and expected transition bond charge collections. Any such filing is required to be made at least 90 days prior to the proposed effective date and would be subject to BPU approval.

         The transition bond charge will be a uniform non-bypassable per kilowatt-hour charge assessed against customers on their bills, regardless of customer rate class, as part of JCP&L's regular billing. JCP&L will set the initial per kilowatt-hour transition bond charge, based upon the formula approved in the BPU financing order. Upon each adjustment of the transition bond charge or the issuance of an additional series of transition bonds, the adjusted transition bond charge will be assessed in the same manner.

         The transition bond charge will be pro-rated in the case of the first bill after issuance of a series of transition bonds to account for any partial month since the date of issuance. For instance, if a particular series' issuance date is June 15, bills that include current charges for services provided before June 15 will not be assessed the transition bond charge with respect to that series for the period prior to and including June 15. Upon each adjustment of the transition bond charge or issuance of additional series of transition bonds, the adjusted transition bond charge will be assessed in the same manner.

         The initial transition bond charge will be calculated on the basis of:

     o   the issuance of $[277] million of transition bonds;

     o the projected total payments required in relation to the transition bonds during the period commencing immediately after the date of issuance of the transition bonds and ending [ ], 2005; and

o the estimated amount of kilowatt-hours of electricity to be delivered, billed and collected during that period.

         The periodic adjustments to the transition bond charge are designed to result in transition bond charge collections are not more or less than the amount necessary to meet all of the required payments in relation to the transition bonds and related costs and expenses and to maintain the required balances in each series overcollateralization subaccount and each series capital subaccount. In requesting periodic adjustments, the servicer is required to take into account updated projections of consumption levels and timing of collections and any amounts held in the reserve subaccount.

         JCP&L May Be Required to Allow Other Entities to Provide Metering and Billing Services. Under the Competition Act, the BPU may establish specific standards for metering, billing and other activities by third party electric power suppliers participating in the competitive electric generation retail market in New Jersey. In order for a third party electric power supplier to qualify to undertake billing responsibilities, an electric supplier must maintain at least a `BBB' or the equivalent long term unsecured credit rating from Moody's and S&P, or maintain with the servicer a cash deposit or comparable security equal to two months' maximum estimated collections of all charges payable to JCP&L. The BPU financing order allows qualified third party electric power suppliers, approved by the BPU, to bill and collect the transition bond charge on behalf of the issuer. In doing so, third party electric power suppliers must comply with all applicable BPU billing and collection requirements. Each third party electric power supplier must also agree to remit the full amount of all charges it bills to customers for the electric transmission and distribution services JCP&L or its successor provides, together with transition bond charge payments, regardless of whether those payments are received from the customers, within 15 days of JCP&L's or its successor's bill for such charges. If a third party electric power supplier fails to remit charges within a further seven days, JCP&L, as servicer, or its successor may assume responsibility for billing or transfer responsibility to another qualified third party electric power supplier. While a third party electric power supplier collecting the transition bond charge may request termination of service to delinquent customers, only JCP&L or a successor electric public utility may disconnect or reconnect a customer's distribution service.

         The BPU May Designate a Replacement Servicer. The Competition Act provides that in the event of a default by the electric public utility in respect of charging, collecting and receiving revenues derived from the transition bond charge and upon the application of the secured party, such as the trustee, or an assignee, such as the issuer, the BPU or any court of competent jurisdiction will by order designate a trustee or other entity to act in place of the electric public utility to impose, meter, charge, bill, collect and receive the transition bond charge. The BPU may, in its discretion, establish criteria for the selection of any entity that may become a servicer of bondable transition property upon the default or other material adverse change in the financial condition of the electric public utility. The appointment of a successor servicer must not result in the downgrade or withdrawal of a rating on any outstanding transition bonds. See "RISK FACTORS--SERVICING RISKS--YOUR INVESTMENT RELIES ON JCP&L OR A SUCCESSOR ACTING AS SERVICER OF THE BONDABLE TRANSITION PROPERTY" in this prospectus.

THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS

         The servicing agreement requires the servicer to seek adjustments to the transition bond charge in order to enhance the likelihood that actual transition bond charge collections, net of any amounts on deposit in the reserve subaccount, are neither more nor less than the amount necessary to amortize the transition bonds of each series in accordance with the related expected amortization schedule, to pay interest which, in the case of interest on any floating rate class of any series, will be calculated at the applicable gross fixed rate, to fund or replenish the series overcollateralization subaccounts to the level required to be on deposit in the series overcollateralization subaccounts, to replenish any shortfalls in the series capital subaccounts, and to pay the trustee's fee, the servicing fee and the other expenses and costs included in stranded costs. These adjustments are formula based, incorporating actual transition bond charge collections, as well as the updated assumptions of the servicer as to projected future usage of electricity by customers, expected delinquencies and write-offs and future expenses relating to bondable transition property and the transition bonds, and the issuance of any additional series of transition bonds. The adjustments will be calculated with the intent that on the payment date immediately preceding the next date on which the transition bond charge is adjusted or the expected final payment date, as applicable, taking into account any amounts on deposit in the reserve subaccount, all scheduled payments will have been made and no deposits to the reserve account will be necessary. If at the time of issuance of a series, the servicer determines any additional adjustments are required, the dates for these adjustments will be specified in the prospectus supplement for the series.

         The Schedule for Making Adjustments to the Transition Bond Charge. Under the Competition Act, the servicer must file a request for an adjustment to the transition bond charge with the BPU at least annually. Each proposed adjustment will become effective on an interim basis on the date upon which it is requested to be effective, which will be no less than 30 days after filing, absent a determination of manifest error by the BPU, and will become final 60 days after filing in the absence of a BPU order to the contrary. Under the BPU financing order, "manifest error" means an arithmetic error evident on the face of the filing. Under certain circumstances, adjustment filings may be made quarterly or, during the last year before scheduled maturity and continuing until legal final maturity, monthly.

                  SERVICING OF THE BONDABLE TRANSITION PROPERTY

JCP&L'S CUSTOMER CLASSES

         JCP&L's customer base is divided into three principal revenue classes: residential, commercial and industrial. The revenue class labeled "other" consists primarily of services rendered for street and highway lighting. Several rate classes are included within each category, differentiated by type and level of service.

BILLED ELECTRIC REVENUE, NUMBER OF CUSTOMERS AND CONSUMPTION

         The following table shows the amount of billed electric revenue per retail customer class for the past six years and the percentage each customer class represents of the total billed retail revenue.

                                          TABLE 1
                           BILLED RETAIL REVENUE (IN THOUSANDS)

                      2003         %            2002         %           2001          %
                     ------       ---          ------       ---         ------        ---
Residential         968,121      48.5         988,713      47.4        $919,206       46.9
Commercial          806,087      40.4         830,342      39.8         779,025       39.7
Industrial          202,104      10.1         246,560      11.9         242,894       12.4
Other                19,135       1.0          18,693       0.9          18,900        1.0
                  ---------     -----       ---------     -----      ----------      -----

Total             1,995,447     100.0       2,084,308     100.0      $1,960,025      100.0


                      2000         %            1999         %           1998          %
                     ------       ---          ------       ---         ------        ---

Residential         $886,602     47.9        $924,519      45.9        $892,922       45.1
Commercial           712,415     38.5         797,922      39.6         779,878       39.4
Industrial           232,933     12.6         272,055      13.5         288,241       14.5
Other                 19,367      1.0          20,331       1.0          20,671        1.0
                  ----------    -----       ---------     -----      ----------      -----

Total             $1,851,317    100.0      $2,014,827     100.0      $1,981,712      100.0



         The following table shows the average number of JCP&L's retail customers in each customer class for the past six years and the percentage each customer class represents of the total number of retail customers.

                                              TABLE 2
                             AVERAGE NUMBER OF CUSTOMERS (CUSTOMER BILLS)

                 2003       %       2002        %       2001        %        2000        %       1999      %       1998       %
                 ----      ---      ----      ---       ----      ---        ----      ---       ----    ---       ----     ---
Residen-tial   928,251   88.75    918,089    88.79    904,390    88.86     891,173    88.93  879,060    88.78   866,787    88.75
Commer-cial    113,526   10.86    111,644    10.80    109,001    10.71     106,474    10.62  106,482    10.75   105,158    10.77
Indus-trial      2,730    0.26      2,778     0.27      2,811     0.28       2,879     0.29    3,001     0.30     3,036     0.31
Other            1,370    0.13      1,427     0.14      1,510     0.15       1,594     0.16    1,643     0.17     1,623     0.17
             ---------  ------  ---------  -------  ---------   ------   ---------   ------  -------   ------   -------   ------

Total        1,045,877  100.00  1,033,938  100.00   1,017,712   100.00   1,002,120   100.00  990,186   100.00   976,604   100.00


         The following table shows the total billed retail electric consumption in megawatt hours for the past six years for each customer class and the percentage each customer class represents of the total retail consumption.

                                               TABLE 3
                                   BILLED ELECTRIC CONSUMPTION (MWH)

                          2003        %            2002         %            2001         %
                          ----       ---           ----        ---           ----        ---
Residential            9,122,196   43.73        8,990,452    43.48        8,402,726    42.37
Commercial             8,607,418   41.27        8,462,342    40.93        8,182,715    41.26
Industrial             3,044,831   14.60        3,141,956    15.19        3,165,312    15.96
Other                     83,182    0.40           81,935     0.40           82,228     0.41
                      ----------   -----       ----------    -----       ----------   ------

Total                 20,857,627   100.0       20,676,685    100.0       19,832,981   100.00


                        2000        %            1999         %            1998         %
                        ----       ---           ----        ---           ----        ---

Residential            8,087,371   42.16        7,977,703    42.05        7,551,505    41.12
Commercial             7,706,257   40.17        7,624,531    40.19        7,258,769    39.52
Industrial             3,306,953   17.24        3,288,707    17.33        3,474,384    18.92
Other                     81,569    0.43           81,258     0.43           80,874     0.44
                      ----------   -----       ----------    -----       ----------   ------

Total                 19,182,150  100.00       18,972,199   100.00       18,365,532   100.00



PERCENTAGE CONCENTRATION WITHIN JCP&L'S LARGE COMMERCIAL AND INDUSTRIAL
CUSTOMERS

         For the twelve months ending December 31, 2003, JCP&L's ten largest electric customers, many of whom are multi-site customers, represented approximately 8.2% of JCP&L's retail kilowatt-hour sales. These customers are in the commercial and industrial customer classes. There are no material concentrations in the residential class.

HOW JCP&L FORECASTS THE NUMBER OF CUSTOMERS AND THE AMOUNT OF ELECTRICITY USAGE

         The energy forecast process incorporates analyses for each major customer class. In each class, projections are developed using a variety of methods, including econometric and time series analysis (regression, exponential smoothing and Box-Jenkins). A final forecast is then developed based on evaluation of all the results. A software package called "Forecast-Pro", developed by Business Forecast Systems, Inc., is used extensively in the development of forecasts for all classes.

         The first step in the forecast process is to develop a set of basic economic assumptions for the United States and the State of New Jersey, including assumptions on Gross Domestic Product, industrial production, manufacturing and non-manufacturing employment, housing starts, and personal income. Data from a variety of sources, including Regional Financial Associates, NPA Data Services, the Blue Chip Economic Indicators Report and the Rutgers Economic Advisory Service, is analyzed in the process. Then, forecasts are developed for each customer class, as described below. All forecasts assume normal weather conditions.

         The residential forecast is developed in two parts. First, a forecast of number of customers is developed, based primarily on projections of housing starts in the State. Then, a forecast of use per customer is developed. Methods used include Box-Jenkins and exponential smoothing, which project use per customer based on past trends, and regression analysis, which projects use per customer based on explanatory variables such as personal income, electricity price and weather.

         In the commercial sector, economic and demographic variables considered in regression models include personal income, non-manufacturing employment, the number of residential customers and weather. Box-Jenkins and exponential smoothing models are also reviewed.

         The primary variable in the industrial sales forecast is a survey of large industrial customers - who account for more than half of all industrial sales - conducted each year. The survey provides information on the customers' expected usage over the next few years. Projections of industrial production and manufacturing employment are also considered in development of the forecast.

         Forecast Variances. The table below compares usage in gigawatt hours for a particular year to the related forecast prepared during the previous year. For example, the annual 2002 variance is based on a forecast of 2002 consumption prepared in 2001. A positive variance indicates that actual consumption exceeded forecasted consumption. There can be no assurance that the future variance between actual and forecasted consumption will be similar to the historical experience set forth below.

                                     TABLE 4
              VARIANCE FOR THE AMOUNT OF ELECTRICITY CONSUMED (GWH)

                    2003           2002             2001        2000     1999      1998
                    ----           ----             ----        ----     ----      ----
Forecast          20,709         20,198           19,802      18,999    18,846    18,170
Actual            20,858         20,677           19,833      19,182    18,972    18,366
Variance %         0.72%          2.37%            0.16%       0.96%     0.67%     1.08%


         If actual consumption of electricity is higher than the forecast, there may be an excess of transition bond charge collections. Similarly, if actual consumption is lower than the forecast, there may be a shortfall in transition bond charge collections.


CREDIT POLICY; BILLING; COLLECTIONS; TERMINATION OF SERVICE

         JCP&L is obligated to provide service to all customers within its service area under New Jersey law. JCP&L relies on the information provided by the customer, its customer information system and, for residential customers, validation of the social security number provided by the customer to determine whether JCP&L has previously served a customer. Certain accounts are secured with deposits or guarantees as a precautionary measure. The amount of the deposit reflects the estimated electricity use over a two-month period, which is the average time period required to take collection action on past-due billings. Since the vast majority of customers pay their bills within the allotted time, JCP&L does not require deposits from new residential customers who provide a valid social security number and whose credit score exceeds the threshold set by JCP&L.

         JCP&L has developed certain criteria for establishing credit. Industrial and commercial customers may establish credit by depositing cash equal to twice the estimated average monthly bill, by obtaining a guarantee from a satisfactory guarantor, or by otherwise establishing credit to the satisfaction of JCP&L. In general, residential customers may establish credit by depositing cash equal to twice the estimated average monthly bill. Deposits may not be required if the applicant is currently or has previously been a customer of JCP&L and has paid all bills for service, or if the customer provides a letter confirming the customer's creditworthiness from its previous utility.

         Billing Process. JCP&L's policy is to bill its customers monthly. The normal billing period for an individual customer ranges from 26 to 35 days for a given month. In accordance with JCP&L's policy, bills are generally issued the next business day after the meter readings are obtained. However, in connection with the implementation of a new computer system in 1999 (which is discussed below in greater detail), such policies were not always followed. Billing is on a monthly basis now that the implementation period for the new system is over.

         Accounts with potential meter reading or billing errors are reviewed and, if necessary, corrected before mailing. Accounts with unusually high or low usage compared to past customer history are not billed until reviewed and/or corrected. Residential bills of $5,000 or more and general service bills of $50,000 or more are also reviewed and, if necessary, corrected before mailing.

         For residential customers, a pre-disconnection warning notice is sent when the customer's previous month's bill is not paid at the invoicing time of the next monthly bill. This notice is sent as a separate notification to the customer. If payment is not received by the time of the third month's bill, a disconnection notice is sent to the customer. A telephone contact to the premises scheduled for disconnection is attempted anywhere from three to five days prior to the disconnection date. The customer will face termination of service on or after the scheduled date of the termination if payment is not received. Once the service is terminated, the customer may be required to pay the full outstanding balance or, if eligible, enter into an installment payment plan.

         For commercial and industrial customers, a disconnection notice is sent if the payment of the previous month's invoice is not received when JCP&L invoices the account again. This notice is sent as a separate notification to the customer. A telephone contact to the premises that is scheduled for disconnection is attempted anywhere from three to five days prior to the disconnection date. The customer will face termination of service on or after the scheduled date of the termination if payment is not received. Once the service is terminated, the customer may be required to pay the full outstanding balance or, if eligible, enter into an installment payment plan.

         JCP&L may change its credit, billing and collections and termination/restoration of service policies and procedures from time to time. It is expected that any such changes would be designed to enhance JCP&L's ability to bill and collect customer charges on a timely basis.

         Termination of Service for Residential Customers. The winter termination program is part of the New Jersey Administrative Code and prevents discontinuance of electric service to qualified residential customers from November 15 through March 15 without special approval from the BPU. The program provides for the requirement of good-faith payments equal to budget amounts and placement on a 12-month system budget plan. JCP&L also cannot terminate service to these customers during periods when temperatures are forecast to be over 95 degrees Fahrenheit.

         The regulation also provides for restoration of service for customers eligible to participate in the program who had service shut off for non-payment prior to November 15, if up to 25% of the outstanding balance is paid. [During the program period, service can be discontinued when the customer has made no contact with JCP&L ; however, all efforts are made to contact the customer prior to discontinuance.] The program requires that a BPU-approved fact sheet accompany each discontinuance notice to residential customers during the program period. The fact sheet is distributed as a bill insert since discontinuance notices are issued on the customer's bill.

         See "RISK FACTORS--SERVICING RISKS--BILLING AND COLLECTION PRACTICES MAY REDUCE THE AMOUNT OF FUNDS AVAILABLE FOR PAYMENTS ON THE TRANSITION BONDS" in this prospectus.

              LOSS AND DELINQUENCY EXPERIENCE

         The following table sets forth information relating to JCP&L's write-offs as a percentage of total billed revenues for the past six years. Such historical information is presented herein because JCP&L's actual experience with respect to write-offs and delinquencies may affect the timing of transition bond charge collections. JCP&L does not expect, but cannot assure, that the delinquency or write-off experience with respect to transition bond charge collections will differ substantially from the rates indicated below. However, changes in general economic conditions and the retail electric market, including but not limited to the introduction of third party electric power suppliers who may be permitted to provide consolidated billing to JCP&L's customers, could mean that historical delinquency and write-off ratios will not be indicative of future rates.

         For the total electric billed revenue for the past six years for each customer class, see table 1 "BILLED RETAIL REVENUE (IN THOUSANDS)" on page [ ] of this prospectus.

                                     TABLE 5
                GROSS WRITE-OFF, NET WRITE-OFF AND NET WRITE-OFF
                    AS A PERCENTAGE OF BILLED RETAIL REVENUE
                                 (in thousands)

                         2003           2002              2001         2000           1999         1998
                         ----           ----              ----         ----           ----         ----
Gross Write-Off         11,071         9,932            $12,650      $12,736        $7,084       $5,549
Net Write-Off            8,080         8,371             10,815       10,309         5,276        4,141
Net Write-Off as a %
  of Billed Revenue      0.40%         0.41%              0.55%        0.56%         0.26%        0.21%


         Net write-offs include amounts recovered by JCP&L from bankruptcy proceedings and payments received after an account has been written off, either by JCP&L or one of its external collection agencies. The increase in net write-offs as a percentage of billed revenue beginning in 1999 resulted primarily from problems experienced during the pre- and post-implementation of a new customer service and billing computer system. The system implementation caused delays in billing and also diverted resources from collection efforts. In addition, the new system, initially, did not allow for effective processing of overdue accounts. [Through system enhancements put into place in 2000 and 2001, as well as improved handling of overdue accounts, JCP&L expects that the level of write-offs in 2002 will be reduced, although net write-offs are not expected to return to pre-implementation levels for a few years.]


         The following table sets forth information relating to JCP&L's rate of delinquencies, as a percentage of accounts receivable of all JCP&L customers for the past six years.

                                     TABLE 6
                   BILLED ELECTRIC RECEIVABLES AGING ANALYSIS
                                 AS OF YEAR END

                 2003        2002       2001      2000      1999    1998
                 ----        ----       ----      ----      ----    ----
0-30 DAYS       82.2%       84.2%      81.2%     73.0%     67.9%   84.7%
31-60 DAYS       6.4%        5.0%       5.9%      6.8%     12.8%    7.3%
61-90 DAYS       3.2%        3.4%       3.4%      4.9%      7.2%    4.1%
91-120 DAYS      2.7%        2.4%       2.8%      3.5%      5.9%    2.5%
OVER 120
   DAYS          5.5%        5.0%       6.7%     11.8%      6.2%    1.4%


         Any account that has an unpaid balance at the time of the next billing is considered to be delinquent. The delinquency data above represents only active customer accounts as opposed to the write-off data that includes customer accounts where service is no longer being provided. JCP&L has not tracked the rate of delinquencies by customer class. The deterioration in the aging of electric receivables beginning in 1999 resulted primarily from problems experienced during the pre- and post-implementation of a new customer service and billing computer system. This system implementation caused delays in billing and also diverted resources from collection efforts. In addition, the new system, initially, did not allow for effective processing of overdue accounts. Through system enhancements and adjustments in 2000 and 2001, as well as improved handling of overdue accounts, arrears have been reduced. [These reductions are expected to continue in 2002, although arrearages are not expected to return to pre-implementation levels for a few years because the residual effects of these implementation problems continue to impact related statistics.]

         The following table sets forth the average days of revenue outstanding for the past six years.

                               TABLE 7
                    DAYS OF REVENUE OUTSTANDING

                2003    2002      2001    2000   1999   1998
                ----    ----      ----    ----   ----   ----
AVERAGE
  DAYS          29.3    28.8      32.7    34.7   31.2   29.7


     The increase in days of revenue outstanding beginning in 1999 resulted primarily from problems experienced during the pre- and post-implementation of a new customer service and billing computer system. This system implementation caused delays in billing and also diverted resources from collection efforts. Through system enhancements and adjustments in 2000 and 2001, as well as improved handling of overdue accounts, timeliness of collections has improved. [This trend is expected to continue in 2002, although days of revenue outstanding are not expected to return to pre-implementation levels for a few years because the residual effects of these implementation problems continue to impact related statistics.]

     See "RISK FACTORS--SERVICING RISKS--BILLING AND COLLECTION PRACTICES MAY REDUCE THE AMOUNT OF FUNDS AVAILABLE FOR PAYMENTS ON THE TRANSITION BONDS" in this prospectus.

HOW JCP&L WILL APPLY PARTIAL PAYMENTS BY ITS CUSTOMERS

         In accordance with the BPU financing order, JCP&L will allocate, on a system-wide basis, partial payments of electricity delivery and basic generation service charges for any period in the following order:

     o to sales taxes associated with the partial payment (which JCP&L collects as trustee for the State of New Jersey and not for its own account or for that of the issuer);

     o pro rata to the transition bond charge and JCP&L's other charges and taxes, where any of such charges are in arrears, based on their proportion to JCP&L's total charges in arrears assessed for that period; and

     o pro rata to the transition bond charge and JCP&L's other charges and taxes, where any of such charges are current charges, based on their proportion to JCP&L's total charges assessed for that period.

         Partial payments will also be allocated among different series of transition bonds, pro rata, based on the amounts owed with respect to each series.

                   JCP&L TRANSITION FUNDING II LLC, THE ISSUER

         JCP&L Transition Funding II LLC, the issuer of the transition bonds, was formed as a Delaware limited liability company on March 29, 2004. JCP&L is the sole member of the issuer. The assets of the issuer are limited to the bondable transition property which will be purchased by the issuer, the trust funds to be held by the trustee, the rights of the issuer under the transaction documents, any third party credit enhancement, the rights under any interest rate swap agreement and any money distributed to the issuer from the collection account in accordance with the indenture and not distributed to JCP&L. The BPU financing order and the indenture provide that the bondable transition property, as well as the other collateral described in the BPU financing order and the indenture, will be pledged by the issuer to the trustee. Pursuant to the indenture, the transition bond charge collections remitted to the trustee by the servicer must be used to pay the principal of and interest on the transition bonds and other obligations of the issuer specified in the indenture. As of the date of this prospectus, the issuer has not conducted any business activities and has no operating history. Unaudited financial statements of the issuer for the period from inception (March 29, 2004) to [ ]are included in this prospectus.

         The Issuer's Purpose. The issuer has been created for the sole purpose of:

     o   purchasing and owning the bondable transition property;

     o issuing one or more series of transition bonds, each of which may be comprised of one or more classes, from time to time;

     o pledging its interest in the bondable transition property and other collateral to the trustee under the indenture in order to secure the transition bonds; and

     o performing activities that are necessary, suitable or convenient to accomplish these purposes, including the execution of any interest rate swap agreement or hedging arrangement incident to the issuance of transition bonds.

         The Interaction Among JCP&L and the Issuer. On the issue date for each series, except in the event of a refunding of outstanding transition bonds, JCP&L will sell bondable transition property to the issuer pursuant to the sale agreement between the issuer as buyer and JCP&L as seller. JCP&L will service the bondable transition property pursuant to a servicing agreement with the issuer. JCP&L and any successor in the capacity of servicer are referred to as the servicer.

         The Issuer's Management. The issuer's business will be managed by five managers, referred to as the "managers", appointed from time to time by JCP&L or, in the event that JCP&L transfers its interest in the issuer, new managers will be appointed by the new owner or owners. The issuer will have at all times following the initial issuance of the transition bonds at least two independent managers who, among other things, are not and have not been for at least five years from the date of their appointment (except solely by virtue of their serving as, or being an affiliate of any other entity serving as, an independent director or manager, as applicable, of JCP&L or any bankruptcy-remote special purpose entity that is an affiliate of JCP&L or the issuer):

     o a direct or indirect legal or beneficial owner of the issuer, JCP&L or any of their respective affiliates;

     o a relative, supplier, employee, officer, director, manager, contractor or material creditor of the issuer, JCP&L or any of their respective affiliates; or

     o   a person who controls JCP&L or any of its affiliates.

         The remaining managers will be employees or officers of JCP&L or any of its affiliates.

         The managers will devote the time necessary to conduct the affairs of the issuer. The following are the managers as of the date of this prospectus:

NAME                        AGE           POSITION WITH FIRSTENERGY CORP.
----                        ---           -------------------------------

Anthony J. Alexander        52            President and Chief Executive Officer

                                            Mr. Alexander is currently serving
                                            as President and Chief Executive
                                            Officer of FirstEnergy Corp. Prior
                                            to his current position, Mr.
                                            Alexander was Acting Chief Executive
                                            Officer, President and Chief
                                            Operating Officer (2003-2004),
                                            President and Chief Operating
                                            Officer (2001-2003), President
                                            (2000-2001) and Executive Vice

                                            President and General Counsel
                                            (1997-2000) of FirstEnergy Corp.

Richard H. Marsh            53            Senior Vice President and Chief
                                          Financial Officer

                                            Mr. Marsh is currently serving as
                                            Senior Vice President and Chief
                                            Financial Officer of FirstEnergy
                                            Corp. Prior to his current position,
                                            Mr. Marsh was Vice President and
                                            Chief Financial Officer (1998-2001)
                                            of FirstEnergy Corp.

Thomas C. Navin             46            Treasurer

                                            Mr. Navin is currently serving as
                                            Treasurer of FirstEnergy Corp. Prior
                                            to his current position, Mr. Navin
                                            held the positions of Assistant
                                            Treasurer, Director of Treasury
                                            Services, and Director, Asset
                                            Strategy (1997-1998) of FirstEnergy
                                            Corp.

         JCP&L, as the sole member of the issuer, will appoint two independent managers prior to the issuance of the initial series of transition bonds.

         None of the managers has been involved in any legal proceedings that are specified in Item 401(f) of the SEC's Regulation S-K.

         The Managers' Compensation and Limitation on Liabilities. The issuer has not paid any compensation to any manager since the issuer was formed. The managers other than the independent managers will not be compensated by the issuer for their services on behalf of the issuer. The independent managers will be paid [quarterly fees] from the revenues of the issuer and will be reimbursed for their reasonable expenses. These expenses include, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the independent managers may employ in connection with the exercise and performance of their rights and duties under the issuer's limited liability company agreement, the indenture, the sale agreement and the servicing agreement. The limited liability company agreement provides that the managers will not be personally liable under any circumstances except for:

     o liabilities arising from their own willful misconduct or gross negligence;

     o liabilities arising from the failure by any of the managers to perform obligations expressly undertaken in the issuer's limited liability company agreement; or

     o taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by the managers in connection with the transactions described in this prospectus.

         The limited liability company agreement further provides that, to the fullest extent permitted by law, the issuer shall indemnify the managers against any liability incurred in connection with their services as managers for the issuer except in the cases described above.

         The Issuer is a Separate and Distinct Legal Entity. Under the issuer's limited liability company agreement, the issuer may not file a voluntary petition for relief under federal bankruptcy law, nor consent to the commencement of a Chapter 11 case pursuant to an involuntary petition, without a unanimous vote of its managers, including the independent managers. JCP&L has agreed that it will not cause the issuer to file a voluntary petition for relief under federal bankruptcy law. The limited liability company agreement requires the issuer, except for financial reporting purposes (to the extent required by generally accepted accounting practices) and for federal and state income tax purposes:

     o to take all reasonable steps to continue its identity as a separate legal entity;

     o to make it apparent to third parties that it is an entity with assets and liabilities distinct from those of JCP&L, other affiliates of JCP&L, the managers or any other person; and

     o to make it apparent to third persons that it is not a division of JCP&L or any of its affiliated entities or any other person.

         The principal place of business of the issuer is [             ].

         Administration Agreement. FirstEnergy Service Company will provide administrative services for the issuer pursuant to an administration agreement between the issuer and FirstEnergy Service Company. The issuer will pay the administrator a cost-based fee for performing these services.

                                 USE OF PROCEEDS

         As required by the Competition Act, the issuer will use the net proceeds of the issuance of the transition bonds to purchase the bondable transition property from JCP&L. JCP&L will use the proceeds it receives from the issuer principally to reduce stranded costs through the retirement of debt or equity or both, including transactions completed before the date of the sale of the transition bonds, and also to pay related expenses.

                              THE TRANSITION BONDS

         The transition bonds will be issued under and secured by the indenture between the issuer and the trustee substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of each series of transition bonds will be provided in the indenture and the related supplemental indenture. The following summary describes some general terms and provisions of the transition bonds. The particular terms of the transition bonds of any series offered by any prospectus supplement will be described in the applicable prospectus supplement.

GENERAL TERMS OF THE TRANSITION BONDS

         The transition bonds may be issued in one or more series, each made up of one or more classes. The terms of a series may differ from the terms of another series, and the terms of a class may differ from the terms of another class of the same series. The terms of each series will be specified in the related prospectus supplement and supplemental indenture.

         The indenture requires, as a condition to the issuance of each series of transition bonds, that such issuance will not result in any rating agency reducing or withdrawing its then current rating of any outstanding series or class of transition bonds issued by the issuer or by JCP&L Transition Funding LLC.

         The Transition Bonds Will be Maintained in Book-Entry Format. The related prospectus supplement will set forth the procedure for the manner of the issuance of the transition bonds of each series. Generally, each series of transition bonds will initially be represented by one or more transition bonds registered in the name of Cede & Co., as the nominee of The Depository Trust Company, referred to as "DTC". The transition bonds will be available for purchase in initial denominations specified in the related prospectus supplement that will be not less than $1,000, with an exception for one transition bond in each class that may have a smaller denomination. Unless and until definitive transition bonds are issued under the limited circumstances described in this prospectus, no beneficial owner of transition bonds will be entitled to receive a physical bond representing a transition bond. All references in this prospectus to actions by transition bondholders or holders of transition bonds will refer to actions taken by DTC upon instructions from DTC participants. In addition, all references in this prospectus to payments, notices, reports and statements to transition bondholders or holders of transition bonds will refer to payments, notices, reports and statements to DTC or Cede & Co. as the registered holder of each series of transition bonds, unless certificated transition bonds have been issued to beneficial owners of interests in the transition bonds, as discussed in "--CERTIFICATED TRANSITION BONDS" below. DTC or Cede & Co. will receive these payments, notices, reports and statements for distribution to the beneficial owners of the transition bonds in accordance with DTC's procedures with respect thereto. See "--TRANSITION BONDS WILL BE ISSUED IN BOOK-ENTRY FORM" and "--CERTIFICATED TRANSITION Bonds" below.

PAYMENTS OF INTEREST ON AND PRINCIPAL OF THE TRANSITION BONDS

         Interest will accrue on the outstanding principal balance of transition bonds of a series or class at the interest rate specified in or determined in the manner specified in the related prospectus supplement. Interest will be payable to the transition bondholders of a series or class on each payment date, commencing on the first payment date specified in the related prospectus supplement. On any payment date with respect to any series, the issuer will make principal payments on that series only until the outstanding principal balance thereof has been reduced to the principal balance specified for that payment date in the expected amortization schedule for that series on that payment date, but only to the extent funds are available for that series as described in this prospectus. Accordingly, principal of any series or class of transition bonds may be paid later than reflected in the expected amortization schedule therefor, but generally not earlier, except in a case of any applicable optional redemption or acceleration. See "RISK FACTORS--OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS" and "--SERVICING RISKS" in this prospectus.

         The indenture provides that failure to pay the entire outstanding principal balance of the transition bonds of any series or class by the applicable expected final payment date will not result in an event of default under the indenture; however, a default will occur if the entire outstanding principal balance is not paid on or before the applicable legal final maturity date of that series or class, as applicable.

         On each payment date, the amount required to be paid as principal of the transition bonds, from transition bond charge collections allocable to all series of transition bonds, all series capital subaccounts, all series overcollateralization subaccounts and the reserve subaccount, will equal:

     o the outstanding principal balance of any transition bonds of any class or series if such payment date is on or after the expected final payment date of that class or series; plus

     o the outstanding principal balance of any transition bonds of any class or series called for redemption; plus

     o the outstanding principal balance of any transition bonds of any class or series upon an acceleration following an event of default as specified in the indenture; plus

     o the principal amount scheduled to be paid on the transition bonds of each class or series on that payment date.

         The entire outstanding principal balance of a series of transition bonds will be due and payable if:

     o an event of default as specified in the indenture occurs and is continuing; and

     o the trustee or the holders of a majority in principal amount of the transition bonds of all series then outstanding, voting as a class, have declared the transition bonds to be immediately due and payable.

         See "THE INDENTURE--WHAT CONSTITUTES AN EVENT OF DEFAULT ON THE TRANSITION BONDS" and "WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS" in this prospectus.

OPTIONAL REDEMPTION OF THE TRANSITION BONDS

         Provided that there is no interest rate swap agreement in affect with respect to such bonds, the issuer may redeem all of the outstanding transition bonds of a series, at its option, only if, on any payment date, the outstanding principal balance of the transition bonds of that particular series (after giving effect to payments scheduled to be made on that payment date) is less than 5% of the initial principal balance of the transition bonds of that series. Unless otherwise specified in a prospectus supplement, there will be no other optional redemption for a series.

         Redemption provisions, if any, for any series will be specified in the related prospectus supplement, including the premiums, if any, payable upon redemption. Unless the context requires otherwise, all references in this prospectus to principal of the transition bonds of a series insofar as it relates to redemption includes any premium that might be payable thereon if transition bonds of the series are redeemed, as described in the related prospectus supplement. Notice of redemption of any series of transition bonds will be given by the trustee to each registered holder of a transition bond by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the date of redemption or in another manner or at another time as may be specified in the related prospectus supplement. The redemption price will, in each case, include accrued interest to the date of redemption. Notice of redemption may be conditioned upon the deposit of moneys with the trustee before the redemption date and this notice will be of no effect unless these moneys are so deposited. All transition bonds called for redemption will cease to bear interest on the specified redemption date, provided the redemption price is on deposit with the trustee at that time, and will no longer be considered "outstanding" under the indenture. The transition bondholders will have no further rights with respect thereto, except to receive payment of the redemption price thereof and unpaid interest accrued to the date fixed for redemption from the trustee. For so long as any transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice of redemption also will be given by publication in a daily newspaper in Luxembourg, expected to be the Luxemburger Wort, not less than 10 days prior to the date of redemption.

FLOATING RATE TRANSITION BONDS

     In connection with the issuance of any class of floating rate transition bonds, the issuer may enter into or arrange for one or more interest rate swap transactions. The related prospectus supplement will include a description of:

     o   the material terms of any interest rate swap transaction;

     o   the identity of any interest rate swap counterparty;

     o any payments due to be paid by or to the issuer or the trustee under any interest rate swap transaction;

     o scheduled deposits in and withdrawals from any class subaccount of the collection account with respect to any interest rate swap transaction;

     o the formula for calculating the floating rate of interest of any floating interest rate class; and

     o the rights of transition bondholders with respect to any interest rate swap arrangement, including any right of termination of or amendment to the interest rate swap agreement.

     Under the indenture, the issuer is obligated to perform all of its obligations pursuant to any interest rate swap agreement to which it is a party.

CREDIT ENHANCEMENT FOR THE TRANSITION BONDS

         Credit enhancement with respect to the transition bonds of any series will be provided principally by adjustments to the transition bond charge and amounts on deposit in the reserve subaccount for all series, the related series overcollateralization subaccount and the related series capital subaccount. In addition, for any series of transition bonds or one or more classes thereof, additional credit enhancement may be provided. The amounts and types of additional credit enhancement, if any, and the provider of any additional credit enhancement with respect to any series of transition bonds or one or more classes thereof, will be described in the related prospectus supplement.

Additional credit enhancement may be in the form of:

     o   an additional reserve subaccount;

     o   subordination of one series for the benefit of another;

     o   additional overcollateralization;

     o   a financial guaranty insurance policy;

     o   a letter of credit;

     o   a credit or liquidity facility;

     o   a repurchase obligation;

     o   a third party payment or other support;

     o   a cash deposit or other credit enhancement; or

     o any combination of the foregoing, as may be set forth in the related prospectus supplement.

         If specified in the related prospectus supplement, credit enhancement for a series of transition bonds may cover one or more other series of transition bonds. See "RISK FACTORS--TRANSITION BONDHOLDERS MAY EXPERIENCE PAYMENT DELAYS OR LOSSES AS A RESULT OF THE LIMITED SOURCES OF PAYMENT FOR THE TRANSITION BONDS AND LIMITED CREDIT ENHANCEMENT" in this prospectus.

TRANSITION BONDS WILL BE ISSUED IN BOOK-ENTRY FORM

         Unless otherwise specified in the related prospectus supplement, all classes of transition bonds will initially be represented by one or more bonds registered in the name of DTC, or another securities depository. The transition bonds will be available to investors only in the form of book-entry transition bonds (a "book-entry bond"), and any transition bond so issued will be issued in the form of one or more fully registered global securities (each a "global security") that will be deposited with, or on behalf of DTC. Transition bondholders may also hold transition bonds through Clearstream Banking, Luxembourg, S.A., referred to as "Clearstream Banking" (formerly known as CEDEL, societe anonyme), or Euroclear in Europe, if they are participants in one of those systems or indirectly through participants.

         The Role of Cede & Co., Clearstream Banking and Euroclear. DTC will hold the global bond or bonds representing the transition bonds. To facilitate subsequent transfers, all book-entry bonds deposited with, or on behalf of, DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of book-entry bonds with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the book-entry bonds; DTC's records reflect only the identity of the direct participants to whose accounts such book-entry bonds are credited which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositories. Citibank, N.A. is depository for Clearstream Banking and Morgan Guaranty Trust Company of New York is depository for Euroclear. These depositories will, in turn, hold these positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depository for Clearstream Banking and Morgan Guaranty Trust Company of New York will act as depository for Euroclear.

         The Function of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, and is a member of the Federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

         The Function of Clearstream Banking. Clearstream Banking is incorporated under the laws of Luxembourg. Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream Banking provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream Banking has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear system in Brussels to facilitate settlement of trades between Clearstream Banking and MGT/EOC. Clearstream Banking currently accepts over 110,000 securities issues on its books.

         Clearstream Banking customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include any underwriters, agents or dealers with respect to a series of transition bonds offered hereby. Clearstream Banking's United States customers are limited to securities brokers and dealers and banks.

         The Function of Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. By performing these functions, Euroclear eliminated the need for physical movement of securities and also eliminated any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 30 currencies, including Euros and United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Operator under contract with the Euroclear Clearance System S.C., a Belgian cooperative corporation, referred to as the "Cooperative". All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As a Federal Reserve System member, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law which are referred to in this prospectus as the "Terms and Conditions". The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         The Rules for Transfers Among DTC, Clearstream Banking or Euroclear Participants. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream Banking customers and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving transition bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking customers and Euroclear participants may not deliver instructions directly to the depositories.

         Purchases of Book-Entry Bonds. Purchases of book-entry bonds under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry bonds on DTC's records. The ownership interest of each actual purchaser of each book-entry bond ("beneficial owner") is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the book-entry bonds are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in book-entry bonds, except in the event that use of the book-entry system for the book-entry bonds is discontinued.

         DTC Will be the Holder of the Transition Bonds. Unless and until definitive transition bonds are issued, it is anticipated that the only "holder" of transition bonds of any series will be DTC. All references herein to actions by transition bondholders thus refer to actions taken by DTC upon instructions from its participants. Transition bondholders will only be permitted to exercise their rights as transition bondholders indirectly through participants and DTC. Thus, the ability of holders of beneficial interests in the transition bonds to pledge transition bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these transition bonds, may be limited due to the lack of definitive transition bonds.

         Notices and Communications. The delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of transition bonds may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the transition bonds, such as redemptions, tenders, defaults and proposed amendments. Redemption notices shall be sent to Cede & Co. If less than all of the book-entry bonds having the same original issue date and other terms are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant to be so redeemed. Neither DTC nor Cede & Co. will consent or vote with respect to the book-entry bonds. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the book-entry bonds are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

         Book-Entry Transfers and Transmission of Payments. Except under the circumstances described below, while any book-entry transition bonds of a series are outstanding, under DTC's rules, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry transition bonds. In addition, principal and any premium and/or interest payments on the book-entry bonds will be made to DTC. DTC's practice is to credit direct participants' accounts on the date on which interest is payable in accordance with the respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participant and not of DTC, the underwriters or JCP&L, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and any premium and/or interest to DTC is the responsibility of JCP&L and the trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of direct and indirect participants.

         DTC has advised the trustee that it will take any action permitted to be taken by a transition bondholder under the indenture only at the direction of one or more participants to whose account with DTC the transition bonds are credited.

         According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that we believe to be reliable, but we take no responsibility for the accuracy thereof.

         How Transition Bond Payments will be Credited by Clearstream Banking and Euroclear. Payments with respect to transition bonds held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depository. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "MATERIAL UNITED STATES FEDERAL INCOME TAX MATTERS FOR THE TRANSITION BONDHOLDERS" in this prospectus. Clearstream Banking or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a transition bondholder under the indenture on behalf of a Clearstream Banking customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository's ability to effect these actions on its behalf through DTC.

         DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of transition bonds among participants of DTC, Clearstream Banking and Euroclear. However, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

CERTIFICATED TRANSITION BONDS

         The Circumstances That Will Result in the Issuance of Certificated Transition Bonds. Unless otherwise specified in the related prospectus supplement, each class of transition bonds will be issued in fully registered, certificated form to beneficial owners of transition bonds or intermediaries, rather than to DTC, only if:

     o the issuer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that class of transition bonds and the issuer is unable to locate a qualified successor;

     o the issuer, at its option, elects to terminate the book-entry system through DTC, in which case an owner of a book-entry bond represented by a global security will be entitled to physical delivery of individual certificated bonds equal in principal amount to such book-entry bonds (issued in transition bonds in denominations of $1,000 or any higher integral multiple of $1,000) and to have such certificated bonds registered in its name;

     o after the occurrence of an event of default as specified in the indenture, beneficial owners of transition bonds representing at least a majority of the outstanding principal balance of the transition bonds of all series advise the trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the transition bondholders' best interest; or

     o DTC discontinues providing its services as securities depositary with respect to the book-entry bonds at any time by giving reasonable notice to the issuer and the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, transition bonds in certificated form are required to be printed and delivered in exchange for book-entry bonds held by DTC.

         The Delivery of Certificated Transition Bonds. Upon the occurrence of any event described in the immediately preceding paragraph (unless otherwise specified), DTC will be required to notify the trustee and all affected beneficial owners of transition bonds through participants of the availability of certificated transition bonds. Upon surrender by DTC of the certificated bonds representing the applicable transition bonds and receipt of instructions for re-registration, the trustee will authenticate and deliver certificated transition bonds to the beneficial owners. Any certificated transition bonds listed on the Luxembourg Stock Exchange will be made available to the beneficial owners of such transition bonds through the office of the transfer agent in Luxembourg. Thereafter, the trustee will recognize the holders of these certificated transition bonds as transition bondholders under the indenture.

         The Payment Mechanism for Certificated Transition Bonds. Payments of principal of, and interest on, certificated transition bonds will be made by the trustee, as paying agent, in accordance with the procedures set forth in the indenture. These payments will be made directly to holders of certificated transition bonds in whose names the certificated transition bonds were registered at the close of business 15 days prior to the payment date, unless otherwise specified in a prospectus supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee. The final payment on any transition bond, however, will be made only upon presentation and surrender of the transition bond at the office or agency specified in the notice of final payment to transition bondholders.

         The Transfer or Exchange of Certificated Transition Bonds. Certificated transition bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         Final Payments on Transition Bonds. The final payment on any transition bond will be made only upon presentation and surrender of the transition bond at the office or agency specified in the notice of final payment to transition bondholders. The final payment of any transition bond listed on the Luxembourg Stock Exchange may also be made upon presentation and surrender of the transition bond at the office of the paying agent in Luxembourg as specified in the notice of final distribution. A notice of such final distribution will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort, not later than the fifth day of the month of such final distribution. Certificated transition bonds listed on the Luxembourg Stock Exchange will also be transferable and exchangeable at the offices of the transfer agent in Luxembourg. With respect to any transfer of these listed certificated transition bonds, the new certificated transition bonds registered in the names specified by the transferee and the original transferor will be available at the offices of the transfer agent in Luxembourg.

     NONE OF JCP&L, THE TRUSTEE, THE UNDERWRITERS OR ANY AGENT FOR PAYMENT ON OR REGISTRATION OF TRANSFER OR EXCHANGE OF ANY GLOBAL SECURITY WILL HAVE ANY RESPONSIBILITY OR LIABILITY FOR ANY ASPECT OF THE RECORDS RELATING TO OR PAYMENTS MADE ON ACCOUNT OF BENEFICIAL INTERESTS IN SUCH GLOBAL SECURITY OR FOR MAINTAINING, SUPERVISING OR REVIEWING ANY RECORDS RELATING TO SUCH BENEFICIAL INTERESTS.

                 WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS
                            FOR THE TRANSITION BONDS

         The rate of principal payments, the amount of each interest payment and the actual final payment date for each series or class of transition bonds will be dependent on the rate and timing of receipt of transition bond charge collections and the effectiveness of credit enhancement. Accelerated receipts of transition bond charge collections will not, however, result in payment of principal of the transition bonds earlier than the related expected final payment dates. This is because receipts in excess of the amounts necessary to amortize the transition bonds in accordance with the applicable expected amortization schedule, to pay interest on the transition bonds, to pay related costs and expenses and to fund or replenish the capital and overcollateralization subaccounts for each series, will be allocated to the reserve subaccount. However, delayed receipts of transition bond charge collections may result in principal payments on the transition bonds occurring more slowly than as reflected in the expected amortization schedule or later than the related expected final payment dates. Redemption of any class or series of transition bonds and acceleration of the legal final maturity date after an event of default will result in payment of principal earlier than the related expected final payment dates.

         The Effect of Transition Bond Charge Collections on the Timing of Transition Bond Payments. The actual payments on each payment date for each series or class of transition bonds and the weighted average life thereof will be affected primarily by the rate and the timing of receipt of transition bond charge collections. Amounts available in the reserve subaccount, the series overcollateralization subaccount and the series capital subaccount will also affect the weighted average life of that series of transition bonds. The transition bond charge will be calculated based on estimates of energy use by customers and estimates of delinquencies and write-offs. However, the aggregate amount of transition bond charge collections and the rate of principal amortization of the transition bonds will depend, in part, on actual electricity usage by customers and the rate of delinquencies and write-offs. The transition bond charge will be adjusted from time to time based in part on the actual rate of transition bond charge collections compared to the estimated transition bond charge collections. However, there can be no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of collections or implement adjustments to the transition bond charge that will cause transition bond charge collections to be received at any particular rate.

         A payment on a date that is later than the expected final payment date will result in a longer weighted average life. In addition, if scheduled payments on the transition bonds are received later than the applicable expected payment date, this will result in a longer weighted average life of the transition bonds.

         See "RISK FACTORS--SERVICING RISKS" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE--THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in this prospectus.

                               THE SALE AGREEMENT

         The following summary describes material terms and provisions of the sale agreement pursuant to which JCP&L will sell and the issuer will purchase bondable transition property. The sale agreement may be amended by the parties thereto, with the consent of the trustee, provided notice of the substance of the amendment is provided by the issuer to each rating agency. The form of the sale agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

JCP&L'S SALE AND ASSIGNMENT OF THE BONDABLE TRANSITION PROPERTY TO THE ISSUER

         For convenience of usage in this prospectus, there are numerous references to the holding and transfer of bondable transition property by JCP&L and others. However, pursuant to New Jersey State law and the BPU financing order, bondable transition property arises, and constitutes a vested, presently existing property right, only upon (i) the transfer to an assignee and (ii) receipt of consideration therefor.

         Pursuant to the sale agreement, JCP&L will:

         (1) Assign, transfer and convey to the issuer, without recourse, except as provided in the sale agreement, all right, title and interest of JCP&L in, to and under the bondable transition property which represents the irrevocable right to charge, collect and receive, and be paid from collections of, the transition bond charges in the amount necessary to provide for the full recovery of JCP&L's stranded costs with respect to the related series of transition bonds; and

         (2) agree that JCP&L's representations, warranties and covenants under the sale agreement inure to the benefit of the issuer and the trustee for the benefit of the transition bondholders.

         The assignments and transfers of the bondable transition property by JCP&L to the issuer are expressly stated to be absolute transfers. Pursuant to the Competition Act, these assignments and transfers will be treated as absolute transfers of all of JCP&L's right, title and interest, as in a sale or other absolute transfer of the bondable transition property. JCP&L agrees that, after giving effect to its assignment, it will have no rights in the bondable transition property.

         In addition, JCP&L may from time to time offer to sell on a subsequent transfer date additional bondable transition property to the issuer, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. Each subsequent sale will be financed through the issuance of an additional series of transition bonds. If this offer is accepted by the issuer, the subsequent sale will be effective on a subsequent transfer date.

         In accordance with the Competition Act, after the issuance of the BPU financing order and upon the execution and delivery of the sale agreement and the related bill of sale and the proper filing of a financing statement under the Uniform Commercial Code with respect to the sale and absolute transfer of the bondable transition property, the sale and absolute transfer will be perfected as against any third party, including judicial lien creditors. The sale agreement provides that in the event that the true and absolute sale of the bondable transition property is determined by a court not to be a true and absolute sale as contemplated by the Competition Act, then the transfer shall be treated as a pledge of the bondable transition property and JCP&L shall be deemed to have granted a security interest to the issuer in the bondable transition property, which security interest will secure a payment obligation of JCP&L in an amount equal to the purchase price for the bondable transition property.

JCP&L'S REPRESENTATIONS AND WARRANTIES

         In the sale agreement, JCP&L will make the following representations and warranties:

         1. all information provided by JCP&L to the issuer with respect to the bondable transition property is correct in all material respects;

         2. the assignments and transfers contemplated by the sale agreement constitute absolute transfers of the initial bondable transition property or the additional bondable transition property, as the case may be, from JCP&L to the issuer, JCP&L will have no right, title or interest in the bondable transition property, and the transferred bondable transition property would not be part of the estate of JCP&L as debtor in the event of the filing of a bankruptcy petition by or against JCP&L under any bankruptcy law;

         3. (a) JCP&L is the sole owner of the bondable transition property being transferred and assigned to the issuer pursuant to the sale agreement on the initial transfer date or the subsequent transfer date, as applicable;

         (b) upon the execution and delivery of the sale agreement and the related bill of sale, the bondable transition property will be validly assigned and transferred to the issuer free and clear of all liens other than liens created by the issuer pursuant to the indenture; and

         (c) all filings (including filings with the New Jersey Secretary of State and the Delaware Secretary of State under the New Jersey Uniform Commercial Code and the Delaware Uniform Commercial Code, respectively) necessary in any jurisdiction to give the issuer a valid perfected ownership interest in the transferred bondable transition property free and clear of all liens of JCP&L or anyone else, other than the issuer or the trustee, have been made;

         4. the BPU financing order has been issued by the BPU in accordance with the Competition Act; the BPU financing order and the process by which it was issued comply with all applicable laws, rules and regulations; and the BPU financing order is in full force and effect, is final, and is not subject to appeal;

         5. as of the date of issuance of any series of transition bonds, the transition bonds will be entitled to the protections provided by the Competition Act and, in accordance with the Competition Act, the BPU financing order and the transition bond charge authorized by the BPU financing order will not be revocable by the BPU and each issuance advice letter delivered by JCP&L to the BPU pursuant to the BPU financing order will be irrevocable, final and uncontestable;

         6. (a) under the Competition Act, the State of New Jersey may not limit, alter or impair the bondable transition property or other rights vested in JCP&L, the issuer and the trustee for the benefit of the transition bondholders pursuant to the BPU financing order until the transition bonds are fully paid and discharged, or in any way limit, alter, impair or reduce the value or amount of the bondable transition property, as approved pursuant to the BPU financing order; and

         (b) under the contract clauses of the Constitutions of the State of New Jersey and the United States, the State of New Jersey could not, absent a demonstration that such action was necessary to serve a significant and legitimate public purpose, take any action that substantially impairs the rights of the transition bondholders unless such action is a reasonable exercise of the State of New Jersey's sovereign powers and of a character reasonable and appropriate to the public purpose justifying that action, and, under the Takings Clauses of the New Jersey and United States Constitutions, the State of New Jersey could not repeal or amend the Competition Act or take any other action in contravention of its pledge and agreement in the Competition Act, in the event such action constitutes a permanent appropriation of a substantial property interest of transition bondholders in the bondable transition property and deprives the transition bondholders of their reasonable expectations arising from their investments in transition bonds, unless just compensation, as determined by a court of competent jurisdiction, is provided to the transition bondholders;

         7. there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Competition Act, the BPU financing order, the restructuring order (insofar as it relates to the sale of the transferred bondable transition property), the bondable transition property or the transition bond charge or any rights arising under any of them or which seeks to enjoin the performance of any obligations under the BPU financing order;

         8. no other approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation, assignment or transfer of the bondable transition property, except those that have been obtained or made;

         9. except as disclosed by JCP&L in writing, there are no proceedings or investigations pending, or to JCP&L's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over JCP&L or its properties challenging the Competition Act, the BPU financing order or the restructuring order (insofar as the restructuring order relates to the sale, assignment or transfer of the bondable transition property and the sale of the transition bonds);

         10. the assumptions used in calculating the transition bond charge in the issuance advice letter delivered by JCP&L to the BPU pursuant to the BPU financing order are reasonable and made in good faith;

         11. (a) the bondable transition property constitutes a presently existing property right;

         (b)  the bondable transition property includes, without limitation:

                   (1) the irrevocable right of JCP&L to charge, collect and
              receive, and be paid from collections of, the transition bond charge in the amounts necessary to provide for the full recovery of the stranded costs determined to be recoverable in the BPU financing order; and

                   (2) all rights of JCP&L under the BPU financing order,
              including all rights to obtain periodic adjustments of the transition bond charge pursuant to the Competition Act and all revenues, collections, payments, money and proceeds arising under, or with respect to, all of the foregoing;

         (c) the bondable transition property is not subject to any lien created by a previous indenture; and

         (d) the BPU financing order, including the right to collect the transition bond charge, is irrevocable by the BPU;

         12. JCP&L is a corporation duly organized and in good standing under the laws of the State of New Jersey, with corporate power and authority to own its properties and conduct its business as currently owned and conducted;

         13. JCP&L has the full corporate power and authority to execute and deliver the sale agreement and to carry out its terms; JCP&L has full corporate power and authority to own the bondable transition property and to assign and transfer the initial and additional bondable transition property; and JCP&L has duly authorized by all necessary corporate action such assignment and transfer to the issuer pursuant to the sale agreement;

         14. each of the sale agreement and the bill of sale for the bondable transition property pursuant to the sale agreement, constitutes a legal, valid and binding obligation of JCP&L, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

         15. the execution and delivery by JCP&L of each of the sale agreement and the bill of sale for the bondable transition property pursuant to the sale agreement, the performance by JCP&L of the transactions contemplated thereby and the fulfillment by JCP&L of the terms thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, JCP&L's organizational documents or any indenture, agreement or other instrument to which JCP&L is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument except as contemplated by the sale agreement, the bill of sale for the bondable transition property pursuant to the sale agreement, the servicing agreement, the indenture, the administration agreement between the issuer and FirstEnergy Service Company, or its successor, the issuer's limited liability company agreement, and any amendments thereto, the certificate of formation and any amendments thereto, that was filed with the Secretary of State of the State of Delaware to establish the issuer or any interest rate swap agreement (which are collectively referred to as the "basic documents"); or violate any law or any order, rule or regulation applicable to JCP&L of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over JCP&L or its properties;

         16. except for the filing of financing statements and continuation statements under the New Jersey and Delaware Uniform Commercial Codes, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery of the sale agreement by each of the parties to the sale agreement, the performance by such parties of the transactions contemplated by such agreement or the fulfillment by such parties of the terms of such agreement, except those that have been obtained or made;

         17. except as disclosed in writing by JCP&L, there are no proceedings or investigations pending or, to JCP&L's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over JCP&L or its properties:

            (a) asserting the invalidity of any of the basic documents or the transition bonds;

            (b) seeking to prevent the issuance of transition bonds or the consummation of the transactions contemplated by the basic documents or the transition bonds;

            (c) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by JCP&L or the issuer of their respective obligations under, or the validity or enforceability of, the basic documents or the transition bonds; or

            (d) challenging JCP&L`s treatment of the transition bonds as debt of JCP&L for federal or state income tax purposes;

         18. after giving effect to the assignment and transfer of the bondable transition property to the issuer, JCP&L:

            (a) will be solvent and expects to remain solvent;

            (b) will be adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

            (c) will not be engaged, nor does it expect to engage, in a business for which its remaining property represents an unreasonably small portion of its capital;

            (d) reasonably believes that it will be able to pay its debts as they become due; and

            (e) will be able to pay its debts as they mature and does not intend to incur, and does not believe that it will incur, indebtedness that it will not be able to repay at its maturity; and

         19. JCP&L is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals (except where the failure to so qualify and to obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on it).

         JCP&L agrees that the issuer will have the right to assign the right to enforce these representations and warranties to the trustee for the benefit of the transition bondholders. These representations and warranties will survive the pledge of the bondable transition property by the issuer to the trustee pursuant to the indenture. JCP&L represents, warrants and agrees that these representations and warranties will be true and correct on and as of each date on which bondable transition property is sold by JCP&L to the issuer as if made by it on that date.

JCP&L'S COVENANTS

         In the sale agreement, JCP&L makes the following covenants and agrees that these covenants inure to the benefit of the issuer and the trustee for the benefit of the transition bondholders:

         1. so long as any of the transition bonds are outstanding, JCP&L shall keep in full force and effect its corporate existence and remain in good standing under the laws of the State of New Jersey, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the sale agreement and each other instrument or agreement to which JCP&L is a party necessary to the proper administration of the sale agreement and the transactions contemplated thereby;

         2. except for the transfers and assignments pursuant to the sale agreement, JCP&L shall not sell, pledge, assign, transfer or otherwise convey to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the bondable transition property, whether now existing or hereafter created, or any interest therein;

         3. JCP&L shall not at any time assert any lien against or with respect to any bondable transition property, and shall defend the right, title and interest of the issuer, and upon pledge by the issuer to the trustee, the trustee for the benefit of the transition bondholders, in, to and under the bondable transition property, whether now existing or hereafter created, against all claims of third parties claiming through or under JCP&L;

         4. in the event that JCP&L is no longer acting as the servicer, if JCP&L receives collections in respect of the transition bond charge or the proceeds thereof, JCP&L agrees to pay the servicer, on behalf of the issuer, all payments received by JCP&L in respect thereof as soon as practicable after receipt thereof by JCP&L, but in no event later than two business days after such receipt;

         5. JCP&L shall notify the issuer and the trustee promptly after becoming aware of any lien on any bondable transition property other than any lien arising under the sale agreement or the indenture;

         6. JCP&L agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to JCP&L, except to the extent that failure to so comply would not adversely affect the interests of the issuer or the trustee in the bondable transition property or under any of the basic documents or JCP&L's performance of its obligations under the sale agreement or under any of the other basic documents to which it is a party;

         7. (a) so long as any of the transition bonds are outstanding, JCP&L shall treat the transition bonds as debt of the issuer and not of JCP&L except for financial accounting and federal and state income tax purposes; and

            (b) so long as any of the transition bonds are outstanding, JCP&L shall:

                    (1) clearly disclose in its financial statements that it is not the owner of the bondable transition property and that the assets of the issuer are not available to pay creditors of JCP&L or any of its other affiliates;

                    (2) clearly disclose the effects of all transactions between
                JCP&L and the issuer in accordance with generally accepted accounting principles; and

                    (3) not own or purchase any transition bonds;

         8. JCP&L agrees that upon the assignment and transfer by JCP&L of the bondable transition property to the issuer pursuant to the sale agreement:

            (a) to the fullest extent permitted by law, including the Competition Act and applicable BPU orders and regulations, the issuer shall have all of the rights originally held by JCP&L with respect to the bondable transition property (other than the rights of an electric public utility set forth in the Competition Act), including the right to collect any amounts payable by any customer or third party electric power supplier in respect of such bondable transition property, notwithstanding any objection or direction to the contrary by JCP&L ; and

            (b) any such payment to the issuer by any customer or third party electric power supplier in respect of the transition bond charge shall discharge such customer's or such third party electric power supplier's obligations in respect of such bondable transition property to the extent of such payment, notwithstanding any objection or direction to the contrary by JCP&L ;

         9. so long as any of the transition bonds are outstanding:

            (a) JCP&L shall not make any statement or reference in respect of bondable transition property that is inconsistent with the ownership thereof by the issuer, other than for financial accounting, state or federal regulatory or tax purposes; and

            (b) JCP&L shall not take any action in respect of the bondable transition property except solely in its capacity as the servicer thereof pursuant to the servicing agreement or as otherwise contemplated by the basic documents; provided, however, that JCP&L, not in its capacity as servicer, shall take such actions as are required to satisfy the requirements of paragraph 13 below;

         10. JCP&L shall deliver to the issuer and the trustee, promptly after having obtained knowledge thereof, written notice in a certificate, signed by an authorized officer of JCP&L, of the occurrence of any event which requires or which, with the giving of notice or the passage of time or both, would require JCP&L to make any indemnification payment pursuant to the sale agreement;

         11. JCP&L shall execute and file such filings and cause to be executed and filed such filings and take all such actions, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the issuer and the trustee in the bondable transition property, including all filings required under the Delaware Uniform Commercial Code and the New Jersey Uniform Commercial Code relating to the transfer of the ownership of the bondable transition property from JCP&L to the issuer and the pledge of the bondable transition property by the issuer to the trustee;

         12. JCP&L shall deliver to the issuer and the trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing;

         13. JCP&L agrees to take legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings (the costs of any such actions to be reimbursed from transition bond charge collections as described under "THE INDENTURE--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in this prospectus), as may be reasonably necessary:

            (a) to protect the issuer and the trustee for the benefit of the transition bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation, warranty or covenant set forth in the sale agreement; or

            (b) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Competition Act or the BPU financing order or the rights of holders of bondable transition property by legislative enactment or constitutional amendment that would be adverse to the holders of bondable transition property; and

         14. so long as any of the transition bonds are outstanding, JCP&L shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such material taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the bondable transition property; provided that no such tax need be paid if JCP&L or any of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if JCP&L or that subsidiary has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

JCP&L'S OBLIGATION TO INDEMNIFY THE ISSUER AND THE TRUSTEE AND TO
TAKE LEGAL ACTION

         Under the sale agreement, JCP&L is obligated to indemnify the issuer, any swap counterparty and the trustee for itself and on behalf of the transition bondholders and related parties specified in the sale agreement, against:

         1. any and all taxes, other than any taxes imposed on transition bondholders solely as a result of their ownership of transition bonds, that may at any time be imposed on or asserted against any of those persons under existing law as of the date of issuance of the transition bonds as a result of the assignment and transfer of the bondable transition property by JCP&L to the issuer, or the acquisition or holding of bondable transition property by the issuer, or the issuance and sale by the issuer of the transition bonds, including any sales, general corporation, personal property, privilege, franchise or license taxes not recovered by the issuer through the transition bond charge, or through the market transition charge, but excluding any taxes imposed as a result of a failure of that person to properly withhold or remit taxes imposed with respect to payments on any transition bond; and

         2. (a) any and all amounts of principal of and interest on the transition bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to the issuer required to have been made in accordance with the terms of the basic documents or the BPU financing order which are not made when so required, in either case as a result of JCP&L's breach of any of its representations, warranties or covenants contained in the sale agreement; and

            (b) any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any of those persons (other than any liabilities, obligations or claims for, or payments of, principal or interest on the transition bonds) together with any reasonable costs and expenses incurred by that person, as a result of JCP&L's breach of any of its representations, warranties or covenants contained in the sale agreement.

         These indemnification obligations will rank equally in right to payment with other general unsecured obligations of JCP&L. The indemnities described above will survive the termination of the sale agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys' fees and expenses. The above representations and warranties are made under existing law as in effect as of the date of issuance of any series of transition bonds. JCP&L will not indemnify any party for any changes of law after the issuance of any series of transition bonds.

         JCP&L's Obligation to Undertake Legal Action. The sale agreement requires JCP&L, in its capacity as seller and not in its capacity as the servicer, to take legal or administrative actions as may be reasonably necessary to protect the rights of the holders of the bondable transition property and the trustee for the benefit of the transition bondholders. See "-- JCP&L'S COVENANTS" above. JCP&L will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the sale agreement, and that in its opinion may involve it in any expense or liability. However, this provision is subject to JCP&L's covenant to fully preserve, maintain and protect the interests of the issuer, the trustee and the transition bondholders in the bondable transition property.

SUCCESSORS TO JCP&L

         The sale agreement provides that any person:

         o into which JCP&L may be merged or consolidated and which succeeds to all or substantially all of the electric distribution business of JCP&L ;

         o which results from the division of JCP&L into two or more entities and which succeeds to all or substantially all of the electric distribution business of JCP&L ;

         o which may result from any merger or consolidation to which JCP&L shall be a party and which succeeds to all or substantially all of the electric distribution business of JCP&L ;

         o which may succeed to the properties and assets of JCP&L substantially as a whole and which succeeds to all or substantially all of the electric distribution business of JCP&L ; or

         o which may otherwise succeed to all or substantially all of the electric distribution business of JCP&L will be the successor to JCP&L.

         The sale agreement further requires that:

         o immediately after giving effect to any transaction referred to above, no representation, warranty or covenant made in the sale agreement will have been breached and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing;

         o the successor to JCP&L must execute an agreement of assumption to perform every obligation of JCP&L under the sale agreement;

         o the rating agencies will have received prior written notice of the transaction; and

         o officers' certificates and opinions of counsel specified in the sale agreement will have been delivered to the issuer and the trustee.

                             THE SERVICING AGREEMENT

         The following summary describes material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service bondable transition property. The form of the servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

JCP&L'S SERVICING PROCEDURES

         The servicer will manage, service, administer and make collections in respect of the transition bond charge. The servicer's duties will include:

         1. obtaining meter reads, calculating and billing the transition bond charge and collecting the transition bond charges from customers and third party electric power suppliers, as applicable;

         2. responding to inquiries by customers, third party electric power suppliers, the BPU, or any federal, local or other state governmental authority with respect to the transition bond charge;

         3. delivering bills or arranging for delivery of bills, accounting for transition bond charge collections, investigating and resolving delinquencies, processing and depositing collections, making periodic remittances and furnishing periodic reports to the issuer, the trustee and the rating agencies;

         4. selling, as agent for the issuer, defaulted or written-off accounts in accordance with the servicer's usual and customary practices for accounts of its own electric service customers; and

         5. taking action in connection with adjustments to the transition bond charge as described below.

         The servicer is required to notify the issuer, the trustee and the rating agencies in writing of any laws or BPU regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer's ability to perform its duties under the servicing agreement.

         The servicer will remit to the trustee transition bond charge collections based on its estimated system-wide write-off percentage and the average number of days outstanding of bills. The servicer will reconcile remittances of estimated payments arising from billed transition bond charges with the trustee to more accurately reflect the amount of billed transition bond charges that should have been remitted, based on the actual system-wide write-off percentage. To the extent the remittances of estimated payments arising from the transition bond charge exceed the amounts that should have been remitted based on actual system-wide write-offs, the servicer will be entitled to withhold the excess amount from any subsequent remittance to the trustee, or, alternatively the servicer may require the trustee to pay the servicer the amount of any over-payment from the general subaccount. To the extent the remittances of estimated payments arising from the transition bond charges are less than the actual payments arising from the transition bond charges, the servicer will remit the amount of the shortfall to the trustee within two business days, or, if monthly remittances are permitted, as described below, on the next remittance date. Although the servicer will remit estimated payments arising from the transition bond charge to the trustee, the servicer is not obligated to make any payments on the transition bonds.

         In the event that the servicer makes changes to its current computerized customer information system that would allow the servicer to track actual transition bond charge collections and/or otherwise monitor payment and collection activity more efficiently or accurately than is being done today, the servicing agreement will allow the servicer to substitute actual remittance procedures for the estimated remittance procedures described above and otherwise modify the remittance procedures described above as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities. However, the servicer will not be allowed to make any modification or substitution that will materially and adversely affect the transition bondholders. The servicer must also give notice to the rating agencies of any such computer system changes no later than 60 business days after the date on which all customer accounts are billed on the new system.

         The BPU financing order requires that JCP&L, as servicer, remit estimated transition bond charges collections to the trustee within two business day of the deemed receipt of such estimated collections. The servicing agreement provides for monthly remittances under certain conditions as discussed below, but such monthly remittances would only be permitted with further BPU authorization. If such BPU authorization is obtained and if the servicer has provided certain opinions acceptable in form and substance to the rating agencies, and for so long as:

         1. JCP&L or any successor to JCP&L's electric distribution business remains the servicer;

         2. no servicer default has occurred and is continuing; and

         3. (a) JCP&L, or any successor servicer that is also the successor to JCP&L's electric distribution business, maintains a short-term rating of `A-1' or better by S&P, `P-1' or better by Moody's, and `F-1' or better by Fitch; or

            (b) any additional conditions or limitations imposed by the rating agencies are complied with, and each rating agency has notified the servicer, the issuer and the trustee that the monthly remittance will not result in a downgrade or withdrawal of the then current rating of any outstanding class of transition bonds, the servicer will remit to the trustee, on the [ ] day of each calendar month, or if such [ ] day is not a business day, the next business day, referred to as a "monthly remittance date", for each preceding billing month, an amount equal to the amount of transition bond charge collections estimated to have been received during the preceding calendar month, based on the estimated system wide write-off percentage and on the average number of days outstanding of bills then in effect.

         If the servicer has not satisfied the conditions specified above, the servicer will remit estimated payments arising from the transition bond charge to the trustee within two business days after receipt in the manner described above.

         A business day is any day other than a Saturday or Sunday or a day on which banking institutions in New York, New York or, with respect to any transition bonds listed on the Luxembourg Stock Exchange, in Luxembourg, are required or authorized by law or executive order to close.

         Upon five business days' prior written notice to the rating agencies, the servicing agreement may be amended by the servicer and the issuer with the written consent of the trustee, but without the consent of the transition bondholders:

         o    to cure any ambiguity;

*****
         o to correct or supplement any provision in the servicing agreement;

         o to add any provisions to or change in any manner or eliminate any of the provisions of the servicing agreement; or

         o    to modify in any manner the rights of the transition bondholders;

provided that the action will not, as certified in a certificate of an officer of the servicer delivered to the issuer and to the trustee and the managers, adversely affect in any material respect the interest of any holder of transition bonds then outstanding.

         The servicing agreement may also be amended by the servicer and the issuer with prior written notice to the rating agencies and with the consent of the trustee and the transition bondholders evidencing not less than a majority in principal amount of the then outstanding transition bonds of all affected series and classes, voting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the servicing agreement or of modifying in any manner the rights of the transition bondholders. However, no amendment adopted in this manner may increase or decrease, or accelerate or delay the timing or collection of transition bond charges, or reduce the percentage of transition bondholders required to consent to amendments. No amendment of the provisions of the servicing agreement relating to the servicer's remittance and transition bond charge adjustment obligations will be permitted absent confirmation from the rating agencies that such amendment will not result in a downgrade or withdrawal of the then existing ratings of the transition bonds by the rating agencies (except that with regard to Moody's it will be sufficient to provide ten days' prior notice of the amendment). The issuer may also amend the servicing procedures provided in the servicing agreement solely to address changes to the servicer's method of calculating payments of transition bond charges received as a result of changes to the servicer's current computerized information system, if the amendment does not have a material adverse effect on the holders of transition bonds then outstanding, with prior written notice to the trustee and the rating agencies, but without the consent of the trustee, any rating agency or any transition bondholder. These changes may include changes that would replace remittances calculated by estimation procedures with remittances of transition bond charge collections actually received.

THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS

         Among other things, the servicing agreement requires the servicer to file transition bond charge adjustment requests at least annually. The servicer is permitted under the BPU financing order to file adjustment requests more often than annually but not more frequently than quarterly, except that monthly filings are permitted in the last year before expected maturity of the transition bonds and continuing until their legal final maturity. In addition, the BPU financing order grants JCP&L, as servicer, the authority to make "non-routine" filings for adjustment, under certain circumstances. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE--THE BPU FINANCING ORDER" in this prospectus. These adjustment requests will be based on actual transition bond charge collections and updated assumptions by the servicer as to projected future usage of electricity by customers, expected delinquencies and write-offs, future payments and expenses relating to the bondable transition property and the transition bonds and any amounts on deposit in the reserve subaccount. The servicer will calculate these adjustments to result in the calculations specified in "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE--THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in this prospectus.

         The servicer will file adjustment requests at least 30 days in advance of the date on which the servicer requests the adjustment to be effective. The adjustment request will become effective on an interim basis on the date upon which it is requested to be effective, which will be no less than 30 days after filing, absent a determination of manifest error by the BPU, and will become final 60 days after filing in the absence of a BPU order to the contrary.


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

JCP&L'S TRANSITION BOND CHARGE COLLECTIONS

         The servicer will remit all transition bond charge collections from whatever source, based on the estimated collections, to the trustee for deposit pursuant to the indenture on each remittance date. Until transition bond charge collections are remitted to the trustee for deposit in the collection account, the servicer will not segregate them from its general funds. See "RISK FACTORS--THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus.

JCP&L'S COMPENSATION FOR ITS ROLE AS SERVICER AND ITS RELEASE OF OTHER PARTIES

         The issuer will pay the servicer a servicing fee set forth in any applicable prospectus supplement. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior periods, will be paid solely to the extent funds are available therefor as described under "THE INDENTURE--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" in this prospectus. The servicing fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the transition bonds. In the servicing agreement, the servicer releases the issuer and the trustee from any and all claims whatsoever relating to bondable transition property or the servicer's servicing activities with respect thereto (other than with respect to the purchase price for the bondable transition property, servicing fees and claims arising out of willful misconduct, bad faith or gross negligence).

              JCP&L'S DUTIES AS SERVICER

         In the servicing agreement, the servicer has agreed, among other things, that, in servicing bondable transition property:

         1. except where the failure to comply with any of the following would not have a material adverse effect on the issuer's or the trustee's respective interests in bondable transition property:

              (a) it will manage, service, administer and make collections in respect of bondable transition property with reasonable care and in material compliance with applicable law and regulations, using the same degree of care and diligence that the servicer exercises with respect to billing and collection activities that the servicer conducts for itself and others;

              (b) it will follow standards, policies and procedures that are customary in the electric power distribution industry;

              (c) it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain the rights of the issuer and the trustee in respect of the bondable transition property; and

              (d) it will calculate the transition bond charge in compliance with the Competition Act, the BPU financing order and any applicable tariffs;

         2. it will keep on file, in accordance with customary procedures, all documents related to the bondable transition property and will maintain accurate and complete accounts pertaining to the bondable transition property; and

         3. it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of the bondable transition property as they become due.



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JCP&L'S REPRESENTATIONS AND WARRANTIES AS SERVICER

         In the servicing agreement, the servicer will make representations and warranties as of the date it sells or otherwise transfers bondable transition property to the issuer to the effect, among other things, that:

         1. the servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and conduct its business as its properties are currently owned and its business is presently conducted and to execute, deliver and carry out the terms of the servicing agreement, and has the power, authority and legal right to service the bondable transition property;

         2. the servicer is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to do so, except where the failure to do so would not be reasonably likely to have a material adverse effect on it or on the transactions contemplated by the servicing agreement;

         3. the servicer has the corporate power to execute and deliver the servicing agreement and to carry out its terms and the servicer's execution, delivery and performance of the servicing agreement have been authorized by all necessary corporate action;

         4. the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against the servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and other laws affecting creditors' rights generally and equitable principles;

         5. the consummation of the transactions contemplated by the servicing agreement does not conflict with the servicer's Restated Certificate of Incorporation or By-Laws or any material agreement by which the servicer is bound, nor result in any lien upon the servicer's properties or violate any law or regulation applicable to the servicer or its properties;

         6. except for filings with the BPU for adjusting the transition bond charge and filings under the New Jersey and Delaware Uniform Commercial Codes, no governmental actions or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement, except those which have been taken or made;

         7. each report or certificate delivered in connection with a transition bond charge adjustment request to the BPU will be true and correct in all material respects, or, if based on predictions and assumptions, will be based on predictions and assumptions that are reasonably based on historical performance or facts known to the servicer on the date such report or certificate is delivered; and

         8. no proceeding or investigation is pending or, to the servicer's best knowledge, threatened, before any court or other governmental authority having jurisdiction over the servicer or its properties:

              (a) seeking to prevent the issuance of the transition bonds or the consummation of any of the transactions contemplated by the basic documents;

              (b) except as disclosed by the servicer to the issuer (or as disclosed in filings with the SEC made by the servicer), seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the enforceability against the servicer of, the servicing agreement; or

              (c) relating to the servicer and which might materially and adversely affect the federal or state income tax attributes of the transition bonds.



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JCP&L, AS SERVICER, WILL INDEMNIFY THE ISSUER AND OTHER RELATED ENTITIES

         Under the servicing agreement, the servicer agrees to indemnify the issuer and the trustee, for itself and on behalf of the transition bondholders, and related parties specified in the servicing agreement, against any liabilities of any kind that may be incurred by or asserted against any of those persons as a result of:

         1. the servicer's willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under the servicing agreement or the servicer's reckless disregard of its duties under the servicing agreement;

         2. the servicer's breach of any of its representations or warranties under the servicing agreement; and

         3. litigation and related expenses relating to its status and obligations as servicer (other than a proceeding the servicer is required to institute under the servicing agreement).

JCP&L, AS SERVICER, WILL PROVIDE STATEMENTS TO THE ISSUER AND TO THE TRUSTEE

         For each payment date, the servicer will provide to the issuer, the trustee, each rating agency and the listing agent in Luxembourg, if any of the transition bonds are listed on the Luxembourg Stock Exchange, a statement indicating, among other things:

         1. the amount to be paid to transition bondholders of each series and class in respect of principal on that payment date;

         2. the amount to be paid to transition bondholders of each series and class in respect of interest on that payment date;

         3. the projected outstanding principal balance of all transition bonds and the projected outstanding principal balance of the transition bonds of each series and class as of that payment date;

         4. the amount on deposit in the overcollateralization subaccount for each series and the scheduled overcollateralization level for each series as of that payment date;

         5. the amount on deposit in the capital subaccount as of that payment date;

         6. the amount, if any, on deposit in the reserve subaccount as of that payment date;

         7. the amount to be paid to any swap counterparty under any interest rate swap agreement on or before such payment date;

         8. the amounts paid to the trustee since the preceding payment date;

         9. the amounts paid to or withheld by the servicer since the preceding payment date; and

         10. the amount of any other transfers and payments to be made on such payment date or in accordance with the indenture.

         On the basis of this information, the trustee will furnish to the transition bondholders on each payment date the report described under "THE INDENTURE--REPORTS TO TRANSITION BONDHOLDERS."



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


         On or before each remittance date, but not more frequently than monthly, the servicer will furnish to the issuer and the trustee a statement setting forth the aggregate amount remitted or to be remitted by the servicer to the trustee for deposit on that remittance date pursuant to the indenture. In addition, under the servicing agreement the servicer is required to give written notice to the issuer, the trustee and each rating agency, promptly after having obtained knowledge thereof, but in no event later than five business days thereafter, of any event which, with the giving of notice or the passage of time or both, would become a servicer default under the servicing agreement. For so long as any transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice that this notice is available with the listing agent in Luxembourg also will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

JCP&L WILL PROVIDE COMPLIANCE REPORTS AND CERTIFICATES CONCERNING THE SERVICING AGREEMENT

         An independent certified public accounting firm will furnish to the issuer, the trustee and the rating agencies, on or before June 1 of each year, a statement as to compliance by the servicer during the preceding calendar year, or the relevant portion thereof, with procedures relating to the servicing of bondable transition property. This report, which is referred to as the "annual accountant's report", will state that the firm has performed the procedures in connection with the servicer's compliance with the servicing obligations of the servicing agreement, identifying the results of these procedures and including any exceptions noted. The accounting firm providing the report will be independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. The servicing agreement will also provide for delivery to the issuer and the trustee, on or before June 1 of each year, a certificate signed by an officer of the servicer. This certificate will state that the servicer has fulfilled its obligations under the servicing agreement for the preceding calendar year, or the relevant portion thereof, or, if there has been a default in the fulfillment of any relevant obligation, describing each default.

MATTERS REGARDING JCP&L AS SERVICER

         Pursuant to the servicing agreement and the BPU financing order, JCP&L may assign any or all of its obligations under the servicing agreement to any successor upon the satisfaction of certain conditions specified in the servicing agreement. Under the servicing agreement, any person that succeeds to all or a significant part of the electric distribution business of the servicer and that assumes the obligations of the servicer will be the successor of the servicer under the servicing agreement. The servicing agreement further requires that, among other things:

         1. immediately after giving effect to the transaction referred to in this paragraph, no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default, will have occurred and be continuing;

         2. officers' certificates and opinions of counsel with respect to the transaction referred to in this paragraph will have been delivered to the issuer, the trustee and the rating agencies; and

         3. prior written notice will have been received by the rating agencies, and the then current ratings on any of the transition bonds will not be withdrawn or downgraded.

         Subject to the foregoing provisions, JCP&L may not resign from the obligations and duties imposed on it as servicer. However, JCP&L may resign as servicer upon a determination, communicated to the issuer, the trustee and each rating agency and evidenced by an opinion of counsel, to the effect that the performance of JCP&L's duties under the servicing agreement is no longer permissible under applicable law. This resignation will not become effective until a successor servicer has assumed the duties of JCP&L under the servicing agreement.



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


         Until the transition bonds have been paid in full and all related obligations have been satisfied, JCP&L is obligated by the Competition Act to provide electricity through its transmission and distribution system to its customers and will have the right, which will be assigned to the issuer pursuant to the sale agreement, to charge, collect and receive the transition bond charge from its customers. However, under the Competition Act, if JCP&L defaults in respect of charging, collecting and receiving revenues derived from the transition bond charge, the trustee or the issuer may apply to the BPU or any court of competent jurisdiction for an order designating a trustee or other entity to act in place of JCP&L for imposing, metering, charging, collecting and receiving the transition bond charge for the account of the issuer and the trustee. Under the Competition Act, the BPU or the court is required to issue the order. The BPU may, at its discretion, establish criteria for the selection of any entity that may become a successor servicer upon default or other adverse material change in the financial condition of JCP&L.

EVENTS CONSTITUTING A DEFAULT BY JCP&L IN ITS ROLE AS SERVICER

         Servicer defaults will include, among other things:

         1. any failure by the servicer to remit to the trustee, on behalf of the issuer, any required remittance that continues unremedied for a period of five business days after the date it is required to be paid;

         2. any failure by the servicer to perform in any material respect any other covenant or agreement in the servicing agreement or any other basic document to which it is a party, which failure materially and adversely affects the bondable transition property or the rights of the transition bondholders and which continues unremedied for 60 days after notice of this failure has been given to the servicer by the issuer, the trustee or the holders of not less than 25% of the total outstanding principal balance of the transition bonds of all series and classes, acting together as a single class, or after discovery of this failure by an officer of the servicer, as the case may be;

         3. any representation or warranty made by the servicer in the servicing agreement proves to have been incorrect when made, which has a material adverse effect on any of the transition bondholders or the issuer and which continues unremedied for 60 days after notice of this failure has been given to the servicer by the issuer, the trustee or the holders of not less than 25% of the total outstanding principal balance of the transition bonds of all series and classes, acting together as a single class, or after discovery of this failure by an officer of the servicer, as the case may be; or

         4. an event of bankruptcy, insolvency, appointment of a receiver, marshaling of assets and liabilities, or similar proceedings with respect to the servicer or the failure by the servicer to pay its debts as they come due, as specified in the servicing agreement.

         The trustee, with the consent of the holders of not less than a majority of the total outstanding principal balance of the transition bonds of all series and classes, voting together as a single class, may waive any default by the servicer, except a default in making any required remittances to the trustee of transition bond charge collections.

THE TRUSTEE'S RIGHTS IF JCP&L DEFAULTS AS SERVICER

         As long as a servicer default remains unremedied, the trustee, with the consent of the holders of a majority of the principal balance of the outstanding transition bonds of all series and classes, voting together as a single class, may terminate all the rights and obligations of the servicer under the servicing agreement. However, the servicer's indemnification obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed will not be terminated. Under the servicing agreement, the trustee, with the consent of the holders of not less than a majority of the principal balance of the outstanding transition bonds of all series and classes, voting


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together as a single class, may appoint a successor servicer. The trustee may make arrangements for compensation to be paid to any successor servicer. Only a successor servicer that is an electric public utility may bring an action against a customer for nonpayment of the transition bond charge, or terminate service for failure to pay the transition bond charge.

         Upon a servicer default based upon the commencement of a case by or against the servicer under the federal bankruptcy law or similar laws, the trustee and the issuer may be prevented from effecting a transfer of servicing. Upon a servicer default because of a failure to make required remittances, the issuer or the trustee will have the right to apply to the BPU for an order of sequestration with respect to the payment of revenues arising from the bondable transition property. However, federal bankruptcy law may prevent the trustee and issuer from applying to the BPU for such an order and/or the BPU from issuing or enforcing this order. See "RISK FACTORS--THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus.

THE OBLIGATIONS OF A SERVICER THAT SUCCEEDS JCP&L

         If a third party succeeds to the role of the servicer, the predecessor servicer is obligated, on an ongoing basis, to cooperate with the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement. This includes the transfer to the successor servicer of all related documentation and cash. A successor servicer may not resign unless it is prohibited from serving by law.

                                  THE INDENTURE

         The following summary describes the material terms and provisions of the indenture pursuant to which transition bonds will be issued. The form of the indenture, including the form of the supplemental indenture, has been filed as an exhibit to the registration statement of which this prospectus forms a part.

THE SECURITY FOR THE TRANSITION BONDS

         To secure the payment of principal of and premium, if any, and interest on, and any other amounts owing in respect of, the transition bonds pursuant to the indenture, the issuer will grant to the trustee for the benefit of the transition bondholders a security interest in all of the issuer's right, title and interest in, to and under the following collateral:

         1. all bondable transition property sold by JCP&L to the issuer pursuant to the sale agreement and all proceeds thereof;

         2. the sale agreement;

         3. all bills of sale delivered by JCP&L pursuant to the sale agreement;

         4. the servicing agreement;

         5. the administration agreement;

         6. any interest rate swap agreement;

         7. the collection account, each subaccount thereof and all amounts on deposit therein from time to time;

         8. all investment property and all other property of whatever kind owned from time to time by the issuer, other than:



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


              (a) cash released to any swap counterparty from any class subaccount in accordance with the indenture and the related supplemental indenture;

              (b) cash or other property released to the issuer from the capital subaccount in accordance with the indenture; and

              (c) proceeds from the sale of the transition bonds used to pay:
(i) the costs of issuance of the transition bonds, and any upfront transaction costs and capital reduction costs as permitted under, and defined in, the BPU financing order; and (ii) the purchase price of the bondable transition property paid pursuant to the sale agreement;

         9. all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

         10. all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing.

TRANSITION BONDS MAY BE ISSUED IN VARIOUS SERIES OR CLASSES

         Transition bonds may be issued under the indenture from time to time in series, to finance the purchase by the issuer of bondable transition property. Any series of transition bonds may include one or more classes, which differ, among other things, as to interest rate and amortization of principal. The terms of all transition bonds of the same series will be identical, unless a series includes more than one class, in which case the terms of all transition bonds of the same class will be identical. The particular terms of the transition bonds of any series and class will be set forth in the related supplemental indenture. The terms of any series and any classes thereof will not be subject to prior review by, or consent of, the transition bondholders of any previously issued series. See "RISK FACTORS--OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS--THE ISSUER MAY ISSUE ADDITIONAL SERIES OF TRANSITION BONDS THAT WILL SHARE AVAILABLE CREDIT ENHANCEMENT AND WHOSE HOLDERS MAY HAVE INTERESTS THAT CONFLICT WITH Yours," "THE TRANSITION BONDS," "JCP&L'S RESTRUCTURING" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in this prospectus.

         The principal source of repayment for all series of transition bonds will be the transition bond charges collected by the servicer. Upon the issuance of additional series of transition bonds, the transition bond charge will increase by an amount designed to accommodate the payment requirements of the additional series. The issuance will not be permitted if it would result in the downgrading or withdrawal of any then current rating by a rating agency on any outstanding transition bonds.

         Under the indenture, the trustee will authenticate and deliver a new series of transition bonds only upon receipt by the trustee of, among other things, a certificate of the issuer that no default under the indenture has occurred and is continuing, an opinion of counsel to the issuer to the effect that the requirements under the indenture for the issuance, authentication and delivery of a new series of transition bonds have been satisfied and evidence from each rating agency that the issuance of any additional series of transition bonds will not result in the downgrading or withdrawal of any then current rating by such rating agency on any outstanding transition bonds issued by the issuer or by JCP&L Transition Funding LLC.

         Certificate or Opinion of Independent Certified Public Accountants Required for Each Series. In addition, in connection with the issuance of each new series, the trustee must receive a certificate or opinion of an independent certified public accounting firm of recognized national reputation. This certificate or opinion will be based on the assumptions used in calculating the initial transition bond charge with respect to the transferred bondable transition property or, if applicable, the most recent revised transition bond charge with respect to the transferred bondable transition property. The certificate or opinion will state to the effect that, after giving effect to the


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


issuance of the new series and the application of the proceeds therefrom, and taking into account any amounts on deposit in the reserve subaccount, the transition bond charge will be sufficient:

    o to pay all costs, fees, indemnity payments and other operating expenses owed by the issuer;

    o    to pay interest on each series of transition bonds when due;

    o to pay principal of each series of transition bonds in accordance with the expected amortization schedule for each series;

    o to fund the overcollateralization subaccount to the aggregate required overcollateralization level; and

    o to pay amounts due by the issuer under any interest rate swap agreement;

as of each payment date.

         Refunding Issuance. If the issuance is a refunding issuance, the amount of money necessary to pay premiums, if any, and the outstanding principal amount of and interest on the transition bonds being refunded will be deposited into a separate account with the trustee.

THE COLLECTION ACCOUNT FOR THE TRANSITION BONDS

         Under the indenture, the trustee will establish the collection account, with the trustee or at another eligible institution as described below. Funds received from transition bond charge collections, any indemnity amount, as described below, and any amounts paid by any swap counterparty under any interest rate swap agreement will be deposited into the collection account. The collection account will be divided into the following subaccounts, which need not be separate bank accounts:

    o    the general subaccount;

    o    the overcollateralization subaccount for each series;

    o    one or more series or class subaccounts;

    o    the capital subaccount for each series;

    o    if required by the indenture, one or more defeasance subaccounts; and

    o    the reserve subaccount.

         All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references to the collection account include all of the subaccounts contained therein. All money deposited from time to time in the collection account, all deposits therein pursuant to the indenture, and all investments made in eligible investments will be held by the trustee in the collection account as part of the collateral.

         For so long as any of the transition bonds are listed on the Luxembourg Stock Exchange, and to the extent the rules of that exchange so require, the issuer will have a listing agent, a paying agent and a transfer agent in Luxembourg.


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         The following institutions are eligible institutions for the establishment of the collection account:

         (1) the corporate trust department of the trustee, so long as any of its securities are rated investment grade by the rating agencies; or

         (2) a depositary institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), which:

              (a)  has either:

                   (i) with respect to any investment having a maturity of greater than one month, a long-term unsecured debt rating of `AAA' by S&P and Fitch and `Aaa' by Moody's; or

                   (ii) with respect to any investment having a maturity of one month or less, a certificate of deposit rating of `A-1+' by S&P and `P-1' by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies; and

              (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

         Appropriate Investments for Funds in the Collection Account. All funds in the collection account shall be invested in only any of the following eligible investments:

         (1) direct obligations of, and obligations fully and unconditionally guaranteed as to the timely payment by, the United States of America;

         (2) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies specified in the indenture;

         (3) commercial paper having, at the time of investment, a rating in the highest rating category from each rating agency;

         (4) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation;

         (5) money market funds which have the highest rating from each rating agency, including funds for which the trustee or any of its affiliates is investment manager or advisor;

         (6) bankers' acceptances issued by any depository institution or trust company as specified in the indenture;

         (7) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or agencies or instrumentalities thereof, entered into with depository institutions or trust companies, in each case as specified in the indenture;

         (8) repurchase obligations with respect to any security or whole loan with the entities specified in the indenture; or

         (9)  any other investment permitted by each rating agency.



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All eligible investments may not:

    o be sold, liquidated or otherwise disposed of at a loss, prior to the maturity thereof; or

    o mature later than the day the eligible investment must be held in the collection account in order for the trustee to make scheduled payments or deposits into subaccounts as required under the indenture, if the eligible investment is held by an affiliate of the trustee, or, if the eligible investment is not held by an affiliate of the trustee, the business day before that day.

         In the case of a defeasance, the issuer will deposit cash or United States government obligations in the defeasance subaccount. "United States Government Obligations" are direct obligations, or certificates representing an ownership interest in those obligations, of the United States of America, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option. No money held in the collection account may be invested, and no investment held in the collection account may be sold, unless the security interest in the collection account will continue to be perfected in the investment or the proceeds of the sale.

         Remittances to the Collection Account. On each remittance date, as described under "THE SERVICING AGREEMENT--JCP&L'S SERVICING PROCEDURES" in this prospectus, the servicer will remit to the trustee for deposit in the collection account (1) the estimated transition bond charge collections based on the servicer's estimated system-wide write-off percentage and the average number of days outstanding of bills and (2) any indemnity amounts to the trustee under the indenture. An "indemnity amount" is any amount paid by JCP&L to the trustee, for the trustee itself or on behalf of the transition bondholders, in respect of indemnification obligations pursuant to the indenture, the sale agreement or the servicing agreement. See "THE SALE AGREEMENT" and "THE SERVICING AGREEMENT" in this prospectus.

         Collection Account. Transition bond charges, any indemnity amounts, any amounts paid by any swap counterparty and any other proceeds of the indenture's collateral will be deposited in the collection account. On the business day preceding each payment date, the trustee will allocate amounts in the collection account as described under "--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below.

         General Subaccount. Transition bond charge collections and any indemnity amounts remitted to the collection account will be deposited into the general subaccount. On each payment date, the trustee will allocate amounts in the collection account to the general subaccount described under "--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below.

         Series Subaccount. Upon the issuance of each series of transition bonds, a series subaccount will be established for that series. On each payment date (or before each payment date to the extent provided in any prospectus supplement), the trustee will allocate funds, to the extent available following payment of the expenses of the trustee, the issuer's independent managers and the servicer and certain other fees and expenses, from amounts on deposit in the general subaccount to each series subaccount in an amount sufficient to pay:

         (1) current and past due interest payable on each class of that series on that payment date, including interest on past due interest and, to the extent provided in any prospectus supplement, any amount required to be allocated to a class subaccount with respect to any floating rate class;

         (2) the principal of each class of that series payable as a result of an acceleration following the occurrence of an event of default,


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              the principal of each class of that series if that payment date is the legal final maturity date of that series, and the principal of each class of that series if that payment date is a redemption date for that series; and

         (3) principal scheduled to be paid on each class of that series on that payment date according to the expected amortization schedule, excluding amounts provided for in item (2) above.

         Except as specified in any prospectus supplement with respect to any deposits to any class subaccount, on each payment date, allocations will be made to each series subaccount and the trustee will withdraw funds from the series subaccount to make payments on the related series of transition bonds. See "--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below.

         Class Subaccount. If specified in the related prospectus supplement, upon the issuance of a specified class of floating rate transition bonds, a class subaccount will be established with respect to that class. On or before each payment date, a fixed amount specified in the related prospectus supplement will be allocated to that class subaccount from the related series subaccount and payments to and from any swap counterparty pursuant to the related interest rate swap agreement will be made from or allocated to, as applicable, that class subaccount as described in the related prospectus supplement. On or before each payment date, amounts on deposit in the class subaccount will be applied to make payments with respect to the related class, as specified in the related prospectus supplement.

         Capital Subaccount. Upon the issuance of each series of transition bonds, JCP&L will make a capital contribution to the issuer from JCP&L's general funds in an amount equal to the required capitalization amount. The issuer will transfer this amount to the trustee for deposit into the capital subaccount for such series, which will be invested in eligible investments. The trustee will draw on amounts in the capital subaccount for such series to the extent that, after allocating funds to such series as described in "--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below, amounts on deposit in the general subaccount, the series subaccount for such series, the reserve subaccount and the overcollateralization subaccount for such series are insufficient to make scheduled principal and interest distributions and payments of fees and expenses specified in items (1) through (7) of that section. Upon the retirement of any series of outstanding transition bonds, the amounts on deposit in the capital subaccount for such series in excess of the sum of the aggregate required capitalization amount for all remaining series will be released to the issuer, free of the lien of the indenture. The issuer is not contractually obligated to pay over to JCP&L any amounts released to the issuer from the capital subaccount upon retirement of any series of transition bonds.

         Overcollateralization Subaccount. Amounts in the collection account to the extent available as described in "--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below will be allocated to the overcollateralization subaccount for any series on each payment date. Each prospectus supplement and any related supplemental indenture will specify the required overcollateralization level for that series on each payment date. The overcollateralization level for any series will be funded over the life of the transition bonds of that series and in the aggregate will equal the amount stated in the related prospectus supplement for that series, which is referred to as the "required overcollateralization level" for that series.

         Amounts in the overcollateralization subaccount for each series will be invested in eligible investments. On each payment date, the trustee will draw on the overcollateralization subaccount for any series to the extent that, after allocating funds to such series as described in "--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below, amounts on deposit in the general subaccount, the series subaccount for such series, and the reserve subaccount are insufficient to make scheduled principal and interest distributions and payment of fees and expenses specified in items (1) through (7) of that section. Upon retirement of any series of outstanding transition bonds, the amounts on deposit in the overcollateralization subaccount for such series in excess of the sum of the aggregate required overcollateralization levels for all remaining series will be released to the issuer, free of the lien of the indenture. The issuer is


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not contractually obligated to pay over to JCP&L any amounts released to the issuer from the overcollateralization subaccount upon retirement of any series of transition bonds.

         Reserve Subaccount. Amounts in the collection account available on any payment date that are not necessary to pay the amounts specified in items (1) through (11) in "--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below will be allocated to the reserve subaccount. Amounts in the reserve subaccount will be invested in eligible investments. On each payment date, the trustee will draw on the reserve subaccount, if any, to the extent that, after allocating funds as described in "--HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED" below, amounts on deposit in the general subaccount and the series subaccounts are insufficient to make scheduled principal and interest distributions and payments of fees and expenses specified in items (1) through (7), (9) and (10) of that section.

         Defeasance Subaccount. In the event funds are remitted to the trustee in connection with the exercise of the legal defeasance option or the covenant defeasance option, the issuer will establish a defeasance subaccount for each series. If this occurs, funds set aside for future payment of the transition bonds will be deposited into the applicable defeasance subaccount. All amounts in a defeasance subaccount will be applied by the trustee to the payment to the holders of the affected transition bonds. These amounts will include all sums due for principal, premium, if any, and interest. These amounts will be applied in accordance with the provisions of the transition bonds and the indenture. See "--THE ISSUER'S LEGAL DEFEASANCE AND COVENANT DEFEASANCE OPTIONS" below.

HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED

         Amounts remitted from the servicer to the trustee in respect of transition bond charge collections, any indemnity amounts or proceeds from the indenture's collateral received by the trustee and amounts paid by any swap counterparty in accordance with any interest rate swap agreement, and all investment earnings on the subaccounts in the collection account other than the capital subaccount, will be deposited into the general subaccount of the collection account. On each payment date, the trustee will pay or allocate all amounts in the general subaccount in the following priority, or on any other date specified in any prospectus supplement with respect to any class subaccount:

         (1) payment of all amounts owed to the trustee and all amounts owed to the independent managers of the issuer so long as the payment of any indemnity amounts owed to the trustee will not cause an event of default under the indenture;

         (2) payment of the servicing fees and all unpaid servicing fees from prior periods, if these fees have not been withheld by the servicer from transition bond charge collections for that purpose;

         (3) payment of the administration fee to FirstEnergy Service Company pursuant to the administration agreement between the issuer and the administrator in an amount not to exceed the administrator's actual costs;

         (4) so long as no event of default has occurred and is continuing or would be caused by this payment, the payment of operating expenses of the issuer, excluding items (1), (2) and (3) above (up to an annual aggregate of $[ ] for all series);

         (5)  payment of interest as follows:

              o first, payment of unpaid interest on any series from prior periods, including payment of any amount payable to any swap counterparty on any interest rate swap agreement, including interest on past due interest; and


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


              o then, payment of the current interest then due on each series, including payment of any amount payable to the swap counterparty on any interest rate swap agreement;

         (6)  payment of an amount equal to:

              o principal of any series or class payable if such payment date is on or after the legal final maturity date of that series or class; plus

              o    principal of any series or class called for redemption; plus

              o principal of each class of each series payable as a result of an acceleration triggered by an event of default;

         (7) payment of an amount equal to the principal then scheduled to be paid on each class of each series of transition bonds on such payment date according to the expected amortization schedule, other than principal paid under item (6) above;

         (8) payment of any remaining unpaid operating expenses and indemnity amounts then owed;

         (9) allocation to each series capital subaccount of any amount necessary to replenish that subaccount, pro rata, up to the required capitalization amount for each series, based on the outstanding principal balance of each series;

         (10) allocation of any amount necessary to cause the amount in each series overcollateralization subaccount to equal the required overcollateralization level for the related series as of that payment date, based on the outstanding principal balance of each series;

         (11) payment of any termination or breakage amounts payable under any interest rate swap agreement relating to any floating rate transition bonds;

         (12) so long as no event of default under the indenture has occurred and is continuing, release to the issuer of an amount equal to investment earnings since the preceding payment date (or, in the case of the first payment date, since the issuance date) on amounts in each series capital subaccount; and

         (13) allocation of the remainder, if any, to the reserve subaccount.

         Following repayment of all outstanding series of transition bonds, the balance, if any, remaining in the general subaccount will be released to the issuer, free of the lien of the indenture.

         Amounts credited to any class subaccount will be paid from that subaccount as specified in the related prospectus supplement. Overdue and unpaid amounts due to a swap counterparty will be paid from that class subaccount on the same priority as any overdue and unpaid interest due to the holders of the related class of floating rate transition bonds.

         If on any payment date funds in the general subaccount are insufficient to make the allocations contemplated by items (1) through (7), (9) and (10) above for any series, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall for such series, to make these payments and allocations:

         o from the reserve subaccount pro rata among series based on the total amounts payable with respect to each series, for allocations described in items (1) through (7), (9) and (10);



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


         o from the overcollateralization subaccount for such series, for allocations described in items (1) through (7); and

         o from the capital subaccount for such series, for allocations described in items (1) through (7).

         For the purpose of allocations among series prior to an acceleration, pro rata has the following meaning, unless otherwise provided in the applicable prospectus supplement. With respect to a payment of interest, pro rata means the proportion that the aggregate amount of interest payable to each series, including, for any floating rate class, the gross fixed amount for that class, bears to the aggregate amount of interest payable to all series, in each case, on that payment date. With respect to a payment of principal, pro rata means the proportion that the aggregate outstanding principal amount scheduled to be paid on that payment date for that series bears to the aggregate outstanding principal amount scheduled to be paid on that payment date for all series.

         For the purpose of allocations among classes within a series prior to an acceleration, pro rata has the following meaning, unless otherwise provided in the related prospectus supplement. With respect to a payment of interest, pro rata means the proportion that the aggregate amount of interest payable to each class, including, for any floating rate class, the gross fixed amount for that class, bears to the aggregate amount of interest payable to all classes within that series, in each case, on that payment date. With respect to a payment of principal, pro rata means the proportion that the aggregate outstanding principal amount of that class scheduled to be paid on that payment date bears to the aggregate outstanding principal amount of all classes of that series scheduled to be paid on that payment date.

         Upon an acceleration of the maturity of the transition bonds, the aggregate amount of principal of and interest accrued on each transition bond will be payable without priority of interest over principal or principal over interest and without regard to series or class, in the proportion that the aggregate amount of principal of and accrued interest on that transition bond bears to the aggregate amount of principal of and accrued interest on all of the transition bonds.

         If the maturity of the transition bonds is accelerated and the collateral held under the indenture is liquidated in accordance with the indenture and if any interest rate swap agreement so requires, the proceeds of such liquidation allocated to the related class of floating rate transition bonds will be deposited in the related class subaccount and allocated between and paid to the holders of the related floating rate class of transition bonds, on the one hand, and the related swap counterparty, on the other hand, pro rata based on the aggregate amount of principal and interest due and payable on that class of floating rate transition bonds and the aggregate amount payable to the related swap counterparty in accordance with such interest rate swap agreement.

REPORTS TO TRANSITION BONDHOLDERS

         With respect to each series and class of transition bonds, on or prior to each payment date, the trustee will deliver a statement prepared by the trustee to each transition bondholder of that series and class. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the related supplemental indenture, as to the transition bonds of that series and class with respect to that payment date or the period since the previous payment date:

         o the amount to be paid to transition bondholders of that series and class in respect of principal;

         o the amount to be paid to transition bondholders of that series and class in respect of interest;

         o the projected transition bond principal balance and the actual transition bond principal balance, in each case for that series and class as of that payment date;


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


         o with respect to that series, the amount on deposit in the overcollateralization subaccount and the required overcollateralization level as of that payment date;

         o with respect to that series, the amount on deposit in the related series capital subaccount as of that payment date;

         o the amount, if any, on deposit in the reserve subaccount as of that payment date;

         o    the amount to be paid to any swap counterparty;

         o the amounts to be paid to the trustee since the preceding payment date;

         o    the amounts paid to the servicer since the preceding payment date;
              and

         o    any other transfers and payments made pursuant to the indenture.

         If any of the transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice that such report is available with the listing agent in Luxembourg will be given to holders of such transition bonds by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

THE ISSUER AND THE TRUSTEE MAY MODIFY THE INDENTURE; THE ISSUER MUST ENFORCE THE SALE AGREEMENT, THE SERVICING AGREEMENT AND ANY INTEREST RATE SWAP AGREEMENT

         Modifications That Do Not Require Consent of Transition Bondholders. Without the consent of any of the holders of the outstanding transition bonds or any swap counterparty but with prior notice to the rating agencies, the issuer and the trustee may execute a supplemental indenture for any of the following purposes:

         o to correct or amplify the description of the collateral, or better to confirm to the trustee the collateral, or to subject to the lien of the indenture additional property;

         o to evidence the succession, in compliance with the indenture, of another person to the issuer, and the assumption by the successor of the covenants of the issuer in the indenture and in the transition bonds;

         o to add to the covenants of the issuer, for the benefit of the holders of the transition bonds, or to surrender any right or power conferred upon the issuer in the indenture;

         o to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

         o to cure any ambiguity, to correct or supplement any inconsistent provision of the indenture or any supplemental indenture or to make any other provisions with respect to matters arising under the indenture or in any supplemental indenture; but:

              o this action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any transition bondholder or any swap counterparty; and

              o the then current ratings on any of the issuer's outstanding transition bonds shall not be withdrawn or downgraded;

         o to provide for a successor trustee and to facilitate the administration of the trusts under the indenture by more than one trustee, pursuant to the indenture;



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


         o to modify the indenture to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), or any similar federal statute hereafter enacted and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act;

         o to set forth the terms of any series of the transition bonds that has not theretofore been authorized by a supplemental indenture, provided that the then current ratings on any of the issuer's outstanding transition bonds have not been, and will not be as a result of the issuance of such additional series, withdrawn or downgraded;

         o to provide for any interest rate swap transactions with respect to any floating rate series or class of transition bonds or any series or class with specified credit enhancement; but such action shall not (a) as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any transition bondholder or other swap counterparty, and (b) cause the then current ratings on any of the issuer's or JCP&L Transition Funding LLC's outstanding transition bonds to be withdrawn or downgraded; or

         o to authorize the appointment of any listing agent, transfer agent or paying agent or additional registrar for any class or any series of transition bonds required or advisable in connection with the listing of any class or any series of transition bonds on the Luxembourg Stock Exchange or any other stock exchange, and otherwise to amend the indenture to incorporate any changes requested or required by any governmental authority, stock exchange authority, listing agent, transfer agent or paying agent or additional registrar for any class or any series of transition bonds in connection with that listing.

         Modifications That Require the Approval of the Transition Bondholders. The issuer and the trustee also may, with prior notice to the rating agencies and with the consent of the holders of not less than a majority of the total outstanding principal balance of the transition bonds of all series or classes to be affected thereby, voting together as a single class, execute a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the transition bondholders under the indenture. However, such a supplemental indenture may not, without the consent of the holder of each outstanding transition bond of each series or class affected thereby and each swap counterparty, if any, affected thereby:

         o change the date of payment of any scheduled payment of principal of or premium, if any, or interest on any transition bond, or reduce the principal balance thereof, the interest rate specified thereon or the redemption price or the premium, if any, with respect thereto, change the provisions of any interest rate swap agreement relating to the amount, calculation or timing of payments, change the provisions of the indenture and the applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the transition bonds, or change the currency in which any transition bond or any interest thereon is payable;

         o impair the right to institute suit for the enforcement of the provisions of the indenture regarding certain payments;

         o reduce the percentage of the total principal balance of the outstanding transition bonds, or of a series or class thereof, the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with the provisions of the indenture or of defaults and their consequences or modify or alter the proviso to the definition of the term "outstanding";

         o reduce the percentage of the total principal balance of the outstanding transition bonds required to direct the trustee to direct the issuer to liquidate or preserve the collateral;



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


         o modify the section of the indenture relating to the required consent of transition bondholders with respect to supplemental indentures, except to increase any percentage specified therein or to provide that those provisions of the indenture specified in the indenture or the basic documents cannot be modified or waived without the consent of each holder of an outstanding transition bond affected thereby;

         o reduce the percentage of the total principal balance of the outstanding transition bonds, or of a series or class thereof, the consent of the holders of which is required for any amendments to the sale agreement, the administration agreement, the servicing agreement or any interest rate swap agreement entered into in connection with any series or class of transition bonds;

         o modify the indenture to affect the amount of any payment of interest, principal or premium, if any, payable on any transition bond on any payment date, modify the method of calculating interest on any floating rate transition bond, or change the redemption dates, expected amortization schedules or series legal final maturity dates or class legal final maturity dates of any transition bonds;

         o with respect to any series, decrease the required capitalization amount, the overcollateralization amount or the required overcollateralization level with respect to any payment date;

         o modify the indenture regarding the voting of transition bonds held by the issuer, JCP&L, an affiliate of either of them or any obligor on the transition bonds;

         o decrease the percentage of the total principal balance of the outstanding transition bonds required to amend the sections of the indenture which specify the applicable percentage of the total outstanding principal balance of the transition bonds necessary to amend the indenture or any other basic document; or

         o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the transition bonds or, except as otherwise contemplated in the indenture, terminate the lien of the indenture on any property or deprive the holder of any transition bond of the security provided by the lien of the indenture.

Promptly following the execution of any supplemental indenture requiring the consent of any transition bondholders, the trustee will furnish written notice of the substance of such amendment to each transition bondholder. For so long as any of the transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, information regarding this notice will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

         Enforcement of the Sale Agreement, Servicing Agreement and Any Interest Rate Swap Agreement. The indenture provides that the issuer will take all lawful actions to enforce the issuer's rights under the sale agreement, the servicing agreement and any interest rate swap agreement. The indenture also provides that the issuer will take all lawful actions to compel or secure the performance and observance by JCP&L, the servicer and any swap counterparty of each of their respective obligations to the issuer under the sale agreement, the servicing agreement and any interest rate swap agreement. So long as no event of default occurs and is continuing, except as otherwise directed by the trustee under the circumstances described in the indenture or any supplemental indenture, as described in any prospectus supplement, the issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the issuer under or in connection with the sale agreement, the servicing agreement and any interest rate swap agreement. However, if the issuer or the servicer proposes to materially amend, modify, waive, supplement, terminate or surrender, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the transition bond charge, the issuer must notify the trustee and the trustee must notify transition bondholders of this proposal. In addition, the trustee will consent to this proposal only with


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the consent of the holders of not less than a majority of the total principal balance of the outstanding transition bonds of all series or classes materially and adversely affected thereby, voting together as a single class, and only if consent to this proposal will not result in a downgrade or withdrawal of the then current rating of any of the issuer's outstanding transition bonds.

         If an event of default occurs and is continuing, the trustee may, and at the written direction of (1) the holders of not less than a majority of the total principal balance of the issuer's outstanding transition bonds of all series, voting together as a single class, with respect to the sale agreement and the servicing agreement, or (2) the holders of that percentage of the total principal balance of the outstanding transition bonds of the related class specified in the related prospectus supplement, voting together in a single class, with respect to any interest rate swap agreement, shall exercise all rights, remedies, powers, privileges and claims of the issuer against JCP&L, the servicer or any swap counterparty under or in connection with the sale agreement, the servicing agreement and any interest rate swap agreement, and any right of the issuer to take this action shall be suspended. In the event of a foreclosure, there is likely to be a limited market, if any, for the bondable transition property and, therefore, foreclosure may not be a realistic or practical remedy.

         Modifications to the Sale Agreement, the Servicing Agreement and any Interest Rate Swap Agreement. With the consent of the trustee, the sale agreement and the servicing agreement may be amended at any time and from time to time, without the consent of the transition bondholders or the counterparty to any interest rate swap agreement. However, such an amendment may not adversely affect the interest of any transition bondholder or the counterparty to any interest rate swap agreement in any material respect without the consent of the holders of not less than a majority of the total principal balance of the outstanding transition bonds of all series or classes materially and adversely affected thereby and each counterparty to an interest rate swap agreement materially and adversely affected thereby.

         Also, an interest rate swap agreement may be amended with the consent of the trustee and the related swap counterparty, so long as the amendment will not result in a downgrade or withdrawal of the then current rating of any of the issuer's outstanding transition bond and the amendment is in accordance with the related supplemental indenture as described in the related prospectus supplement. However, this amendment may not adversely affect in any material respect the interest of any other transition bondholder or counterparty to any swap transaction without the consent of the holders of 66 2/3% of the total outstanding principal balance of the transition bonds of each series or class and each counterparty to any swap transaction materially and adversely affected thereby.

         Notification of the Rating Agencies, the Trustee and the Transition Bondholders of any Modification. If the issuer, JCP&L, the servicer or any swap counterparty:

         o proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the servicing agreement or any interest rate swap agreement; or

         o waives timely performance or observance by JCP&L, the servicer or any swap counterparty under the sale agreement, the servicing agreement or any interest rate swap agreement, respectively;

in each case in a way that would materially and adversely affect the interests of the transition bondholders or the counterparty to any interest rate swap agreement, the issuer must first notify the rating agencies of the proposed amendment. The issuer must thereafter notify the trustee and the trustee must notify the transition bondholders and any swap counterparty of the proposed amendment. With respect to any proposed action related to the sale agreement or the servicing agreement, the trustee will consent to the proposed action only with the consent of the holders of not less than a majority of the total principal balance of the outstanding transition bonds of all series or classes materially and adversely affected thereby and each swap counterparty materially and adversely affected thereby, and only if such action will not result in a


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downgrade or withdrawal of the then current rating of any of the issuer's outstanding transition bonds. With respect to any proposed action related to any interest rate swap agreement, the trustee will consent to this proposed action only with the consent of the holders of 66 2/3% of the total outstanding principal balance of the transition bonds of the related series or class and each swap counterparty materially and adversely affected thereby and only if such action will not result in a downgrade or withdrawal of the then current rating of any of the issuer's outstanding transition bonds. For so long as any of the transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice of this action will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort, promptly following its effectiveness.

WHAT CONSTITUTES AN EVENT OF DEFAULT ON THE TRANSITION BONDS

         An "event of default" is defined in the indenture as:

         o a default for five business days in the payment of any interest on any transition bond when due;

         o a default in the payment of the unpaid principal of any transition bond of any series on the legal final maturity date for that series or, if applicable, any class on the legal final maturity date for that class;

         o a default in the payment of the redemption price for any transition bond on the redemption date therefor;

         o a default in the observance or performance of any covenant or agreement of the issuer made in the indenture (other than those specifically dealt with in the first three items above) or any material representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered in connection with the indenture proving to have been incorrect in any material respect as of the time when made, and the continuation of that default for a period of 30 days after the earlier of the date (a) notice is given to the issuer by the trustee; (b) notice is given to the issuer and the trustee by the holders of not less than 25% of the total principal balance of the outstanding transition bonds of any series or class, specifying such default or incorrect representation or warranty; or (c) the issuer has knowledge of the default;

         o specified events of bankruptcy, insolvency, receivership or liquidation of the issuer; and

         o violation by the State of New Jersey (or any of its agencies) of its pledge and agreement with respect to the Competition Act and the transition bonds.

         If an event of default occurs and is continuing, other than a default involving the State of New Jersey's pledge and agreement as discussed above, the trustee or holders of not less than a majority of the total principal balance of the outstanding transition bonds of all series, voting together as a single class, may declare all series of the transition bonds to be immediately due and payable. This declaration of acceleration may, under the circumstances specified in the indenture, be rescinded by the holders of not less than a majority of the total principal balance of the outstanding transition bonds of all series, voting together as a single class.

         Remedies Available to the Trustee Following an Event of Default. In addition to acceleration of the transition bonds, the trustee may exercise one or more of the following remedies upon an event of default:

         o the trustee may institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the transition bonds or under the indenture with respect to the transition bonds, whether by declaration or


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              otherwise, enforce any judgment obtained, and collect from the issuer and any other obligor upon such transition bonds moneys adjudged due;

         o the trustee may institute proceedings from time to time for the complete or partial foreclosure of the indenture with respect to the collateral;

         o the trustee may exercise any remedies of a secured party under the New Jersey Uniform Commercial Code, the Delaware Uniform Commercial Code or the Competition Act or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the trustee and the holders of the transition bonds;

         o the trustee may sell the collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

         o the trustee may exercise all rights, remedies, powers, privileges and claims of the issuer against JCP&L, FirstEnergy Service Company, the servicer or any swap counterparty under or in connection with the sale agreement, the administration agreement, the servicing agreement or any interest rate swap agreement; and

         o the trustee may institute or participate in proceedings reasonably necessary to compel performance of or to enforce the pledge and agreement of the State of New Jersey under the Competition Act and collect any monetary damages incurred by the holders of the transition bonds or the trustee.

The final remedy described above may only be exercised, and is the only remedy that the trustee may exercise, upon an event of default caused solely by a violation by the State of New Jersey of its pledge and agreement with respect to the Competition Act and the transition bonds.

         When the Trustee Can Sell the Collateral. If the transition bonds of all series issued by the issuer have been declared to be due and payable following an event of default, the trustee may, in its discretion, either:

         o    sell the collateral; or

         o elect to maintain possession of the collateral and continue to apply distributions on the collateral as if there had been no declaration of acceleration.

         The trustee is prohibited from selling or liquidating the collateral following an event of default other than a default in the payment of any principal on the legal final maturity date of any class or series, a default for five business days or more in the payment of any interest on any transition bond or a default in the payment of the redemption price for any transition bond on the redemption date therefor unless:

         o the holders of 100% of the total principal balance of the outstanding transition bonds of all series consent to this sale or liquidation; or

         o the proceeds of this sale or liquidation are sufficient to pay in full the principal of and premium, if any, and accrued interest on all outstanding transition bonds; or

         o the trustee determines that the collateral would not continue to provide sufficient funds on an ongoing basis to make all payments on the transition bonds of all series as these payments would have become due if the transition bonds had not been declared due and payable, and the trustee obtains the consent of the holders of not less than 66 2/3% of the total principal balance of the outstanding transition bonds of all series.



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         Right of Transition Bondholders to Direct Proceedings. Subject to the
provisions for indemnification and the limitations contained in the indenture, and except as may be described in any prospectus supplement regarding any floating rate class of transition bonds, the holders of not less than a majority of the total principal balance of the outstanding transition bonds of all affected series, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee; provided that, among other things:

         o this direction shall not conflict with any rule of law or with the indenture;

         o subject to the provisions specified in the indenture, any direction to the trustee to sell or liquidate the collateral shall be by the holders of not less than 100% of the total principal balance of the outstanding transition bonds of all series; and

         o the trustee may take any other action deemed proper by the trustee that is not inconsistent with this direction.

         If an event of default occurs and is continuing, the trustee will be under no obligation to take any action at the direction of any of the transition bondholders if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the bondholder direction. The trustee is not required to take any action pursuant to the direction of the transition bondholders if it determines that this action might materially and adversely affect the rights of any transition bondholder not consenting to this action.

         Waiver of Default. Except as may be described in any prospectus supplement regarding any floating rate class of transition bonds, the holders of not less than a majority of the total principal balance of the outstanding transition bonds of all series issued by the issuer, voting together as a single class, may, in those cases specified in the indenture, waive any default with respect thereto. However, these holders may not waive a default in the payment of principal of or premium, if any, or interest on any of the transition bonds or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding transition bonds of all affected series and classes.

         No transition bondholder will have the right to institute any proceeding, judicial or otherwise, to avail itself of any remedies provided in the Competition Act or to avail itself of the right to foreclose on the bondable transition property or otherwise enforce the lien on the bondable transition property, with respect to the indenture, unless:

         o the holder previously has given to the trustee written notice of a continuing event of default;

         o the holders of not less than 25% of the total principal balance of the outstanding transition bonds of all series have made written request of the trustee to institute the proceeding in its own name as trustee under the indenture;

         o the holder or holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in complying with the request;

         o the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute the proceeding; and

         o no direction inconsistent with this written request has been given to the trustee during the 60-day period referred to above by the holders of not less than a majority of the total principal balance of the outstanding transition bonds of all series.



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         However, each holder of transition bonds also has the unconditional right to institute suit for the enforcement of payment of interest and principal due on such holder's transition bonds.

COVENANTS OF THE ISSUER

         The issuer will keep in effect its existence as a limited liability company under Delaware law, provided that the issuer may consolidate with or merge into another entity or sell, in one or a series of related transactions, substantially all of its assets to another entity or dissolve if:

         o the entity formed by or surviving the consolidation or merger or to whom substantially all of the issuer's assets are sold is organized and existing under the laws of the United States or any state thereof and expressly assumes by a supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all of the transition bonds and the performance of the issuer's obligations under the indenture and any supplemental indenture;

         o the entity expressly assumes all obligations and succeeds to all rights of the issuer under the sale agreement, the servicing agreement, the administration agreement and any interest rate swap agreement pursuant to an assignment and assumption agreement executed and delivered to the trustee;

         o no default or event of default under the indenture has occurred and is continuing immediately after giving effect to the consolidation, merger or sale;

         o there has not been a downgrade or withdrawal in connection with the consolidation, merger or sale of the then current rating of any outstanding class or series of transition bonds;

         o the issuer has received an opinion of counsel to the effect that this consolidation, merger or sale will have no material adverse tax consequence to the issuer or any transition bondholder, the consolidation, merger or sale complies with the indenture and all conditions precedent in the indenture relating to the consolidation, merger or sale and the consolidation, merger or sale will result in the trustee maintaining a continuing valid first priority perfected security interest in the collateral;

         o none of the bondable transition property, the BPU financing order or JCP&L's, the servicer's or the issuer's rights under the Competition Act or the BPU financing order are impaired thereby; and

         o any action that is necessary to maintain the lien created by the indenture has been taken.

         Additional Covenants of the Issuer. The issuer will take any action necessary or advisable to, among other things, maintain and preserve the lien and security interest, and priority thereof, of the indenture. The issuer will not permit the validity of the indenture to be impaired, the lien to be amended, subordinated, terminated or discharged, or any person to be released from any covenants or obligations, except as expressly permitted by the indenture. The issuer will also not permit any lien, charge, claim, security interest, mortgage or other encumbrance, other than the lien created by the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof. Finally, the issuer will not permit the lien of the indenture not to constitute a continuing valid first priority security interest in the collateral.

         The issuer may not, among other things:

         o except as expressly permitted by the indenture, the sale agreement, the servicing agreement, the interest rate swap agreement or any other basic document, sell, transfer, exchange or


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              otherwise dispose of any of the collateral unless directed to do so by the trustee in accordance with the indenture; or

         o claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the transition bonds, other than amounts properly withheld under the Internal Revenue Code or pursuant to any interest rate swap agreement, or assert any claim against any present or former transition bondholder because of the payment of taxes levied or assessed upon the issuer or any part of the collateral.

         The issuer may not engage in any business other than purchasing and owning bondable transition property, issuing transition bonds from time to time, pledging its interest in the collateral to the trustee to secure the transition bonds, entering into the basic documents and all other agreements relating to the transition bonds and performing its obligations under these agreements, and performing activities that are necessary, suitable or convenient to accomplish the foregoing.

         The Issuer May Not Engage in Any Other Financial Transactions. The issuer may not issue, incur, assume or guarantee any indebtedness except for the transition bonds and as contemplated by the basic documents and the underwriting agreement and any obligations under any credit enhancement or interest rate swap agreement for any series of transition bonds. Also, the issuer may not guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire, or agree contingently to acquire any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other entity, other than the eligible investments. The issuer may not make any loan or advance or grant credit to any entity. The issuer will not make any expenditure for capital assets or lease any capital asset other than bondable transition property purchased from JCP&L pursuant to, and in accordance with, the sale agreement. The issuer may not make any payments, distributions or dividends to any member of the issuer in respect of its membership interest in the issuer, other than any amount released to the issuer by the trustee in accordance with the indenture or otherwise not subject to the lien of the indenture and except as otherwise provided in the indenture.

         The Issuer Must File an Annual Compliance Statement. The issuer will file annually with the trustee a written statement as to the fulfillment of its obligations under the indenture. In addition, the issuer will furnish to the trustee an opinion of counsel concerning filings made by the issuer on an annual basis and before the effectiveness of any amendment, if any, to the sale agreement or the servicing agreement.

         The servicer will deliver to the trustee, annually, the report of the independent certified public accounting firm, as well as compliance certificates and monthly reports regarding distributions and other statements, required by the servicing agreement. See "THE SERVICING AGREEMENT" in this prospectus.

         Access to the List of Holders of the Transition Bonds. Any three or more transition bondholders may, by written request to the trustee, obtain access to the list of all transition bondholders maintained by the trustee for the purpose of communicating with other transition bondholders with respect to their rights under the indenture or the transition bonds. The trustee may elect not to afford a requesting transition bondholder access to the list of transition bondholders if the trustee agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting transition bondholder, to all transition bondholders.

THE TRUSTEE MUST PROVIDE A REPORT TO ALL TRANSITION BONDHOLDERS

         If required by the Trust Indenture Act, the trustee will be required to mail each year to all transition bondholders a report stating, among other items:



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         o    the trustee's eligibility and qualification to continue as the trustee under the indenture;

         o    any amounts advanced by it under the indenture;

         o the amount, interest rate and maturity date of specific indebtedness owing by the issuer to the trustee in the trustee's individual capacity;

         o    the property and funds physically held by the trustee;

         o any additional issue of a series of transition bonds not previously reported; and

         o any action taken by it that materially affects the transition bonds of any series and that has not been previously reported.

         For so long as any of the transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the trustee will publish or will cause to be published following the preparation of this annual report in a daily newspaper in Luxembourg, expected to be the Luxemburger Wort, a notice to the effect that the information set forth in the preceding paragraph will be available for review at the main office of the listing agent in Luxembourg.

WHAT WILL TRIGGER SATISFACTION AND DISCHARGE OF THE INDENTURE

         The indenture will be discharged with respect to the transition bonds of any series upon the delivery to the trustee of funds sufficient for the payment in full of all amounts owed under the transition bonds of that series. In addition, the issuer must deliver to the trustee the officer's certificate and opinion of counsel specified in the indenture. The deposited funds will be segregated and held apart solely for paying the transition bonds of that series, and the transition bonds of that series will not be entitled to any amounts on deposit in the collection account other than amounts on deposit in the defeasance subaccount for the transition bonds of that series.

THE ISSUER'S LEGAL DEFEASANCE AND COVENANT DEFEASANCE OPTIONS

         The issuer may, at any time, by defeasing the transition bonds, terminate:

         o all of its obligations under the indenture with respect to the transition bonds of any series; or

         o its obligations to comply with certain of the covenants in the indenture, including all of the covenants described under "--COVENANTS OF THE ISSUER" above.

         The legal defeasance option is the right of the issuer to terminate at any time its obligations under the indenture with respect to the transition bonds of any series. The covenant defeasance option is the right of the issuer at any time to terminate its obligations to comply with the covenants in the indenture. The issuer may exercise the legal defeasance option with respect to any series of transition bonds notwithstanding its prior exercise of the covenant defeasance option with respect to that series. If the issuer exercises the legal defeasance option with respect to any series, that series will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the expected final payment date or redemption date therefor as described below. That series will not be subject to payment through redemption or acceleration prior to the expected final payment date or redemption date, as applicable. If the issuer exercises the covenant defeasance option with respect to any series, the final payment of the transition bonds of that series may not be accelerated because of an event of default relating to a default in the observance or performance of any covenant or agreement of the issuer made in the indenture.



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


         The issuer may exercise the legal defeasance option or the covenant defeasance option with respect to any series of transition bonds only if:

         (1) the issuer irrevocably deposits or causes to be deposited in trust with the trustee cash or United States Government Obligations for the payment of principal of and premium, if any, and interest on that series to the expected final payment date or redemption date therefor, as applicable, such deposit to be made in the defeasance subaccount for that series;

         (2) the issuer delivers to the trustee a certificate from an independent certified public accounting firm of recognized national reputation expressing its opinion that the payments of principal of and interest on the United States Government Obligations when due and without reinvestment plus any cash deposited in the defeasance subaccount without investment will provide cash at times and in sufficient amounts to pay in respect of the transition bonds of that series:

                  (a) principal in accordance with the expected amortization schedule therefore, and/or if that series is to be redeemed, the redemption price on the redemption date therefor; and

                  (b)   interest when due;

         (3) in the case of the legal defeasance option, [95 days] pass after the deposit is made and during the [95-day] period no default by the issuer relating to events of bankruptcy, insolvency, receivership or liquidation of the issuer occurs and is continuing at the end of the period;

         (4) no default by the issuer has occurred and is continuing on the day of this deposit and after giving effect thereto;

         (5) in the case of the legal defeasance option, the issuer delivers to the trustee an opinion of counsel stating that:

                  (a) the issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

                  (b) since the date of execution of the indenture, there has been a change in the applicable federal income tax law,

                  in either case confirming that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

         (6) in the case of the covenant defeasance option, the issuer delivers to the trustee an opinion of counsel to the effect that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred; and



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         (7)      the issuer delivers to the trustee a certificate of an
                  authorized officer of the issuer and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the transition bonds of that series have been complied with as required by the indenture.

         There will be no other conditions to the exercise by the issuer of its legal defeasance option or its covenant defeasance option.

THE TRUSTEE

         [                  ] will be the initial trustee under the indenture.
The trustee may resign at any time upon 30 days prior written notice to the issuer. The holders of a majority of the total principal balance of the outstanding transition bonds of all series, voting together as a single class, may remove the trustee by so notifying the trustee and may appoint a successor trustee. The issuer will remove the trustee if the trustee ceases to be eligible to continue in this capacity under the indenture, the trustee becomes insolvent, a receiver or other public officer takes charge of the trustee or its property or the trustee becomes incapable of acting. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, the issuer will be obligated promptly to appoint a successor trustee eligible under the indenture. No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee.

         The trustee must at all times satisfy the requirements of the Trust Indenture Act and the Investment Company Act of 1940, as specified in the indenture. The trustee must also have a combined capital and surplus of at least $50 million and a long term debt rating of at least `BBB'- by S&P and Fitch and at least `Baa3' by Moody's. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor trustee.

GOVERNING LAW

         The indenture will be governed by the laws of the State of New Jersey.

                    HOW A BANKRUPTCY OF JCP&L OR THE SERVICER
                           MAY AFFECT YOUR INVESTMENT

         Sale or Financing. JCP&L will represent and warrant in the sale agreement that the sale and absolute transfer of the bondable transition property in accordance with the sale agreement constitutes a valid sale and absolute transfer by JCP&L to the issuer of the bondable transition property. JCP&L will also represent and warrant in the sale agreement, and it is a condition of closing for the sale and absolute transfer of bondable transition property, that the appropriate actions will be taken under the Competition Act and the New Jersey and Delaware Uniform Commercial Codes, including the filing of a financing statement, to perfect this sale and absolute transfer. The Competition Act provides that a transfer of bondable transition property by an electric public utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor's right, title and interest, as in a sale or other absolute transfer, and not as a pledge or other financing, of the relevant bondable transition property. The Competition Act also provides that the characterization of a transfer as a sale or other absolute transfer shall not be affected or impaired in any manner by treatment of the transfer as a financing for federal, state or local tax purposes or financial accounting purposes. JCP&L and the issuer will treat the transaction as a sale under applicable law, although for financial accounting and federal and state tax purposes the transaction will be treated as a financing and not a sale. See "THE COMPETITION ACT--JCP&L AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS" in this prospectus. In the event of a bankruptcy of JCP&L, a party in interest in the bankruptcy might take the position that the sale and absolute transfer of the bondable transition property to the issuer was a financing transaction and not a


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"sale or other absolute transfer." The party in interest might argue that the treatment of the transaction for financial accounting and tax purposes as a financing and not a sale lends weight to the position that the transaction should be treated as a financing and not a sale. However, as noted above, the Competition Act specifically provides for the treatment of the transaction as a sale as a matter of state law and that this treatment is not affected by treatment of the transfer as a financing for federal, state or local tax purposes or financial accounting purposes. In a [RECENT] bankruptcy court case involving LTV Steel Company, the debtor obtained an interim emergency motion to use collections from accounts and inventory that it had sold on the grounds that the sales were in fact disguised financings. The circumstances under which the LTV Steel Company ruling would be followed by other courts are not certain. If a court were to adopt reasoning similar to that of the court in the LTV Steel case or were otherwise to characterize the transaction as a financing, the issuer would be treated as a secured creditor of JCP&L in the bankruptcy proceedings. Although, as noted below, the issuer would in that case have a security interest in the bondable transition property, it would not likely be entitled to access to the transition bond charge collections during the bankruptcy. As a result, repayment on the transition bonds could be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to the issuer of transition bond charge collections and therefore the amount and timing of funds available to the issuer to pay transition bondholders. Even if a court did not ultimately characterize the transaction as a financing transaction, the mere commencement of a bankruptcy by JCP&L and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the transition bonds.

         In order to mitigate the impact of the possible recharacterization of a sale of bondable transition property as a financing transaction, financing statements will be filed with the Delaware Secretary of State and the New Jersey Secretary of State in accordance with the Delaware Uniform Commercial Code and the New Jersey Uniform Commercial Code, respectively, and the Competition Act so that if the transfer is thereafter held to constitute a financing transaction and not a sale or other absolute transfer, the financing statement will constitute a filing with respect to a security interest. The sale agreement provides that in the event that the sale and absolute transfer of the bondable transition property is determined by a court not to be a sale and absolute transfer as contemplated by the Competition Act, then the sale and absolute transfer shall be treated as a pledge of the bondable transition property and JCP&L shall be deemed to have granted a security interest to the issuer in the bondable transition property, and to have incurred an obligation secured by this security interest in an amount equal to the purchase price for the bondable transition property. The sale agreement requires that financing statements with respect to the bondable transition property under the New Jersey Uniform Commercial Code be filed in the appropriate offices in New Jersey. As a result of these filings, in the event of the bankruptcy of JCP&L, the issuer would be a secured creditor of the bankrupt entity and entitled to recover against the security, which is the collateral (except as described in "--Status of Bondable Transition Property as Current Property" below). None of this, however, mitigates the risk of payment delays and other adverse effects caused by a bankruptcy of JCP&L. Further, if, for any reason, a financing statement is not filed in accordance with the New Jersey Uniform Commercial Code and the Competition Act or the issuer fails to otherwise perfect its interest in the bondable transition property, and the transfer is thereafter deemed not to constitute a sale or other absolute transfer, the issuer would be an unsecured creditor of the bankrupt entity. In that event, the issuer's sole source of payment for the transition bonds would be whatever it recovered on its unsecured claim in the JCP&L bankruptcy case, which could differ materially from the amount and timing of transition bond charge collections that were intended to fund payments on the transition bonds.

         Consolidation of the Issuer and JCP&L in Bankruptcy. If JCP&L were to become a debtor in a bankruptcy case, a party in interest in the bankruptcy may attempt to substantively consolidate the assets and liabilities of the issuer and JCP&L. JCP&L and the issuer have taken steps to attempt to minimize this risk (as discussed in "JCP&L TRANSITION FUNDING II LLC, THE ISSUER" in this prospectus). However, no assurance can be given that if JCP&L or an affiliate of JCP&L other than the issuer were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the issuer be consolidated with those of the bankrupt entity. If the assets and liabilities were ordered consolidated, the claims of the transition bondholders against the issuer would be treated as secured claims against the consolidated entities and would share in the bankrupt estate with claims of other creditors of the consolidated entities. Payment of those claims would be subject to substantial


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delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

         Claims in Bankruptcy; Challenge to Indemnity Claims. If JCP&L were to become a debtor in a bankruptcy case, claims including indemnity claims, by the issuer against the bankrupt entity under the sale agreement and the other basic documents, would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims of the issuer against the bankrupt entity. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If JCP&L were to become a debtor in a bankruptcy case and the indemnity provisions of the sale agreement were triggered, a party in interest in the bankruptcy might challenge the enforceability of the indemnity provisions. If a court were to hold that the indemnity provisions were unenforceable, the issuer would be left with a claim for actual damages against the bankrupt entity based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

         No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving JCP&L.

         Status of Bondable Transition Property as Current Property. JCP&L has represented in the sale agreement, and the Competition Act provides, that the bondable transition property constitutes a vested, presently existing property right upon transfer to an assignee for consideration and that it thereafter exists continuously for all purposes. Nevertheless, no assurance can be given that, in the event of a bankruptcy of JCP&L or an affiliate of JCP&L other than the issuer, a party in interest in the bankruptcy proceeding would not attempt to take the position that the bondable transition property comes into existence only as customers use electricity. Bondable transition property is the right to charge, collect and receive the transition bond charge (and not simply the right to receive revenues arising from the collection of the transition bond charge). Therefore, JCP&L and the issuer believe that the bondable transition property will constitute a presently existing property right at the time the transition bonds are issued. Nonetheless, if a court were to adopt the position that the property comes into existence only as customers use electricity, no assurance can be given that a security interest in favor of the transition bondholders would attach to transition bond charge collections in respect of electricity consumed after the commencement of the bankruptcy case. If it were determined that the bondable transition property had not been sold to the issuer, and the security interest in favor of the transition bondholders did not attach to transition bond charge collections in respect of electricity consumed after the commencement of the bankruptcy case, then the issuer would be an unsecured creditor of the bankrupt entity. If so, there would be delays or reductions in payments on the transition bonds. Whether or not a court determined that the bondable transition property had been sold to the issuer, no assurances can be given that a court would not rule that any transition bond charge relating to electricity consumed after the commencement of the bankruptcy cannot be transferred to the issuer or the trustee.

         In addition, in the event of a bankruptcy of JCP&L, a party in interest in the bankruptcy could assert that the issuer should pay a portion of JCP&L's costs associated with the generation, transmission or distribution of the electricity, consumption of which gave rise to the transition bond charge collections used to make payments on the transition bonds.

         Regardless of whether JCP&L is the debtor in a bankruptcy case, if a court were to accept the argument that the bondable transition property comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of the bankrupt entity arising before the bondable transition property came into existence could have priority over the issuer's interest in the bondable transition property. Adjustments to the transition bond charge may be available to mitigate this exposure, although there may be delays in implementing these adjustments.



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         Enforcement of Rights by Trustee. Upon an event of default under the indenture, the Competition Act permits the trustee to enforce the security interest in the bondable transition property in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the BPU to order the sequestration and payment to transition bondholders of all revenues arising with respect to the bondable transition property. The Competition Act provides that this order will remain in full force and effect notwithstanding bankruptcy, reorganization or other insolvency proceedings with respect to JCP&L or its assignee. There can be no assurance, however, that the trustee would be permitted to seek such an order or that the BPU would issue this order after a bankruptcy of JCP&L in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code or, alternatively, that a bankruptcy court would lift the automatic stay to permit this action by the BPU. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the BPU, and an order requiring an accounting and segregation of the revenues arising from the bondable transition property. There can be no assurance that a court would grant either order.

         Bankruptcy of Servicer. The servicer is entitled to commingle transition bond charge collections with its own funds until each remittance date. The Competition Act provides that the relative priority of a lien created under the Competition Act is not defeated or adversely affected by the commingling of transition bond charge collections arising with respect to the bondable transition property with funds of the servicer. However, in the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that transition bond charge collections commingled by the servicer with its own funds and held by the servicer as of the date of bankruptcy were property of the servicer as of that date and are therefore property of the servicer's bankruptcy estate, rather than property of the issuer. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled transition bond charge collections held as of that date and could not recover the commingled transition bond charge collections held as of the date of bankruptcy.

         However the court rules on the ownership of the commingled transition bond charge collections, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled transition bond charge collections held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court's resolution of whether the commingled transition bond charge collections are property of the issuer or of the servicer, including resolution of any tracing of proceeds issues.

         The servicing agreement provides that the trustee, as assignee of the issuer, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies any conditions imposed by any rating agency. The servicing agreement also provides that the trustee, together with the other persons specified therein, may petition the BPU or a court of competent jurisdiction to appoint a successor servicer that meets these conditions. However, the automatic stay might delay a successor servicer's replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor servicer may be difficult to obtain and may not be capable of performing all of the duties that JCP&L as servicer was capable of performing.

            MATERIAL UNITED STATES FEDERAL INCOME TAX MATTERS FOR THE
                             TRANSITION BONDHOLDERS

GENERAL

         The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the transition bonds as of the date hereof and represents the opinion of Thelen Reid & Priest LLP, our counsel, insofar as it relates to matters of law or legal conclusions. Except where noted, it deals only with transition bonds held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, the "Code", and does not deal with special situations, such as those of dealers or traders in securities or currencies, banks, financial institutions, tax-exempt organizations, life insurance companies, real estate


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investment trusts, regulated investment companies, persons holding transition bonds as a part of a hedging or conversion transaction or a straddle, persons who mark to market their securities, persons whose functional currency is not the United States dollar or former United States citizens or long-term residents who are subject to special rules on account of their loss of United States citizenship or resident alien status. In addition, this discussion does not address the tax consequences to persons who acquire transition bonds other than pursuant to their initial issuance and distribution. It also does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign jurisdiction. However, certain State of New Jersey tax aspects relating to the transition bonds are discussed below, in the section captioned "MATERIAL STATE OF NEW JERSEY TAX MATTERS FOR THE TRANSITION BONDHOLDERS."

         The discussion below is based upon the provisions of the Code, Treasury Regulations promulgated thereunder, and administrative rulings and judicial decisions under the Code as of the date hereof, all of which may be repealed, revoked or modified at any time, with either forward-looking or retroactive effect, so as to result in United States federal income tax consequences different from those discussed below.

ALL PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF TRANSITION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

         As used herein, a "United States Holder" means a beneficial owner of a transition bond that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate, the income of which is subject to United States federal income taxation regardless of its source, or a trust, (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons have the authority to control all substantial decisions or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. As used herein, the term "Non-United States Holder" means a beneficial owner of a transition bond that is not a United States Holder.

TREATMENT OF THE ISSUER AND THE TRANSITION BONDS

         The issuer will be treated for United States federal income tax purposes as a division of JCP&L. Accordingly, the issuer will not be subject to United States federal income taxation as an entity separate from JCP&L, and the transition bonds will constitute, and will be treated as, debt obligations of JCP&L for United States federal income tax purposes. If you purchase a transition bond, you agree to treat it consistently with the foregoing.


TAXATION OF UNITED STATES HOLDERS

         Payment of Interest. Subject to the discussion below under the caption "Special Considerations Relating to Floating Rate Transition Bonds", stated interest on the transition bonds will be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the holder's method of accounting for tax purposes.

         Original Issue Discount. This discussion assumes that the transition bonds will not be considered to be issued with original issue discount (referred to as "OID"). OID is generally defined as any excess of the stated redemption price at maturity over the issue price which is greater than a de minimis amount (0.25% of a bond's stated redemption price at maturity multiplied by the bond's weighted average maturity), all within the meaning of the Code and the Treasury Regulations promulgated thereunder (referred to as "OID Regulations"). If the transition bonds are issued with OID, United States Holders generally will be subject to the special tax accounting rules for OID obligations provided under


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the OID Regulations. United States Holders of transition bonds issued with OID should be aware that they generally must include OID in income for United States federal income tax purposes as it accrues economically, in advance of the receipt of cash attributable to that income. If any series or class of transition bonds is issued with OID, prospective holders will be so informed in the related prospectus supplement.

         Sale, Exchange or Redemption of Transition Bonds. Upon the sale, exchange, redemption or other taxable disposition of transition bonds, a United States Holder will recognize gain or loss equal to the difference between (i) the amount realized (other than amounts attributable to, and taxable as, accrued stated interest) and (ii) the United States Holder's adjusted tax basis in the transition bonds. A United States Holder's adjusted tax basis in the transition bonds generally will equal the cost thereof, reduced by any payments of principal on the transition bonds. Any such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if, at the time of sale, exchange, redemption, or other taxable disposition, the transition bonds are treated as having been held for more than one year. Under current law, the deductibility of capital losses is subject to limitations. Capital gain of a non-corporate United States Holder is generally taxed at a maximum rate of 15% for years 2004 through 2008, and 20% for years 2009 and later, where the property is held for more than one year. For property held for one year or less, capital gain of a non-corporate United States Holder is generally taxed at rates applicable to ordinary income. If a United States Holder sells a transition bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the transition bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the United States Holder's income, it will be treated as ordinary interest income and not as sale proceeds.

         Special Considerations Relating to Floating Rate Transition Bonds. Although the proper United States federal income tax treatment of floating rate transition bonds is not free from doubt, JCP&L and the issuer intend to treat any floating rate transition bonds as "variable rate debt instruments" for United States federal income tax purposes. Each purchaser of floating rate transition bonds, by virtue of its purchase of such transition bonds, will agree to treat them as variable rate debt instruments for such purposes. Based on such treatment, interest on floating rate transition bonds will be includable in a United States Holder's income in the manner described above under the caption "Payment of Interest".

         As described more fully in the prospectus supplement for any class of floating rate transition bonds, the termination of the interest rate swap agreement for those bonds under the circumstances specified in the applicable prospectus supplement could cause those bonds to become fixed rate bonds calling for interest payments based on the gross fixed rate for such bonds as specified in the applicable prospectus supplement. In addition, if a termination payment were to be made by the interest rate swap counterparty, the termination payment may be credited to the subaccount established for that class of bonds and distributed to the holders of those bonds. If such a termination of the swap agreement were to occur, JCP&L and the issuer would treat it as a "change in circumstances" within the meaning of applicable Treasury Regulations, which would be treated, for purposes of computing taxable income on that class of transition bonds, as though the class of transition bonds had been retired and reissued. Any termination payment passed through to the transition bondholders would reduce the adjusted issue price of the transition bonds, which could in turn create OID with respect to the bonds deemed to have been reissued. See the discussion above under the caption "Original Issue Discount."

         Notwithstanding the intent of JCP&L and the issuer, and the agreement of each purchaser of floating rate transition bonds, to treat such transition bonds as variable rate debt instruments, there can be no assurance that the IRS will not disagree with such treatment and assert an alternative characterization of such bonds, or that a court will not uphold such an alternative characterization. For example, the IRS could assert that the floating rate transition bonds are investment units consisting of two components - a fixed rate debt instrument having a principal balance that would at all times equal the principal balance of the floating rate transition bonds with an interest rate equal to the gross fixed rate for such transition bonds, and an undivided interest in the interest rate swap agreement with the swap counterparty. Other alternative characterizations of a floating rate transition bond may be possible, such as a characterization of such bonds as contingent payment debt


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instruments. If any alternative characterization of an investment in floating rate transition bonds were to prevail, the United States federal income tax consequences of owning and disposing of floating rate transition bonds could differ materially from those described above. Investors should consult their tax advisers concerning the tax implications of an investment in floating rate transition bonds.

TAXATION OF NON-UNITED STATES HOLDERS

         NON-UNITED STATES HOLDERS NOT ENGAGED IN A TRADE OR BUSINESS WITHIN THE UNITED STATES

         Payments of Interest. Except as described in the following paragraph, a Non-United States Holder will not be subject to federal income tax on interest received on the transition bonds if the interest is not effectively connected with a trade or business that the holder conducts within the United States. To obtain this tax-free treatment, the holder (or a financial institution acting on behalf of the holder) must file a statement with us or our paying agent confirming that the holder is the beneficial owner of the transition bonds and is not a United States person. The holder should make the statement on Internal Revenue Service Form W-8BEN, which requires the holder to certify, under penalties of perjury, the holder's name, address and status as a non-United States person. Alternatively, a financial institution holding the transition bonds on behalf of the holder may file a statement confirming the holder's status as a non-United States person if the financial institution is in possession of documentary evidence of the non-United States status, as prescribed in the Treasury Regulations. However, if we have actual knowledge or reason to know that the beneficial owner of the transition bonds is a United States Holder, we must disregard any certificate or statement to the contrary and withhold federal income tax.

         The exemption described above is not available to a Non-United States Holder that (a) owns 10% or more of our stock, either actually or by application of constructive ownership rules, or (b) is a controlled foreign corporation related to us through stock ownership. We will withhold federal income tax at the rate of 30% (or lower treaty rate, if applicable) in the case of interest payments to holders described in this paragraph.

         Sale, Exchange or Redemption of Transition Bonds. A Non-United States Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale, exchange or retirement of transition bonds (including a deemed disposition for United States federal income tax purposes) unless (1) the gain is effectively connected with the holder's trade or business in the United States (discussed below); or (2) in the case of a Non-United States Holder who is an individual and holds the transition bonds as a capital asset, the holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met. However, any amount attributable to accrued but unpaid interest on the transition bonds will be treated in the same manner as payments of interest on the transition bonds made to the Non-United States Holder, as described above.



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         NON-UNITED STATES HOLDERS ENGAGED IN A TRADE OR BUSINESS WITHIN THE
         UNITED STATES

         Payments of Interest. Interest paid on transition bonds that is effectively connected with the conduct by a Non-United States Holder of a trade or business in the United States is generally taxed at the graduated rates that are applicable to United States persons. In the case of a Non-United States Holder that is a corporation, effectively connected earnings and profits (which may include effectively connected interest received on the transition bonds) that are not currently distributed may also be subject to the United States federal branch profits at a 30% rate, unless the tax is reduced or eliminated by an applicable income tax treaty. We will not withhold United States federal income tax on interest paid on transition bonds to a Non-United States Holder if the holder furnishes us with Internal Revenue Service Form W-8ECI establishing that the interest is effectively connected. If a Non-United States Holder engaged in a trade or business within the United States receives interest that is not effectively connected with the trade or business, the interest will be taxed in the manner described above in the case of Non-United States Holders who are not engaged in a trade or business within the United States.

         Sale, Exchange or Retirement of Transition Bonds. Gain derived by a Non-United States Holder from the sale or other disposition (including a deemed disposition for United States federal income tax purposes) of transition bonds that is effectively connected with the conduct by the holder of a trade or business in the United States is generally taxed at the graduated rates that are applicable to United States persons. In the case of a Non-United States Holder that is a corporation, effectively connected income may also be subject to the United States federal branch profits tax.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         Payments to United States Holders of interest on, and the proceeds from the sale, redemption or other disposition of, transition bonds are subject to information reporting unless the holder establishes an exemption.

         Payments to United States Holders of interest on, or the proceeds from the sale, redemption or other disposition of, transition bonds may be subject to "backup withholding" tax if (a) the holder fails to certify his or her correct social security number or other taxpayer identification number, or "TIN", to the payor responsible for backup withholding (for example, the holder's securities broker) on Internal Revenue Service Form W-9 or a substantially similar form signed under penalty of perjury, or (b) the Internal Revenue Service notifies the payor that the holder is subject to backup withholding due to the holder's failure to properly report interest and dividends on his or her tax return. The backup withholding rate for years 2004 though 2010 is 28%; and for years 2011 and later, 31%.

         Backup withholding does not apply to interest payments made to exempt recipients, such as corporations.

         Non-United States Holders will be subject to backup withholding and information reporting with respect to payments of principal or interest on the transition bonds unless (i) the holder provides a properly completed and signed Internal Revenue Service Form W-8BEN (or acceptable substitute) and the payor does not have actual knowledge or reason to know that the form is incorrect, or
(ii) the beneficial owner otherwise establishes an exemption.

         In addition, Non-United States Holders generally will not be subject to information reporting or backup withholding with respect to payments of principal or interest on the transition bonds paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the holder, or with respect to the payment of the proceeds of the sale of transition bonds to the holder by a foreign office of a broker. If, however, the foreign office acting for a Non-United States Holder is an office of a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a United States trade or business, or a foreign partnership with certain connections to the United States, payments of principal, interest or proceeds will be subject to information reporting unless (i) the custodian, nominee, agent or broker has


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documentary evidence that the beneficial owner is not a United States person and certain other conditions are met, or (ii) the beneficial owner otherwise establishes an exemption. Payments that are subject to information reporting as described in the preceding sentence will not be subject to backup withholding unless the payor has actual knowledge or reason to know that the payee is a United States person.

         Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit or a refund against the holder's United States federal income tax liability, if certain required information is provided to the Internal Revenue Service.

                    MATERIAL STATE OF NEW JERSEY TAX MATTERS
                         FOR THE TRANSITION BONDHOLDERS

         In the opinion of Thelen Reid & Priest LLP, the issuer will be treated for New Jersey income tax purposes as a division of JCP&L. Accordingly, the issuer will not be subject to New Jersey income taxation as an entity separate from JCP&L, and the transition bonds will constitute, and will be treated as, debt obligations of JCP&L for New Jersey income tax purposes. If you purchase a transition bond, you agree to treat it consistently with the foregoing.

         In the opinion of Thelen Reid & Priest LLP, interest from transition bonds received by a person who is not otherwise subject to corporate or personal income tax in the State of New Jersey will not be subject to these taxes. Neither the State of New Jersey nor any of its political subdivisions presently impose intangible personal property taxes and therefore New Jersey residents will not be subject to these taxes.

                              ERISA CONSIDERATIONS

         Fiduciaries and other persons who are proposing to invest in the transition bonds on behalf of an "ERISA Plan", that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or "ERISA", and/or the prohibited transaction provisions of the Code, collectively, a "Plan", should review the following summary of issues. The term Plan includes, without limitation, employee benefit plans, individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested. Governmental plans and certain church plans may not be subject to Title I of ERISA and/or the prohibited transaction provisions of the Code; however, such plans may be subject to substantially similar rules under state or other federal law.

         This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date hereof. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the requirements summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

         Fiduciaries and other persons contemplating an investment in the transition bonds on behalf of a Plan should carefully consider, taking into account the facts and circumstances of the Plan, (a) the "RISK FACTORS" discussed in this prospectus, and (b) whether the investment is a non-exempt prohibited transaction under ERISA Section 406 or Code Section 4975 (see "--PROHIBITED TRANSACTIONS ISSUES" below).

         In addition, fiduciaries of ERISA Plans should carefully consider whether the investment is consistent with ERISA's fiduciary responsibility requirements, taking into account the facts and circumstances of the plan. Such considerations include, without limitation, whether the investment (a) satisfies the diversification requirements of ERISA Section 404(a)(1)(C), (b) is for the exclusive purpose of providing benefits to plan participants and beneficiaries and defraying reasonable plan expenses, (c) is in accordance with plan


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provisions (to the extent consistent with ERISA), and (d) is prudent in accordance with the requirements of ERISA Section 404(a)(1)(B), keeping in mind the plan's need for sufficient liquidity to pay benefits when due in the event that there is no ready market for the transition bonds at such time.

PROHIBITED TRANSACTIONS ISSUES

         ERISA Section 406 and Code Section 4975 generally prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" as defined in ERISA and "disqualified persons" as defined in the Code, collectively referred to as "Parties in Interest"), unless a statutory or administrative exemption is applicable to the transaction. The acquisition or holding of transition bonds by a Plan could be a prohibited transaction if the issuer, JCP&L or any of its affiliates are Parties in Interest with respect to the Plan. However, such prohibited transaction may be treated as exempt under ERISA and the Code if the transition bonds were acquired pursuant to and in accordance with one or more "class exemptions" issued by the United States Department of Labor, the "DOL". Potentially applicable prohibited transaction class exemptions, or "PTCEs", include the following:

         PTCE 84-14, which exempts specific transactions effected on behalf of a Plan by a "qualified professional asset manager";

         PTCE 90-1, which exempts specific transactions involving insurance company pooled separate accounts;

         PTCE 91-38, which exempts specific transactions involving bank collective investment funds;

         PTCE 95-60, which exempts specific transactions involving insurance company general accounts; and

         PTCE 96-23, which exempts specific transactions effected on behalf of a Plan by specific "in-house" asset managers.

         It should be noted, however, there can be no assurance that any of these PTCEs will be available with respect to any transaction involving the transition bonds. In addition, even if the conditions specified in one or more of the foregoing PTCEs are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions. Fiduciaries and other persons considering an investment in the transition bonds on behalf of a Plan in reliance on any of these or other PTCEs should carefully review such PTCE to assure it is applicable. If the purchase of transition bonds were deemed a non-exempt prohibited transaction, the purchase might have to be rescinded and an excise tax or other liabilities may apply.

         Any potential investor that is an insurance company investing assets of its general account should consider (a) the United States Supreme Court's decision in John Hancock Mutual Life Insurance Company v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, and (b) the effect of ERISA Section 401(c) and the regulations promulgated thereunder.

         PRIOR TO MAKING AN INVESTMENT IN THE TRANSITION BONDS OF ANY SERIES, A PLAN INVESTOR AND EACH FIDUCIARY CAUSING THE TRANSITION BONDS TO BE PURCHASED WITH PLAN ASSETS OF A PLAN THAT IS SUBJECT TO THE PROHIBITED TRANSACTION RULES OF ERISA SECTION 406 OR CODE SECTION 4975 (OR, IN THE CASE OF A GOVERNMENTAL OR CHURCH PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW), INCLUDING WITHOUT LIMITATION AN INSURANCE COMPANY GENERAL ACCOUNT, MUST DETERMINE WHETHER, AND SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED BY ITS PURCHASE OF


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TRANSITION BONDS THAT, THE USE OF PLAN ASSETS TO PURCHASE AND HOLD THE
TRANSITION BONDS DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF ERISA SECTION 406 OR 407 OR CODE SECTION 4975 (OR, IN THE CASE OF A GOVERNMENTAL PLAN OR CHURCH PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW).

PLAN ASSET ISSUES

         DOL Regulations Section 2510.3-101, or the "Plan Asset Regulations", provide that if a Plan invests in an "equity interest" in a corporation, partnership, trust or another specified entity, the underlying assets and properties of the entity may be deemed for purposes of ERISA and Code Section 4975 to be assets of the investing plan. According to the Plan Asset Regulations, an interest is not an "equity interest" if it is treated as an indebtedness under applicable local law and has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the transition bonds should not be treated as equity interests for purposes of the Plan Asset Regulations. Accordingly, the assets of a purchaser should not be treated as the assets of any Plans investing in the transition bonds.

         The sale of transition bonds to a Plan shall not be deemed a representation by JCP&L, the issuer or the underwriters that such investment meets all relevant legal requirements with respect to Plans generally or any particular Plan. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, IT IS PARTICULARLY IMPORTANT THAT PLAN FIDUCIARIES OR OTHER PERSONS CONSIDERING PURCHASING THE TRANSITION BONDS ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN CONSULT WITH THEIR OWN LEGAL COUNSEL REGARDING THE POTENTIAL CONSEQUENCES THEREOF UNDER THE PROVISIONS OF ERISA AND THE CODE DISCUSSED ABOVE.

                  PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS

         The transition bonds of each series may be sold to or through the underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters. The transition bonds may also be sold to or through any other underwriting arrangement as may be specified in the related prospectus supplement or may be offered or placed either directly or through agents. The issuer and the trustee intend that transition bonds will be offered through various methods from time to time. The issuer also intends that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of transition bonds may be made through a combination of these methods.

         The distribution of transition bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

         The transition bonds may be offered through one or more different methods, including offerings through underwriters. [It is not anticipated that any of the transition bonds will be listed on any securities exchange.] There can be no assurance that a secondary market for any series of transition bonds will develop or, if one does develop, that it will continue.

         The issuer may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the issuer or borrowed from the issuer or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

         Compensation to Underwriters. In connection with the sale of the transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell transition bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the transition bonds of a series may be deemed to be underwriters. Any discounts or commissions received by the underwriters from the issuer and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act. These underwriters or agents will be identified, and any compensation received from the issuer will be described, in the related prospectus supplement.

         Other Distribution Issues. Under agreements which may be entered into by JCP&L, the issuer and the trustee, underwriters and agents who participate in the distribution of the transition bonds may be entitled to indemnification by JCP&L and the issuer against liabilities specified therein, including under the Securities Act.

                        RATINGS FOR THE TRANSITION BONDS

         It is a condition of any underwriter's obligation to purchase the transition bonds that each series or class be rated investment grade, that is, in one of the four highest rating categories, by each of S&P, Moody's and Fitch. The required amount of credit enhancement for any series of transition bonds will be set forth in the applicable prospectus supplement.

         Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any transition bonds, and, accordingly, there can be no assurance that the ratings assigned to any series or class of transition bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any series or class of transition bonds is revised or withdrawn, the liquidity of this class of transition bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or class of transition bonds by the applicable legal final maturity date for such series or class.

         For so long as any of the transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the issuer will notify the Luxembourg Stock Exchange if any rating assigned to any class of transition bonds listed on the Luxembourg Stock Exchange is reduced or withdrawn and will cause such notice to be published in a daily newspaper published in Luxembourg, which is expected to be the Luxemburger Wort.

             VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS

         Some legal matters relating to the issuer, JCP&L and the issuance of the transition bonds will be passed upon for the issuer by Thelen Reid & Priest LLP, Morristown, New Jersey and New York, New York and for the underwriters by Pillsbury Winthrop LLP, New York, New York. Pillsbury Winthrop LLP acts from time to time as counsel for FirstEnergy Corp., JCP&L and their affiliates in certain matters. Some legal matters relating to the federal tax consequences of the issuance of the transition bonds will be passed upon for the issuer by Thelen Reid & Priest LLP, New York, New York. Some legal matters relating to State of New Jersey tax consequences of the issuance of the transition bonds will be passed upon for the issuer by Thelen Reid & Priest LLP, Morristown, New Jersey. Some legal matters relating to the issuer will be passed upon for the issuer by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                              INDEPENDENT AUDITORS

         The financial statements of JCP&L Transition Funding II LLC for
[                       ] the period from inception ([                 ]) to
[                       ] included in this prospectus have been audited by
PricewaterhouseCoopers LLP, independent auditors, as stated in their report appearing in this prospectus.

INDEX TO FINANCIAL STATEMENTS OF JCP&L TRANSITION FUNDING II LLC

                                                                           PAGE

Report of Independent Accountants.........................................  F-2
     Balance Sheets.......................................................  F-3
     Statements of Changes in Member's Equity.............................  F-4
     Statements of Cash Flows.............................................  F-5
Notes to Financial Statements.............................................  F-6

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Member of
JCP&L Transition Funding II LLC:

In our opinion, the accompanying balance sheets and the related statements of changes in member's equity and cash flows present fairly, in all material respects, the financial position of JCP&L Transition Funding II LLC (a Delaware limited liability company and wholly owned subsidiary of Jersey Central Power & Light Company) at [ ] the results of its changes in member's equity and its cash flows for [ ] in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
[                        ]

                         JCP&L TRANSITION FUNDING II LLC
                         -------------------------------


                    BALANCE SHEETS AS OF [                  ]




                                     ASSETS
                                     ------

CURRENT ASSETS:
     Cash

OTHER ASSETS:
     Deferred financing costs


          Total assets


                         LIABILITIES AND MEMBER'S EQUITY
                         -------------------------------

CURRENT LIABILITIES:
     Payable to JCP&L

          Total liabilities


MEMBER'S EQUITY


          Total liabilities and member's equity

                                                  ===========       ===========




         The accompanying Notes to Financial Statements are an integral part of these statements.

                         JCP&L TRANSITION FUNDING II LLC
                         -------------------------------


                    STATEMENTS OF CHANGES IN MEMBER'S EQUITY
                    ----------------------------------------







MEMBER'S EQUITY, PRIOR TO INCEPTION                     $
                                                                        -

    Capital contributed by member upon inception                    1,000
                                                        -----------------

MEMBER'S EQUITY, [                              ]       $           1,000
                                                               ==========

MEMBER'S EQUITY, [                              ]       $           1,000
                                                               ==========





         The accompanying Notes to Financial Statements are an integral part of these statements.

                         JCP&L TRANSITION FUNDING II LLC
                         -------------------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------








OPERATING ACTIVITIES:
     Net income

     Net cash from operating activities

FINANCING ACTIVITIES:
     Capital contributed by member
     Deferred financing costs
     Borrowings from JCP&L

     Net cash provided by financing activities


NET CHANGE IN CASH FROM ABOVE ACTIVITIES

CASH, BEGINNING OF PERIOD


CASH, END OF PERIOD
                                                 ==========         ==========




         The accompanying Notes to Financial Statements are an integral part of these statements.

                         JCP&L TRANSITION FUNDING II LLC
                         -------------------------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

(1) NATURE OF OPERATIONS

          JCP&L Transition Funding II LLC (the Company), a limited liability company established by Jersey Central Power & Light Company (JCP&L) and certain of its direct and indirect subsidiaries under the laws of the State of Delaware, was formed on [ ], pursuant to a limited liability company agreement with JCP&L, as sole member of the Company. JCP&L is an electric utility operating company and a wholly owned subsidiary of FirstEnergy Corp. (FirstEnergy).

          The Company was organized for the sole purpose of purchasing and owning bondable transition property (BTP), issuing transition bonds to raise the capital to purchase BTP, pledging its interest in BTP and other collateral to the trustee to collateralize the transition bonds, and performing activities that are necessary, suitable or convenient to accomplish these purposes. BTP represents the irrevocable right of JCP&L, or its successor or assignee, to charge, collect and receive a non-bypassable transition bond charge (TBC) from customers pursuant to a bondable stranded costs rate order (the BPU Financing Order), which was
              issued on [                ] by the State of New Jersey Board of
              Public Utilities (BPU) in accordance with the Electric Discount and Energy Competition Act enacted in New Jersey in February 1999 and amended in September 2002. The BPU Financing Order authorizes
              the TBC to be sufficient to recover $[      ] million aggregate
              principal amount of transition bonds (Bonds), plus an amount sufficient to provide for any credit enhancement, to fund any reserves and to pay interest (including deferred financing costs), redemption premiums, if any, servicing fees and other expenses relating to the Bonds.

          The Company did not have results of operations in the period from its
              formation to [                  ], as the Company had not issued
              Bonds and purchased BTP as of those dates. As a result, the accompanying financial statements do not include Statements of Operations.

          The Company's organizational documents require it to operate in a manner so that it should not be consolidated in the bankruptcy estate of JCP&L in the event JCP&L becomes subject to a bankruptcy proceeding. Both JCP&L and the Company will treat the transfer of BTP to the Company as a sale under applicable law. The Bonds will be treated as debt obligations of the Company. For financial reporting, federal income tax and State of New Jersey income and corporation business tax purposes, the transfer of BTP to the Company will be treated as a financing arrangement and not as a sale.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         JCP&L TRANSITION FUNDING II LLC
                         -------------------------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                   (Continued)


          Deferred Financing Costs
          ------------------------

               Costs associated with the anticipated issuance of Bonds are capitalized and will be amortized over the life of the Bonds utilizing the effective interest method. The deferred financing costs have been paid by JCP&L and will be reimbursed by the Company upon the issuance of Bonds.

          Income Taxes
          ------------

               TheCompany is a single member limited liability company which is treated as a disregarded entity for federal and state income tax purposes. Accordingly, the Company's results will be included in the taxable income of JCP&L.

(3)  BONDS

          The purpose of the Company is to issue Bonds pursuant to authority granted to it by the BPU in the BPU Financing Order. The Company intends to issue Bonds in one or more series, the maturities and interest rates of which will depend upon market conditions at the time of issuance. The proceeds will be used to fund the purchase of BTP from JCP&L. Under applicable law, the Bonds will not be an obligation of JCP&L or secured by the assets of JCP&L. Also under applicable law, the Bonds will be recourse only to the Company and will be collateralized on a pro-rata basis by the BTP and the equity and assets of the Company. The source for repayment will be the TBC authorized pursuant to the BPU Financing Order, which will be collected from JCP&L customers by JCP&L, as servicer. TBC collections will be deposited with the Company daily or monthly (if certain conditions under the servicing agreement are met) by JCP&L and used to pay the expenses of the Company, to pay debt service on the Bonds and to fund any credit enhancement for the Bonds. The Company will also pledge the capital contributed by its member to secure the debt service requirements of the Bonds. The debt service requirements will include an overcollateralization subaccount, a capital subaccount and a reserve subaccount, which will be available to bondholders. Any amounts collateralizing Bonds will be returned to JCP&L upon payment of the Bonds.

(4) SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS

          All deferred financing costs incurred prior to the issuance of Bonds have been or will be paid by JCP&L and will be reimbursed by the Company upon the issuance of Bonds. These costs are classified as payable to JCP&L in the accompanying balance sheets.

          Under the servicing agreement to be entered into by the Company and JCP&L concurrently with the issuance of the first series of Bonds, JCP&L, as servicer, will be required to manage and administer the BTP of the Company and to collect the TBC on behalf of the Company. The Company will pay an annual servicing fee to JCP&L equal to [0.125]% of the initial principal balance of Bonds outstanding. This servicing fee will be recovered by the Company through the TBC. The Company will also enter into an administration agreement with FirstEnergy Service Company, an affiliated company, pursuant to which FirstEnergy Service Company will provide administrative services to the Company.

                         JCP&L TRANSITION FUNDING II LLC
                         -------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                   (Continued)


(5) SUBSEQUENT EVENTS

          Subsequent to [                  ], the Company has incurred certain
              additional obligations in connection with the anticipated issuance of Bonds and purchase of BTP. To the extent such obligations are not paid with a portion of the proceeds from the issuance of Bonds, such costs would be funded by JCP&L.

                     GLOSSARY OF TERMS USED IN THE ATTACHED
                      PROSPECTUS AND PROSPECTUS SUPPLEMENT

Term                                        Defined on Page

2002 bonds...............................................................
Annual accountant's report...............................................
Approved replacement counterparty........................................
Basic documents..........................................................
Basic generation service transition costs................................
Beneficial owner.........................................................
Bondable transition property.............................................
Book-entry bond..........................................................
BPU......................................................................
BPU financing order......................................................
Change in circumstances..................................................
Class subaccount.........................................................
Clearstream Banking......................................................
Code.....................................................................
Competition Act..........................................................
Cooperative..............................................................
Customer.................................................................
Distribution facilities..................................................
DOL......................................................................
DTC......................................................................
ERISA....................................................................
Event of default.........................................................
Exchange Act.............................................................
Expected amortization schedule...........................................
Financial Institution....................................................
Fitch....................................................................
Floating rate............................................................
Floating rate class......................................................
Floating rate spread.....................................................
Generation-related facilities............................................
Global security..........................................................
Gross fixed amount.......................................................
Gross fixed rate.........................................................
Indemnity amount.........................................................
IRS......................................................................
ISIN.....................................................................
Issuance advice letter...................................................
Issuer...................................................................
JCP&L....................................................................
LIBOR....................................................................
Listing agent............................................................
LLC Agreement............................................................
Managers.................................................................
Manifest error...........................................................
Monthly remittance date..................................................
Moody's..................................................................
Net swap payment.........................................................
Net swap receipt.........................................................
Non-bypassable...........................................................

OID......................................................................
OID regulations..........................................................
Parties in interest......................................................
Payment date.............................................................
PJM......................................................................
Plans....................................................................
PTCEs....................................................................
Qualified replacement counterparty.......................................
Rating agencies..........................................................
Record date..............................................................
Required overcollateralization level.....................................
Restructuring order......................................................
S&P......................................................................
Satisfaction of the rating agency condition..............................
Satisfactory arrangements to maintain or restore the ratings.............
SEC......................................................................
Securities Act...........................................................
Special United States federal income tax counsel.........................
Stranded costs...........................................................
Swap agent...............................................................
Swap counterparty downgrade event........................................
Swap counterparty minimum ratings........................................
Swap events of default...................................................
Telerate page............................................................
Termination events.......................................................
Terms and Conditions.....................................................
TIN......................................................................
Transmission facilities..................................................
Trust Indenture Act......................................................
United States Government Obligations.....................................
Variable rate debt instruments...........................................

                                     PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the transition bonds being offered hereunder other than underwriting discounts and commissions:*

     Registration Fee...............................................  $
     Printing and Engraving Expenses................................  $
     Trustee's Fees and Expenses....................................  $
     Legal Fees and Expenses........................................  $
     Blue Sky Fees and Expenses.....................................  $
     Accountants' Fees and Expenses.................................  $
     Rating Agency Fees.............................................  $
     Miscellaneous Fees and Expenses................................  $
     Total..........................................................  $


* To be provided by amendment.

ITEM 15. INDEMNIFICATION OF MEMBERS AND MANAGERS.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to specified standards and restrictions, if any, as are set forth in the limited liability company agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement (the "LLC Agreement") of JCP&L Transition Funding II LLC provides that, to the fullest extent permitted by law, JCP&L Transition Funding II LLC shall indemnify its members and managers against any liability incurred in connection with any proceeding in which any member or manager may be involved as a party or otherwise by reason of the fact that the member or manager is or was serving in its capacity as a member or manager, unless this liability is based on or arises in connection with the member's or manager's own willful misconduct or gross negligence, the failure to perform the obligations set forth in the LLC Agreement, or taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the managers in connection with any of the transactions contemplated by the LLC Agreement and related agreements.

ITEM 16. EXHIBITS.

     Exhibit No.  Description

     (1)      Form of Underwriting Agreement.*
     4(a)     Limited Liability Company Agreement of JCP&L Transition Funding
              II LLC.*
     4(b)     Certificate of Formation of JCP&L Transition Funding II LLC.*
     4(c)     Form of Amended and Restated Limited Liability Company Agreement
              of JCP&L Transition Funding II LLC.*
     4(d)     Form of Indenture.*
     4(e)     Form of Transition Bonds.*
     5(a)     Opinion of Thelen Reid & Priest LLP, relating to legality of the
              Transition Bonds.*
     5(b)     Opinion of Richards, Layton & Finger, P.A. with respect to State of Delaware matters.*
     8(a)     Opinion of Thelen Reid & Priest LLP with respect to material
              Federal tax matters.*
     8(b)     Opinion of Thelen Reid & Priest LLP with respect to material
              State of New Jersey tax matters.*
     10(a)    Form of Sale Agreement.*
     10(b)    Form of Servicing Agreement.*
     10(c)    Form of Administration Agreement.*
     10(d)    Financing Order of the BPU issued [                    ], 2004.*
     12       Statements regarding Computation of Ratios of Earnings to Fixed
              Charges.*
     15       Letter of PriceWaterhouseCoopers LLP regarding unaudited interim financial information.*
     23(a)    Consent of Thelen Reid & Priest LLP (included in its opinion filed as Exhibit 5(a)).*
     23(b)    Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5(b)).*
     23(c)    Consent of Thelen Reid & Priest LLP (included in its opinion filed as Exhibit 8(a)).*
     23(d)    Consent of Thelen Reid & Priest LLP (included in its opinion filed as Exhibit 8(b)).*
     23(e)    Consent of PriceWaterhouseCoopers LLP.* (24) Power of Attorney.*
     (25)     Statement of Eligibility of [_______________], as Trustee under the Indenture.*

* To be filed by amendment

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, which are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to
Section 13(a) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)() or (4) or 497(h) under the Securities Act, shall be deemed to be part of this registration statement as of the time it was declared effective.

         (7) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

         (8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 13, 2004.

                         JCP&L Transition Funding II LLC

                                 By: /s/ Thomas C. Navin
                                    ------------------------------------------
                                 Name:   Thomas C. Navin
                                 Title:  Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                           Title          Date
             ---------                           -----          ----

/s/ Anthony J. Alexander                        Manager      May 13, 2004
------------------------------------
Anthony J. Alexander

/s/ Richard H. Marsh                            Manager      May 13, 2004
------------------------------------
Richard H. Marsh

/s/ Thomas C. Navin                             Manager      May 13, 2004
------------------------------------
Thomas C. Navin

                                INDEX TO EXHIBITS

  EXHIBIT NO.              DESCRIPTION

    (1)     Form of Underwriting Agreement.*
    4(a)    Limited Liability Company Agreement of JCP&L Transition Funding
            II LLC.*
    4(b)    Certificate of Formation of JCP&L Transition Funding II LLC.*
    4(c)    Form of Amended and Restated Limited Liability Company Agreement
            of JCP&L Transition Funding II LLC.*
    4(d)    Form of Indenture.*
    4(e)    Form of Transition Bonds.*
    5(a)    Opinion of Thelen Reid & Priest LLP, relating to legality of the
            Transition Bonds.*
    5(b)    Opinion of Richards, Layton & Finger, P.A. with respect to State of Delaware matters.*
    8(a)    Opinion of Thelen Reid & Priest LLP with respect to material
            Federal tax matters.*
    8(b)    Opinion of Thelen Reid & Priest LLP with respect to material State of New Jersey tax matters.*
    10(a)   Form of Sale Agreement.*
    10(b)   Form of Servicing Agreement.*
    10(c)   Form of Administration Agreement.*
    10(d)   Financing Order of the BPU issued [                      ], 2004.*
    12      Statements regarding Computation of Ratios of Earnings to Fixed
            Charges.*
    15      Letter of PriceWaterhouseCoopers LLP regarding unaudited interim financial information.*
    23(a)   Consent of Thelen Reid & Priest LLP (included in its opinion filed as Exhibit 5(a)).*
    23(b)   Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5(b)). *
    23(c)   Consent of Thelen Reid & Priest LLP (included in its opinion filed as Exhibit 8(a)).*
    23(d)   Consent of Thelen Reid & Priest LLP (included in its opinion filed as Exhibit 8(b)).*
    23(e)   Consent of PriceWaterhouseCoopers LLP.* (24) Power of Attorney.*
    (25)    Statement of Eligibility of [_______________], as Trustee under the
            Indenture.*

* To be filed by amendment



     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information of representations. This prospectus is an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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                                                                           JCP&L TRANSITION FUNDING II LLC
                         ______________                                     ISSUER OF THE TRANSITION BONDS
                       TABLE OF CONTENTS
                     PROSPECTUS SUPPLEMENT
                                                    Page                        JERSEY CENTRAL POWER &
                                                    ----
WHERE TO FIND INFORMATION IN THESE                                                   LIGHT COMPANY
DOCUMENTS............................................                             SELLER AND SERVICER
INTRODUCTION.........................................
THE SERIES 2004-A TRANSITION BONDS...................
RISK FACTORS RELATING TO SERIES 2004-A                                      Series 2004-A Transition Bonds
FLOATING RATE TRANSITION BONDS.......................                               $.... Class [ ]
CREDIT ENHANCEMENT...................................                               $.... Class [ ]
DESCRIPTION OF BONDABLE TRANSITION PROPERTY..........                               $.... Class [ ]
THE TRANSITION BOND CHARGE...........................
UNDERWRITING ........................................
RATINGS FOR THE SERIES 2004-A TRANSITION BONDS.......
[LISTING AND GENERAL INFORMATION RELATED TO                                         ______________
FLOATING RATE  CLASSES...............................
INCOME TAX MATTERS...................................                            PROSPECTUS SUPPLEMENT
                                                                                    --------------
                           PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS.........................
FORWARD-LOOKING STATEMENTS...........................
SUMMARY OF TERMS.....................................
REPORTS TO TRANSITION BONDHOLDERS....................                               [UNDERWRITERS]
RISK FACTORS.........................................
JERSEY CENTRAL POWER & LIGHT COMPANY.................
WHERE YOU CAN FIND MORE INFORMATION..................
THE COMPETITION ACT..................................
JCP&L'S RESTRUCTURING................................
THE BPU FINANCING ORDER AND THE TRANSITION
BOND CHARGE  ........................................
SERVICING OF THE BONDABLE TRANSITION
PROPERTY.............................................
JCP&L TRANSITION FUNDING II LLC, THE ISSUER..........
USE OF PROCEEDS......................................
THE TRANSITION BONDS.................................
WEIGHTED AVERAGE LIFE AND YIELD
CONSIDERATIONS FOR THE TRANSITION BONDS..............
THE SALE AGREEMENT...................................
THE SERVICING AGREEMENT..............................
THE INDENTURE........................................
HOW A BANKRUPTCY OF JCP&L OR THE
SERVICER  MAY AFFECT YOUR INVESTMENT.................
MATERIAL UNITED STATES FEDERAL INCOME TAX
MATTERS FOR THE TRANSITION BONDHOLDERS...............
MATERIAL STATE OF NEW JERSEY TAX MATTERS
FOR THE TRANSITION BONDHOLDERS.......................
ERISA CONSIDERATIONS.................................
PLAN OF DISTRIBUTION FOR THE TRANSITION
BONDS................................................
RATINGS FOR THE TRANSITION BONDS.....................
VARIOUS LEGAL MATTERS RELATING TO THE
TRANSITION BONDS.....................................
INDEPENDENT AUDITORS.................................
INDEX TO FINANCIAL STATEMENTS OF JCP&L
TRANSITION FUNDING II LLC............................
GLOSSARY OF TERMS USED IN THE ATTACHED
PROSPECTUS AND PROSPECTUS SUPPLEMENT.................

         Through and including (the 90th day after the date of this prospectus supplement and the accompanying prospectus), all dealers effecting transactions in these securities, whether or not participating this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to a dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and when offering an unsold allotment or subscription.